Exhibit 2.1

EXECUTION COPY

SHARE PURCHASE AGREEMENT

BY AND AMONG

ALLSCRIPTS HEALTHCARE INTERNATIONAL HOLDINGS, LLC,

DBMOTION, LTD.,

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

THE SELLERS NAMED HEREIN

AND

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Dated as of March 4, 2013

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

EXHIBITS

Exhibit A	Form of Key Employee Restrictive Covenant Agreement
Exhibit B	Form of Management Employee Restrictive Covenant Agreement
Exhibit C	Form of Paying Agent Agreement
Exhibit D	Form of Seller Letter of Transmittal
Exhibit E	Form of Optionholder Letter of Transmittal
Exhibit F	Allocation Statement
Exhibit G	Form of Option Tax Ruling
Exhibit H	Form of Warrantholder Release
Exhibit I	Form of Seller Note

-iv-

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of March 4, 2013, by and among Allscripts Healthcare International Holdings, LLC, a Delaware limited liability company (“Buyer”), dbMotion, Ltd, an Israeli company (the “Company”), the shareholders of the Company other than Buyer and its Affiliates (collectively, the “Sellers”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Seller Representative, and Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Parent”). The Company and the Sellers are referred to herein collectively as the “Seller Parties”.

WHEREAS, the Sellers are the record and beneficial owners of the Ordinary Shares and the Preferred Shares (collectively, the “Shares”), which Shares constitute all of the issued and outstanding share capital of the Company other than shares currently held by Buyer;

WHEREAS, each Seller desires to sell to Buyer or Parent, as applicable, the Shares held by such Seller, and Buyer and Parent, as applicable, desires to purchase such Shares from the Sellers, in each case upon the terms and subject to the conditions set forth herein;

WHEREAS, each Seller desires to irrevocably appoint the Seller Representative as its representative and proxy to act on behalf of such Seller, as of the Closing, in connection with this Agreement and the transactions contemplated hereby as set forth herein;

WHEREAS, the parties hereto desire to cause the Company to cash-out and cancel all of the Options that have not been exercised by the holders thereof at or prior to the Closing Date; and

WHEREAS, the parties hereto desire to cause the Company to redeem and cancel all of the Warrants that have not been exercised by the holders thereof at or prior to the Closing Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

SECTION 1

DEFINITIONS AND INTERPRETATIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“102 Cash Consideration” has the meaning set forth in Section 2.3.

“Acceptance Notice” has the meaning set forth in Section 3.2(b).

“Accounting Firm” has the meaning set forth in Section 3.2(b)(ii).

“Actions” has the meaning set forth in Section 4.22.

“Actual OCS Transfer Amount” shall mean the actual amount, excluding the Magneton Transfer Amount, that is paid by the Company to the OCS in connection with the OCS Transfer Approval.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Consideration” has the meaning set forth in Section 13.1.

“Agreement” has the meaning set forth in the preamble.

“Allocation Statement” has the meaning set forth in Section 2.4.

“Allowed Company Debt” shall mean the Indebtedness set forth on Section 1.1(c) of the Disclosure Schedule up to the amount indicated therein.

“Applicable Deferred Amount” has the meaning set forth in Section 2.7(a).

“Audit” shall mean any audit, assessment, claim, examination or other inquiry relating to Taxes by any Tax Authority or any judicial or administrative proceeding relating to Taxes.

“Balance Sheet” has the meaning set forth in Section 4.7(a).

“Business Day” shall mean any day on which national banking institutions in the State of Illinois and Tel Aviv, Israel are open to the public for conducting business and are not required or authorized by applicable Legal Requirement to close.

“Buyer” has the meaning set forth in the preamble.

“Buyer Claim” has the meaning set forth in Section 13.1(a).

“Buyer Indemnified Parties” has the meaning set forth in Section 13.1(a).

“Buyer Purchased Shares” means the Shares less the Parent Purchased Shares.

“Buyer Quarterly Deliveries” has the meaning set forth in Section 7.1(a).

“Cash Adjustment Amount” has the meaning set forth in Section 3.2(c).

“Cash Purchase Price” shall mean an amount in cash equal to $139,060,744 (including an Estimated Closing Cash Balance Surplus of $204,103 and the Seller Representative Expense Amount).

“Change in Control Payments” shall mean the aggregate amount of all change in control, sale, “stay around,” retention, severance or similar bonuses or payments, in each case that are incurred by the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement and that are unpaid as of and through the Closing Date, but, for the avoidance of doubt, do not include (i) the Employee Participation Payments shall mean the payments made pursuant to Participation Agreements entered into under the Company’s 2013 Incentive Bonus Plan, (ii) payments pursuant to Section 2.2 in connection with the cancellation and termination of Warrants and (iii) payments pursuant to Section 2.3 in connection with the acceleration, cancellation and termination of Options.

“Closing” has the meaning set forth in Section 3.1.

“Closing Cash Balance” shall mean the cash and cash equivalents of the Company and the Company Subsidiaries as of the Closing, which (a) shall exclude any restricted cash other than the restricted cash items set forth in Section 1.1(d) of the Disclosure Schedule and (b) shall include any receivables due and payable to the Company from Buyer or its Affiliates that are in excess of thirty (30) days past the applicable invoice date.

“Closing Cash Balance Cap” shall mean $11,000,000.

“Closing Cash Balance Set-Off Amount” has the meaning set forth in Section 2.5(b).

“Closing Cash Balance Surplus Cap” shall mean the Closing Cash Balance Cap less the Closing Cash Balance Target Amount.

“Closing Cash Balance Target Amount” shall mean an amount equal to $10,000,000.

“Closing Cash Payment” has the meaning set forth in Section 2.1(c)(i).

“Closing Date” has the meaning set forth in Section 3.1.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Board” shall mean the board of directors of the Company.

“Company Debt” shall mean the aggregate amount of all Indebtedness of the Company and each Company Subsidiary outstanding at the Closing, except for the Allowed Company Debt.

“Company Indemnifying Party” shall mean each holder of Shares, Options or Warrants of the Company (other than any holders of Options who have yet not executed an Optionholder Letter of Transmittal) liable for indemnification under this Agreement in accordance with the provisions of Section 13, in each case other than Parent, Buyer and their Affiliates.

“Company Intellectual Property” shall mean Intellectual Property owned or claimed to be owned by the Company or any Company Subsidiary.

“Company Option Plans” shall mean the Company’s Employee Share Incentive Plan, 2004, as amended, and the Company’s 2004 Global Share Option Plan, as amended, and all other plans or arrangements under which the Company has granted or may grant equity-based awards.

“Company Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), any other bonus, profit sharing, compensation, thrift, pension, managers’ insurance, education fund (keren hishtalmut), retirement, “401(k),” “SERP,” severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock appreciation right, stock purchase, restricted stock, tuition refund, service award, company car or car allowance, scholarship, housing or living allowance, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, retention, change in control, or other material plan, agreement, policy, trust, fund or arrangement (whether insured or self-insured) providing compensation or benefits, and any plan subject to Section 125, 127, 129, 137 or 423 of the Code, whether written or oral, formal or informal, which is maintained, sponsored or contributed to by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is a party, or to which the Company or any Company Subsidiary has or would reasonably be expected to have any liability.

“Company Products” has the meaning set forth in Section 4.25(a).

“Company Registered Intellectual Property” has the meaning set forth in Section 4.17(a).

“Company Sites” has the meaning set forth in Section 4.19.

“Company Subsidiary” has the meaning set forth in Section 4.3(a).

“Confidentiality Agreement” has the meaning set forth in Section 7.3(a).

“Contract” shall mean any written or legally binding oral agreement, contract, subcontract, statement of work, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or any other legally binding commitment, arrangement, obligation or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be enforceable against the Sellers (in their capacity as holders of Shares), the Company or the Company Subsidiaries, as applicable.

“Controlling Party” has the meaning set forth in Section 13.4.

“Controls” has the meaning set forth in Section 4.7(b).

“D&O Run-Off Coverage” has the meaning set forth in Section 7.9.

“Damages” shall have the meaning set forth in Section 13.8.

“Deductible” has the meaning set forth in Section 13.1(b).

“Deferred Cash Purchase Price” shall mean an amount in cash equal to $24,168,230, as may be reduced pursuant to Section 2.5(b) or Section 2.7.

“Disclosure Schedule” has the meaning set forth in Section 4.

“Draft Closing Cash Balance Statement” has the meaning set forth in Section 3.2(b).

“Effect” has the meaning set forth in the definition of Material Adverse Effect.

“Employee Holdback Agreements” has the meaning set forth in Section 9.1(d).

“Employee Holdback Amount” shall mean $7,481,724, which is the aggregate amount withheld from certain consideration otherwise payable to the applicable Seller or Employee/Service Provider pursuant to the terms and conditions set forth in the applicable Employee Holdback Agreement.

“Employee Participation Payments” shall mean the payments made pursuant to Participation Agreements entered into under the Company’s 2013 Incentive Bonus Plan.

“Employee/Service Provider” shall mean any current or former employee (including officers), consultant, independent contractor or director of the Company or any Company Subsidiary.

“Employment Agreement” shall mean each management, employment, severance, separation, settlement, consulting, contractor, change in control, relocation, repatriation, expatriation, loan, visa, work permit or other agreement or contract (including, any offer letter which provides for any term of employment other than employment at-will and any other agreement providing for compensation or benefits) between the Company or any Company Subsidiary and any Employee/Service Provider pursuant to which the Company or any Company Subsidiary has any current or future Liabilities.

“Environmental Laws” shall mean all Legal Requirements relating to the protection of human health and the environment, including those which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, all as amended at any time, including without limitation the Israeli Hazardous Substances Law, 1993.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code.

“Escrow Agent” shall mean PNC Bank, National Association, or such other escrow agent selected by Buyer and the Seller Representative.

“Escrow Agreement” has the meaning set forth in Section 2.7(a).

“Escrow Substitution” has the meaning set forth in Section 2.7(a).

“ESOP” shall mean ESOP Management and Trust Services, Ltd., an Israeli company.

“Estimated Closing Cash Balance” has the meaning set forth in Section 3.2(a).

“Estimated Closing Cash Balance Deficit” has the meaning set forth in Section 3.2(a).

“Estimated Closing Cash Balance Surplus” has the meaning set forth in Section 3.2(a).

“Estimated OCS Transfer Amount” shall mean an amount equal to $521,512.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the SEC’s rules and regulations thereunder.

“Final Closing Cash Balance” has the meaning set forth in Section 3.2(b)(iv).

“Final Closing Cash Balance Statement” has the meaning set forth in Section 3.2(b)(iv).

“Financial Statements” has the meaning set forth in Section 4.7(a).

“Foreign Benefit Plan” has the meaning set forth in Section 4.20(p).

“Free Cash Flow” shall mean, for the relevant period, Parent’s operating cash flow, less capital expenditures, less capitalized software development costs (all on a consolidated basis), determined in accordance with GAAP for the trailing twelve (12) month period.

“Fundamental Representations” has the meaning set forth in Section 10.1.

“GAAP” shall mean United States generally accepted accounting principles.

“General Set-Off Amount” has the meaning set forth in Section 2.5(b).

“Government Grants” has the meaning set forth in Section 4.18.

“Governmental Authority” shall mean any (a) federal, state, local, municipal, foreign or other government; (b) governmental or quasi-governmental authority of any nature, including any governmental agency, branch, department, bureau, official or entity and any court or other tribunal; or (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power of any nature, including any of the foregoing in the United States, the State of Israel or the Republic of Singapore.

“Hazardous Material” shall mean any material, chemical, emission, substance or waste prohibited, limited or regulated by any Governmental Authority or which are or could be radioactive, toxic, hazardous, corrosive, reactive, explosive, flammable, a medical or biological waste, a pollutant or otherwise a danger to health, reproduction or the environment, including “hazardous substances” as defined in the Israeli Hazardous Substances Law, 1993.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone-depleting substances, including any required labeling, payment of waste fees or charges (including so-called “e-waste fees”) and compliance with any product take-back, collection, recycling or product content requirements.

“Holder” has the meaning set forth in Section 7.7(a).

“Indebtedness” shall mean with respect to any Person, without duplication, (a) the principal and accrued and unpaid interest (including all prepayment fees and other fees and expenses incurred in connection with the discharge thereof) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (including any non-current portion of the Company’s credit card balances), (b) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all obligations of such Person under any financing leases or leases required to be capitalized in accordance with GAAP, (d) all obligations of such Person for the reimbursement of any third-party obligor (other than the Company or any Company Subsidiary) on any letter of credit, banker’s acceptance or similar credit transaction, (e) all obligations of such Person under interest rate or currency swap or other hedging transactions or agreements (valued at the termination value thereof), (f) the liquidation value, accrued and unpaid dividends, prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person, (g) all obligations of the types referred to in clauses (a) through (f) of any other Person which is not the Company or any Company Subsidiary, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations and (h) all obligations of the types referred to in clauses (a) through (g) of any other Person secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indemnified Parties” has the meaning set forth in Section 13.3.

“Indemnifying Parties” has the meaning set forth in Section 13.3.

“Insurance Policies” has the meaning set forth in Section 4.16.

“Intellectual Property” shall mean (a) trademarks, service marks, trade names, slogans, logos, trade dress, internet domain names, web addresses and sites and other similar designations of source or origin, together with all goodwill, registrations, applications, renewals and extensions related to the foregoing, (b) patents, utility, models and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, provisionals, renewals, reissues, re-examinations, substitutions, extensions and applications for any of the foregoing), (c) copyrights, copyrightable subject matter and moral rights or rights of attribution or integrity (including any registrations, applications, renewals, extensions and reversions for any of the foregoing), (d) mask works rights and Integrated Circuit Topography (as that term is used in the Israeli Integrated Circuit Protection Act, 1999), (e) trade secrets and other confidential information, business and technical know-how, technology, hardware, machines, proprietary processes, formulae, inventions, compositions, techniques, technical data and information or procedures, and (f) computer programs, including any and all software implementation of algorithms, models and methodologies (whether in source code, object code or other form), databases, compilations, descriptions, flow-charts and other work product to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Investment Center” shall mean the Investment Center of the Israeli Ministry of Industry, Trade and Labor.

“Investor Sellers” means the Sellers listed in Section 1.1(a) of the Disclosure Schedule.

“IRS” shall mean the United States Internal Revenue Service.

“Israeli Employee” has the meaning set forth in Section 4.21(e).

“Israeli Securities Law” shall mean the Israeli Securities Law, 1968 and the regulations promulgated thereunder.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version), 1961, as amended, and all rules and regulations promulgated thereunder.

“Key Employee Sellers” shall mean Yuval Ofek, Ziv Ofek, Peter McClennen, Davidi Bachrach, Joel Diamond, Roy Emek, Assaf Halevy, Gabi Joffe, Moran Beeri, Ziv Gome, Adva Shachar and Eyal Greenberg.

“Key Employee Restrictive Covenant Agreement” means the Key Employee Restrictive Covenant Agreement substantially in the form attached hereto as Exhibit A.

“Knowledge” shall mean: (a) with respect to the Company, the actual knowledge of Yuval Ofek, Lihi Segal, Ziv Ofek, Gabi Joffe, Peter McClennen, Davidi Bachrach, Joel Diamond, Roy Emek and Assaf Halevy, in each case after reasonable inquiry; and (b) with respect to each Seller, the actual knowledge of such Seller.

“Leased Premises” has the meaning set forth in Section 4.11(e).

“Legal Requirements” shall mean any and all applicable Israeli, United States, federal, state, local, municipal, provincial, territorial, foreign or other law, statute, constitution, principle of common law, directive, resolution, ordinance, code, edict, decree, order (including executive orders), rule, judgment, injunction, writ, regulation (or similar provision having the force or effect of law), ruling, guidance, treaty or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” shall mean with respect to any Person, without duplication, any liability, obligation or commitment of such Person of any kind, whether absolute or contingent, known or unknown, accrued or unaccrued, asserted or unasserted, matured or un-matured, fixed, disputed, liquidated, executory, determined, determinable or otherwise and in each case whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP.

“Liens” shall mean any mortgage, charge, interest, pledge, claim, lien, encumbrance, option, security interest, restriction on the right to sell or dispose (and in the case of securities, vote) or any restriction similar to the foregoing (whether arising by contract or by operation of law and whether voluntary or involuntary) in real or personal property (including any Company Intellectual Property).

“Lock-Up Period” has the meaning set forth in Section 2.6.

“Magneton IP” shall mean the Company Intellectual Property related to Magneton Files 26162 and 27649.

“Magneton OCS Transfer Approval” shall mean a binding certificate, in form and substance reasonably satisfactory to Buyer and duly executed by the OCS, approving the transfer by the Company of the Magneton IP, and any rights thereto, outside of Israel at or after the Closing, free of any restrictions and conditions, including restrictions and conditions relating to the manufacture or assembly of products or the transfer of manufacturing rights, and without the requirement of the making of any reports or filings following such approval, or the payment of any royalties, milestone payments or any other consideration other than the Magneton Transfer Amount.

“Magneton Set-Off Amount” has the meaning set forth in Section 2.5(b).

“Magneton Transfer Amount” shall mean the actual amount that is paid by the Company to the OCS in connection with the Magneton OCS Transfer Approval.

“Management Employee Sellers” shall mean the individuals listed in Section 1.1(a) of the Disclosure Schedule.

“Management Employee Restrictive Covenant Agreement” means the Management Employee Restrictive Covenant Agreement substantially in the form attached hereto as Exhibit B.

“Material Adverse Effect” shall mean the state of continued, uncured fact, change, event, circumstance, condition or effect (whether or not constituting a violation or breach of a representation (including material inaccuracy), warranty or covenant set forth in this Agreement) (each, an “Effect”) that individually or in the aggregate, (a) has had or could reasonably be expected to have a material adverse effect on the business, operations, assets (whether tangible or intangible), Liabilities, results of operations (including cash flows) or the financial condition of the Company taken as a whole with each Company Subsidiary, or (b) has materially impaired or could reasonably be expected to materially impair the ability of the Seller Parties to consummate the transactions contemplated hereby; provided, however, that in no event shall any of the following (either by itself or when aggregated or taken together with any and all other such Effects) be deemed to be or constitute, and no Effect (either by itself or when aggregated or taken together with any and all other such Effects) resulting from or arising out of any of the following shall be taken into account when determining whether or not a “Material Adverse Effect” has occurred: (A) Effects in general business or economic conditions affecting the industry in which the Company and the Company Subsidiaries operate; (B) Effects affecting the industries in which such Person generally operates; (C) an outbreak or escalation of acts of war, armed hostilities or terrorism or any other national or international calamity, crisis or emergency, or any governmental or other response or reaction to any of the foregoing or any other Effect, in each case other than such Effects that individually or in the aggregate have a direct and material impact on the properties, assets and employees of the Company or the Company Subsidiaries, taken as whole, (D) any Effect resulting from earthquake, fire, storm, flood or other acts of god; (E) Effects resulting from compliance with the terms of this Agreement, including (i) any action taken, or the failure to take any action, by the Company or any Company Subsidiary, in each case which Buyer has specifically approved, consented to, or requested, (ii) the taking of any action required or permitted by this Agreement or (iii) the failure to take any action prohibited by this Agreement; (F) changes in applicable Legal Requirements or GAAP or other accounting standards (or the official interpretation thereof) on or after the date hereof; and (G) any Effect resulting from the announcement or consummation of the transactions contemplated by this Agreement, except in the case of the foregoing clauses (A) and (B) only, to the extent such Effects do not have a materially disproportionate impact on the Company or the Company Subsidiaries, taken as a whole, relative to other companies in the industry in which the Company and the Company Subsidiaries operate.

“MDRX Common Stock” shall mean the common stock of Parent.

“Objection Deadline Date” has the meaning set forth in Section 3.2(b).

“Objection Notice” has the meaning set forth in Section 3.2(b).

“OCS” shall mean the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor.

“OCS Indemnity Amount” shall mean the amount by which the Actual OCS Transfer Amount exceeds the Estimated OCS Transfer Amount.

“OCS Reduction Amount” shall mean an amount equal to the sum of (i) fifty percent (50%) of the first $1,000,000 of the Estimated OCS Transfer Amount, plus (ii) one hundred percent (100%) of the amount, if any, by which the Estimated OCS Transfer Amount exceeds $1,000,000.

“OCS Transfer Approval” shall mean a binding certificate, in form and substance reasonably satisfactory to Buyer and duly executed by the OCS, approving the transfer by the Company of the Company Intellectual Property (excluding the Magneton IP), and any rights thereto, outside of Israel at or after the Closing, free of any restrictions and conditions, including restrictions and conditions relating to the manufacture or assembly of products or the transfer of manufacturing rights, and without the requirement of the making of any reports or filings following such approval, or the payment of any royalties, milestone payments or any other consideration other than the OCS Transfer Amount.

“Open Source Code” shall mean Open Source Software, or a the code thereof. Open Source Software and Open Source Code include software and code, respectively, that is licensed under any license that conforms to the Open Software Initiative (OSI) definition of open source software in effect as of the date of this Agreement, and any versions of the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License or Sun Community Source License.

“Open Source Software” shall mean software licensed or distributed under a license that (a) as a condition of modification, subsequent licensing or distribution of the software requires that such software (or other software distributed with, combined with or derived from the software) be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributable at no charge, or (b) limits or restricts from enforcing any Intellectual Property of the Company or any Company Subsidiary that would otherwise be available.

“Options” shall mean any option or similar right to acquire Ordinary Shares under the Company Option Plans.

“Option Tax Ruling” shall have the meaning set forth in Section 7.13.

“Ordinary Shares” shall mean the ordinary shares, nominal value NIS 1.00 per share, of the Company.

“Organizational Documents” shall mean, with respect to any Person (a) the certificate or articles of incorporation, organization or association or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Other Agreements” shall have the meaning set forth in Section 17.14.

“Parent” has the meaning set forth in the preamble.

“Parent Purchased Shares” means a number of Shares with a value equal to $86,170,877 at the time of Closing.

“Paying Agent” shall mean ESOP.

“Paying Agent Agreement” means the Paying Agent Agreement substantially in the form attached hereto as Exhibit C.

“PCBs” has the meaning set forth in Section 4.12.

“Per Ordinary Share Consideration” shall mean with respect to an Ordinary Share of the Company, the aggregate consideration payable by Buyer and Parent for each Ordinary Share as set forth in the Allocation Statement.

“Permitted Liens” shall mean (i) Liens of carriers, warehousemen, mechanics, materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith and for which appropriate reserves have been taken as reflected in the Financial Statements in accordance with GAAP; (ii) Liens upon any equipment which is acquired or held by the Company to secure the purchase price of such equipment; (iii) bankers’ liens, rights of setoff and similar Liens on cash deposits securing the Company’s obligations to its landlords pursuant to its Real Property Leases and to suppliers relating to car leases; (iv) account control Liens securing access to Company bank accounts in connection with Company credit cards; (v) statutory Liens for Taxes not at the time due or being contested in good faith and for which appropriate reserves have been taken as reflected in the Financial Statements in accordance with GAAP; (vi) such imperfections of title and Liens, which do not materially detract from the value or materially interfere with the present or anticipated future use of the property subject thereto or affected thereby; and (vii) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums.

“Permits” shall mean all permits, approvals, concessions, grants, franchises, licenses, identification numbers and other authorizations and approvals of or by any Governmental Authority.

“Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Personal Information” means individually identifiable information from or about an individual, including an individual’s: (a) personally identifiable information (e.g., name, address, telephone number, email address, financial account number, government-issued identifier, details of a person’s personality, personal status, intimate affairs, state of health, economic status, professional training, opinions or beliefs and any other data used or intended to be used to identify, contact or precisely locate a person), (b) Internet Protocol address or other persistent identifier and (c) “information” as defined by the Israeli Protection of Privacy Law, 1981 and applicable Israeli judicial precedents defining that term.

“Post-Closing Tax Period” has the meaning set forth in Section 14.1.

“Potential 280G Benefits” shall mean any potential payments or benefits which may be made or provided to any person who is a “disqualified individual” (as such term is defined in Section 280G of the Code) in connection with the transactions contemplated by this Agreement which could constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code).

“Pre-Closing Tax Period” has the meaning set forth in Section 14.1.

“Preferred Class A Shares” shall mean the Series A Preferred Shares, nominal value NIS 1.00 per share, of the Company.

“Preferred Class A-1 Shares” shall mean the Series A-1 Preferred Shares, nominal value NIS 1.00 per share, of the Company.

“Preferred Class A-2 Shares” shall mean the Series A-2 Preferred Shares, nominal value NIS 1.00 per share, of the Company.

“Preferred Class B Shares” shall mean the Series B Preferred Shares, nominal value NIS 1.00 per share, of the Company.

“Preferred Class B-1 Shares” shall mean the Series B-1 Preferred Shares, nominal value NIS 1.00 per share, of the Company.

“Preferred Class C Shares” shall mean the Series C Preferred Shares, nominal value NIS 1.00 per share, of the Company.

“Preferred Class C-2 Shares” shall mean the Series C-2 Preferred Shares, nominal value NIS 1.00 per share, of the Company.

“Preferred Class C-3 Shares” shall mean the Series C-3 Preferred Shares, nominal value NIS 1.00 per share, of the Company.

“Preferred Shares” shall mean, collectively, the Preferred Class A Shares, the Preferred Class A-1 Shares, the Preferred Class A-2 Shares, the Preferred Class B Shares, the Preferred Class B-1 Shares, the Preferred Class C Shares, the Preferred Class C-2 Shares and the Preferred Class C-3 Shares.

“Privacy Laws and Requirements” shall mean all Legal Requirements (including (a) the Protection of Privacy Law 1981 and related regulations, directives and orders of any Governmental Authority of the State of Israel and (b) the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, and regulations promulgated thereunder), contractual obligations applicable to databases (including, without limitation, their creation, administration or use) or Personal Information or the access thereto or use, retention or transfer thereof, the internal and public-facing privacy policies of the Company or any Company Subsidiary, third-party privacy policies which the Company or any Company Subsidiary has been contractually obligated to comply with, and any rules of applicable self-regulatory or other organizations in which the Company or any Company Subsidiary is or has been a member relating to privacy or the collection, use, retention, disclosure or other processing of any Personal Information.

“Proprietary Product” shall mean any product, technology or service currently being marketed, sold, licensed or developed by the Company or any Company Subsidiary.

“Protected Employees” means the individuals listed in Section 1.1(a) of the Disclosure Schedule.

“Purchase Price” shall mean an amount equal to $225,231,621, as adjusted in accordance with this Agreement.

“Real Property Leases” has the meaning set forth in Section 4.11(c).

“Related Party” shall mean any current or former shareholder, employee, officer or director of the Company or any Company Subsidiary or any Affiliate of such Persons, or, with respect to such Persons that are natural persons, any member of his or her immediate family or other “relatives” (as such term is defined in the Companies Law).

“Related Party Agreements” has the meaning set forth in Section 4.15.

“Released Claims” has the meaning set forth in Section 16.1.

“Released Parties” has the meaning set forth in Section 16.1.

“Representative Expenses” has the meaning set forth in Section 15.6(a).

“Representatives” shall mean, with respect to any Person, its respective directors, officers, employees, agents, affiliates and any other duly authorized and appointed representatives (including attorneys, accountants, bankers and financial advisors).

“RTPA” shall mean the Israeli Restrictive Trade Practices Act, 1988.

“Rule 144” has the meaning set forth in Section 7.8.

“S-3 Registration Statement” has the meaning set forth in Section 7.7(a).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 6.5(a).

“Section 102 Option” means any Option that was granted pursuant to Section 102 of the ITO and held in trust by the Section 102 Trustee.

“Section 102 Shares” means any Ordinary Share issued upon exercise of a Section 102 Option and held in trust by the Section 102 Trustee.

“Section 102 Trustee” means a trustee appointed by the Company in accordance with the provisions of Section 102 of the ITO and the rules and regulations promulgated in connection therewith, as amended.

“Securities Act” means the Securities Act of 1933, as amended, and the SEC’s rules and regulations thereunder.

“Seller Indemnified Parties” has the meaning set forth in Section 13.2.

“Seller Letter of Transmittal” has the meaning set forth in Section 2.1(d).

“Seller Note” shall mean a subordinated promissory note issued by Parent in favor of the Paying Agent (on behalf of the Sellers) with an original principal amount equal to $6,648,214 in the form attached hereto as Exhibit I, as may be amended, modified or restated from time to time.

“Seller Parties” has the meaning set forth in the preamble.

“Seller Parties Transaction Expenses” shall mean, except as otherwise expressly set forth in this Agreement, the aggregate amount of any and all unpaid fees and expenses, together with any VAT payable therewith, incurred by or on behalf of, or to be paid by the Company or which the Company may otherwise be obligated to pay or reimburse in connection with or related to the process of selling the Shares or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby (whether or not invoiced or payable as of the Closing), including (without duplication) (a) any fees and expenses associated with obtaining necessary or appropriate waivers, consents or approvals of any Governmental Authority or third parties on behalf of any Seller Party, (b) any fees or expenses associated with obtaining the release and termination of any Liens, (c) all brokers’, finders’ or similar fees, (d) fees and expenses of counsel, advisors, consultants, investment bankers, accountants and any other experts incurred in connection with the transactions contemplated by this Agreement, (e) the fees and expenses of D&O Run-Off Coverage as set out in Section 7.9, (f) any Change in Control Payments and (g) any Employee Participation Payments (less the Employee Holdback Amount), in each case, to the extent not paid by the Company or any Company Subsidiary prior to the Closing or deducted in the calculation of the Estimated Closing Cash Balance set forth in the statement delivered to Buyer pursuant to Section 3.2(a).

“Seller Representative” has the meaning set forth in Section 15.1.

“Seller Representative Expense Amount” shall mean $500,000, which shall be deposited at the Closing with the Seller Representative pursuant to the provisions of Section 15.6.

“Sellers” has the meaning set forth in the preamble.

“Services” has the meaning set forth in Section 4.25(b).

“Services Agreements” has the meaning set forth in Section 4.25(b).

“Shares” has the meaning set forth in the recitals.

“Stock Consideration” shall mean a number of shares of MDRX Common Stock equal to the result obtained by dividing (a) $47,872,709 by (b) the volume weighted average closing price of MDRX Common Stock as quoted by the NASDAQ Stock Market over the five (5) consecutive trading days immediately preceding the Closing Date.

“Straddle Period” has the meaning set forth in Section 14.1.

“Subsidiary” of any Person shall mean, with respect to any party, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which (a) such party or any subsidiary of such party is a general partner, manager or managing member, or (b) such party or any subsidiary of such party owns a majority of the outstanding equity or voting securities or interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Tax” or “Taxes” shall mean (a) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies, customs, tariffs, fees and liabilities of the same or similar nature, including taxes based upon or measured by gross receipts, income, profits, gain, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, alternative minimum, estimated, stamp, excise and property taxes as well as public imposts, fees, national insurance and social security charges (including health, unemployment, workers’ compensation and pension insurance), together with all interest, linkage, penalties and additions imposed with respect to such amounts or such interest, penalties, or additions, (b) any Liability for any amounts of the type described in clauses (a), (c) and (d) hereof of a predecessor entity, (c) any Liability for the payment of any amounts of the type described in clauses (a), (b) or (d) hereof as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including any arrangement for group or consortium Tax relief or similar arrangement) and (d) any Liability for the payment of any amounts of the type described in clauses (a), (b) or (c) hereof as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement or otherwise obligated to make any payment determined by reference to the Tax liability of a third party.

“Tax Authority” shall mean the IRS, the ITA and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes.

“Tax Law” shall mean any Legal Requirement (whether domestic or foreign) relating to Taxes.

“Tax Matter” has the meaning set forth in Section 14.6.

“Tax Return” shall mean any return, report or statement required to be filed with respect to any Tax (including any elections, declarations, schedules, exhibits or attachments thereto, and any amendment or supplement thereof) including any information return, estimate, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, affiliated, combined, consolidated or unitary returns for any group of entities which includes the Company.

“Tax Ruling” has the meaning set forth in Section 3.3.

“Third-Party Claim” has the meaning set forth in Section 13.3.

“Transfer Tax Returns” has the meaning set forth in Section 14.2.

“Transfer Taxes” has the meaning set forth in Section 14.2.

“Treasury Regulations” means the income tax regulations (including temporary regulations) promulgated under the Code.

“Unfunded Pension and Severance Reduction” means an amount representing: (a) unfunded pension obligations of the Company as of the date hereof with respect to Israeli employee pension or providenet funds pursuant to the requirements of (i) the General Approval re Employers Payments to Pension Funds and Insurance Funds in place of Severance Payments issued pursuant to Section 14 of the Severance Pay Law – 1963 and (ii) the provisions of the Extension Order in the Field of Industry for Comprehensive Pension Plan in the Industry 2006 and (b) unfunded severance pay obligations of the Company as of the date hereof with respect to such Israel employee pension or provident funds, assuming for such purpose (i) the termination of employment by the Company of all Israeli employees for whom such Israel employee pension or provident funds are maintained as of the date hereof and (ii) release and offset of all amounts actually accrued in such Israel employee pension or provident funds and recognized to be on account or in lieu of severance pay as of the date hereof, which amount is currently estimated to be equal to $126,890.

“Unresolved Objections” has the meaning set forth in Section 3.2(b)(ii).

“Valid Certificate” shall mean a certificate or ruling issued by the ITA which is sufficient to enable Buyer to conclude in its sole discretion that no withholding (or reduced withholding) of Israeli Tax is required with respect to any consideration payable by or on behalf of Parent or Buyer to any Person. The parties hereto agree that a certificate of exemption from withholding with respect to “Services and Assets” issued by the ITA will be a deemed as a Valid Certificate solely with respect to the cash portion of any consideration paid by or on behalf of Parent or Buyer to any Person.

“WARN” shall mean the United States Worker Adjustment and Retraining Notification Act of 1988, as amended.

“Warrants” shall mean all warrants to purchase Shares or any other interest in the Company.

1.2 Interpretation. For purposes of this Agreement, the following rules of interpretation apply:

(a) Descriptive Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

(b) Calculation of Time Period. Except as otherwise provided herein, when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is not a Business Day, the period in question ends on the next succeeding Business Day.

(c) Currency. Any reference in this Agreement to (i) “$” means U.S. dollars and (ii) “NIS” means New Israeli Shekels.

(d) Section and Similar References. Unless the context otherwise requires, all references in this Agreement to any “Annex,” “Section,” “Schedule” or “Exhibit” are to the corresponding Annex, Section, Schedule or Exhibit of this Agreement.

(e) Use of “Including”. Unless the context otherwise requires, the words “include”, “includes”, and “including”, are deemed to be followed by “without limitation” whether or not they are followed by such words or words of similar import.

(f) Use of Singular or Plural Terms. Unless the context otherwise requires, the singular number shall include the plural, and vice versa.

(g) Foreign and Domestic. Unless the context otherwise requires, the word “foreign” shall mean “non-United States” and the word “domestic” shall refer to the United States.

(h) Documents and Legal Requirements. Unless the context otherwise requires, (i) references to any Contract shall mean such Contract as amended or modified, and (ii) references to any Legal Requirement shall include all amendments thereto and any successor Legal Requirements.

SECTION 2

PURCHASE AND SALE

2.1 Purchase and Sale.

(a) Upon the terms and subject to the conditions set forth herein, at the Closing, (i) the Sellers shall sell, assign, convey, transfer and deliver to Buyer, free and clear of all Liens other than restrictions on transfer arising under applicable securities laws, and Buyer shall purchase from the Sellers, the Buyer Purchased Shares and (ii) the Sellers shall sell, assign, convey, transfer and deliver to Parent, free and clear of all Liens other than restrictions on transfer arising under applicable securities laws, and Parent shall purchase from the Sellers, the

Parent Purchased Shares. The aggregate number of Shares sold, assigned, conveyed, transferred and delivered to Buyer and/or Parent by each Seller are set forth on the Allocation Statement opposite the name of such Seller.

(b) Upon the terms and subject to the conditions set forth herein, the Purchase Price to be paid by Buyer or Parent, as applicable, in respect of the Shares shall consist of the following:

(i) the Cash Purchase Price (which includes the Estimated Closing Cash Balance Surplus and the Seller Representative Expense Amount);

(ii) the Stock Consideration;

(iii) the Seller Note;

(iv) the Deferred Cash Purchase Price; and

(v) the Employee Holdback Amount.

(c) At the Closing, the parties hereto shall consummate the following transactions:

(i) Buyer shall deliver to the Paying Agent (on behalf of the Sellers) by wire transfer of immediately available funds the Cash Purchase Price plus (A) the Estimated Closing Cash Balance Surplus, if any, minus (B) the OCS Reduction Amount, minus (C) the Seller Parties Transaction Expenses (excluding the Employee Participation Payments), minus (D) the Company Debt, minus (E) the Estimated Closing Cash Balance Deficit, if any, minus (F) the Seller Representative Expense Amount (such sum, the “Closing Cash Payment”).

(ii) Parent shall deliver certificates representing the Stock Consideration to the Paying Agent (on behalf of the Sellers), such delivery to take place promptly at the Closing or at such later date that any required regulatory approvals have been received from the Israel Securities Authority but in no event later than the 80th day following the Closing.

(iii) Parent shall deliver to the Paying Agent (on behalf of the Sellers) the Seller Note.

(iv) The parties hereto, as applicable, shall deliver or cause to be delivered each of the items required to be delivered by or on behalf of such parties pursuant to Section 9 of this Agreement.

(d) The Paying Agent shall pay to each Seller, subject to the delivery by each Seller to the Paying Agent (if not previously delivered to Buyer or Parent) of certificates representing the Shares (or, if a certificate has been lost, stolen or destroyed, an affidavit of that fact signed by such Seller) and a duly executed letter of transmittal in substantially the form attached hereto as Exhibit D (the “Seller Letter of Transmittal”), by wire transfer in immediately available funds to the account designated by such Seller in writing for such purpose, as set forth in the Allocation Statement opposite the name of each such Seller, the consideration payable to such Seller from time to time as set forth in the Allocation Statement and pursuant to the terms of this Agreement, the Seller Note and the terms and conditions of the Paying Agent Agreement.

(e) Notwithstanding the foregoing, all consideration with respect to Section 102 Shares, if any, shall be paid promptly to the Section 102 Trustee on behalf of the relevant Seller in accordance with Section 102 of the ITO and the Option Tax Ruling, if obtained, and held in trust by the Section 102 Trustee pursuant to the applicable provisions of Section 102 of the ITO and the Option Tax Ruling, if obtained. Such consideration shall be released by the Section 102 Trustee, together with any interest earned thereon by virtue of the investment of such amounts by the Section 102 Trustee, (i) in accordance with and subject to the terms and conditions of Section 102 of the ITO, the Option Tax Ruling, if obtained, and the trust documents governing the trust held by the Section 102 Trustee and (ii) subject to receipt by the Section 102 Trustee, on behalf of the Released Parties, of a Seller Letter of Transmittal duly executed by the holder of such Section 102 Shares.

2.2 Cancellation of the Warrants. Upon the terms and subject to the conditions set forth herein, each Seller that holds Warrants agrees that, and the Company shall take all actions required to cause, each Warrant held by such Seller that is unexpired, unexercised and outstanding immediately prior to the Closing and which is exercisable as of immediately prior to the Closing to be cancelled and terminated in exchange for the right to receive, subject to the terms of this Agreement, the consideration to be made by the Paying Agent to the holder thereof pursuant to the terms of this Agreement and the Paying Agent Agreement. Such payment shall be in an amount equal to the product of: (a) the number of Preferred Shares issuable upon exercise of such Warrant multiplied by (b) the excess of (i) the consideration payable for each Preferred Share in accordance with the Allocation Statement, over (ii) the exercise price of each Preferred Share underlying such Warrant. Following the Closing, no Warrants shall be outstanding and any Warrants outstanding immediately prior to the Closing shall be terminated in accordance with its terms, shall be null and void and shall not be exercisable for any securities of the Company.

2.3 Cancellation of the Options. Upon the terms and subject to the conditions contained herein, the Company shall take all actions required to: (a) cause each outstanding vested Option that is unexpired, unexercised and outstanding immediately prior to the Closing Date and which is vested and exercisable to be cancelled immediately prior to the Closing and (b) cause each outstanding unvested Option that is unexpired, unexercised and outstanding immediately prior to the Closing Date to become fully vested and cancelled immediately prior to the Closing (collectively, the “Vested Company Options”), in each case in exchange for the consideration to be paid by the Paying Agent to the applicable holder of Options pursuant to the terms of this Agreement and the Paying Agent Agreement, subject to delivery by each such holder to the Paying Agent of an executed letter of transmittal in the form of Exhibit E (attaching and incorporating by reference therein a Management Employee Restrictive Covenant Agreement with respect to each Management Employee Seller who is also a holder of Options) (the “Optionholder Letter of Transmittal”), equal to the product of: (i) the aggregate number of Ordinary Shares into which such Vested Company Option is exercisable as of immediately prior to the Closing multiplied by (ii) the excess, if any, of (A) the Per Ordinary

Share Consideration, over (B) the per share exercise price for such Vested Company Option, subject to the terms of this Agreement. At the Closing, the Vested Company Options held by each holder of Options shall terminate and cease to be outstanding and each holder thereof shall cease to have any rights with respect thereto, except the right to receive consideration with respect thereto in accordance with this Section 2.3, upon the execution by such holder of Options of the Optionholder Letter of Transmittal, and each Vested Company Option shall be cancelled and of no further force and effect. Any amounts payable pursuant to this Section 2.3 with respect to Options held by current or former employees or consultants of the Company may be paid to the holder of such Options by the Paying Agent pursuant to the terms of this Agreement and the Paying Agent Agreement in accordance with the Company’s standard payroll procedures, except that such amount with respect to Section 102 Options that are held by the Section 102 Trustee (the “102 Cash Consideration”), shall be paid to the Section 102 Trustee, who shall make such payments in accordance with the Option Tax Ruling, if obtained, and the Israeli Tax Ordinance.

2.4 Allocation Statement. The Company shall have delivered to Buyer, at least two (2) Business Days prior to the Closing, an allocation statement to be attached hereto as Exhibit F (the “Allocation Statement”) setting forth: (a) the aggregate amount out of the Closing Cash Payment, the Stock Consideration, the amount of the Seller Note and the Deferred Cash Purchase Price to be received by each Seller pursuant to the Organizational Documents of the Company as in effect as of the Closing, and by each holder of Warrants and each holder of Vested Company Options in accordance with Sections 2.2 and 2.3, respectively; (b) consideration amounts withheld pursuant to the Employee Holdback Agreements for each applicable Employee/Service Provider; (c) the relative percentage, subject to the calculation of “Pro Rata Share” set forth in Section 13.1, at which each Seller, Option holder or Warrant holder bears the aggregate indemnification obligations of the Company Indemnifying Parties set forth in Section 13; and (d) wire information applicable to each Seller and the Section 102 Trustee for receipt of the Closing Cash Payment.

2.5 Deferred Purchase Price.

(a) Any amount of the Deferred Cash Purchase Price that has not been set-off against pursuant to Section 2.5(b) on the date that is eighteen (18) months after the Closing Date plus an amount equal to ten percent (10%) multiplied by such amount of the Deferred Cash Purchase Price, multiplied by (a) the number of days passed since the Closing Date divided by (b) three hundred sixty-five (365) shall be paid by Parent to the Paying Agent (on behalf of the Sellers) within three (3) Business Days after such eighteen (18) month anniversary of the Closing Date; provided, however, that if any unresolved claim exists with respect to which a Buyer Indemnified Party is asserting a set-off pursuant to Section 2.5(b), the amount of any such claim shall continue to be held by Parent until resolution of such claim in accordance with this Agreement.

(b) Parent shall have a right of set-off with respect to (i) $22,523,162 of the Deferred Cash Purchase Price to secure payment of the Company Indemnifying Parties’ indemnification obligations under Section 13 (the “General Set-Off Amount”), (ii) $1,018,177 of the Deferred Cash Purchase Price to secure payment of the Magneton Transfer Amount paid by the Company to the OCS under Section 7.11 (the “Magneton Set-Off Amount”) (iii) $126,890 of

the Deferred Cash Purchase Price to secure liability of the Unfunded Pension and Severance Reduction under Section 7.15 (the “Unfunded Pension Set Off Amount”), and (iv) $500,000 of the Deferred Cash Purchase Price to secure payment of any post-Closing cash adjustments in favor of Buyer under Section 3.2 (the “Closing Cash Balance Set-Off Amount”), in each case subject to the terms and conditions set forth in this Agreement. If Parent or any other Buyer Indemnified Party asserts a right of set-off pursuant to this Section 2.5(b), then the amount of the General Set-Off Amount, the Magneton Set-Off Amount, the Unfunded Pension Set Off Amount or the Closing Cash Balance Set-Off Amount, as applicable, shall be reduced to the extent that the applicable claim is not subject to a dispute between the parties, and any such reduction shall be deemed to be a reduction to the Deferred Cash Purchase Price; provided, however, if the applicable claim is subject to a dispute between the parties, then such parties shall resolve the disputed claim in accordance with the applicable terms of this Agreement to which such claim relates.

2.6 Stock Consideration. The Paying Agent, pursuant to the Paying Agent Agreement and/or other documentation entered into among the Paying Agent, the Sellers, the Option holders and Warrant holders, will act as the custodian, transfer agent and payment and withholding agent with respect to the receipt and disposition of the Stock Consideration on behalf of the Sellers, the Option holders and Warrant holders. The Paying Agent, pursuant to the Paying Agent Agreement, will be subject to certain restrictions in its capacity as custodian, transfer agent and payment and withholding agent with respect to the Stock Consideration, including a restriction on transferring, selling, pledging, encumbering or otherwise disposing of any of the Stock Consideration for a period of three (3) months after the Closing Date (the “Lock-Up Period”).

2.7 Escrow Substitution.

(a) At any time following the Closing, Parent or Buyer may in its sole discretion elect to fund (an “Escrow Substitution”) all or a portion of the Deferred Purchase Price or the Employee Holdback Amount (collectively, and including any accrued interest thereon and taking into account any deductions or offsets pursuant to this Agreement or any Employee Holdback Agreement, the “Applicable Deferred Amount”) into one or more escrow accounts established pursuant to an escrow agreement(s) entered into by and among Parent, Buyer or the Company, the Paying Agent, the Seller Representative and the Escrow Agent, in form and substance reasonably acceptable to Buyer and Seller Representative (the “Escrow Agreement”); provided, however, notwithstanding the foregoing, the parties shall be obligated to enter into the Escrow Agreement within five (5) Business Days after receipt by the Seller Representative and the applicable Seller or Employee/Service Providers of the notice referenced in Section 2.7(b) so long as it contains escrow distribution mechanics consistent with the set-off rights mechanics applicable to the Applicable Deferred Amount in this Agreement and the Employee Holdback Agreements. Upon any Escrow Substitution, any portion of the Applicable Deferred Amount funded in escrow pursuant thereto shall no longer accrue interest pursuant to the terms of this Agreement or the Employee Holdback Agreements, as applicable, and any interest accruing thereafter on any such amounts shall accrue in accordance with the Escrow Agreement. If only a portion of the Applicable Deferred Amount is subject to an Escrow Substitution, any remaining portions thereof shall continue to be subject to the terms of this Agreement or the Employee Holdback Agreements, as applicable.

(b) If Parent or Buyer elects to fund all or any portion of the Applicable Deferred Amount into an escrow account(s) pursuant to this Section 2.7, Parent or Buyer shall provide the Seller Representative and the applicable Seller or Employee/Service Provider with prior written notice thereof. Any reduction of the Employee Holdback Amount pursuant to an Escrow Substitution shall be incurred by the applicable Sellers and Employee/Service Providers pro rata based on the amounts payable under the Employee Holdback Agreements, and the Employee Holdback Agreements shall be deemed amended to reflect the occurrence of any Escrow Substitution. Notwithstanding the foregoing, for the avoidance of doubt, in the event of any conflict between this Agreement and the Employee Holdback Agreements, the terms of this Agreement shall control.

(c) For the avoidance of doubt, upon any Escrow Substitution, any references in this Agreement providing Buyer or any other Buyer Indemnified Party with rights of set-off pursuant to Section 2.5 shall be deemed to also provide Buyer and any other Buyer Indemnified Party recourse against amounts held pursuant to the Escrow Agreement with respect to any claims providing for such set-off.

SECTION 3

CLOSING; CLOSING CASH BALANCE; WITHHOLDING

3.1 Closing. The consummation of the purchase and sale of the Shares and the other transactions contemplated by this Agreement (the “Closing”) shall take place electronically on the date hereof (the “Closing Date”).

3.2 Closing Cash Balance.

(a) Estimated Closing Cash Balance. Not later than three (3) Business Days prior to the Closing Date, the Company shall have delivered to Buyer a written statement setting forth its good faith estimate of the Closing Cash Balance as of the close of business on the Closing Date (the “Estimated Closing Cash Balance”) setting forth in reasonable detail the Company’s calculation of the Estimated Closing Cash Balance (including any Company Debt or Seller Parties Transaction Expenses deducted therefrom). If the Estimated Closing Cash Balance is less than the Closing Cash Balance Target Amount, the amount of such deficit shall be the “Estimated Closing Cash Balance Deficit.” If the Estimated Closing Cash Balance is greater than the Closing Cash Balance Target Amount, the amount of such excess up to the Closing Cash Balance Surplus Cap shall be the “Estimated Closing Cash Balance Surplus.” To the extent practicable, the Company and Buyer shall cooperate to update and issue revisions to the Estimated Closing Cash Balance after delivery of the written statement contemplated by this Section 3.2 as of the actual Closing Date.

(b) Determination of Final Closing Cash Balance. Within ninety (90) days following the Closing Date (“Closing Cash Balance Adjustment Period”), Buyer shall provide to the Seller Representative a statement setting forth in reasonable detail Buyer’s calculation of the Closing Cash Balance (the “Draft Closing Cash Balance Statement”). After delivery of the Draft Closing Cash Balance Statement, the Seller Representative and its accountants shall be permitted to review and copy the work papers of

Buyer and its accountants related to the preparation of the Draft Closing Cash Balance Statement and make other inquiries regarding questions concerning, or disagreements with, the Draft Closing Cash Balance Statement arising in the course of its review, in each case as reasonably requested by the Seller Representative. The Seller Representative shall deliver, on or prior to the date that is twenty (20) Business Days after its receipt of the Draft Closing Cash Balance Statement (the “Objection Deadline Date”), a written notice indicating that either the Seller Representative accepts the Draft Closing Cash Balance Statement (the “Acceptance Notice”) or a statement describing in reasonable detail all objections to the Draft Closing Cash Balance Statement (the “Objection Notice”). If the Seller Representative timely delivers an Objection Notice, such objections shall be resolved as follows:

(i) Buyer and the Seller Representative shall first use all reasonable efforts to resolve such objections and if it is so resolved, the Draft Closing Cash Balance Statement shall be modified as necessary to reflect such resolution and such resolution as reflected in the Draft Closing Cash Balance Statement shall be final and binding upon the parties.

(ii) If Buyer and the Seller Representative do not reach a resolution of all objections set forth in the Objection Notice within twenty (20) Business Days after the Objection Deadline Date, the dispute shall be referred, on the application of either Buyer or the Seller Representative, to an independent internationally recognized accounting firm mutually acceptable to Buyer and the Seller Representative (the “Accounting Firm”) within ten (10) Business Days after the expiration of such twenty (20) Business Day period. If Buyer and the Seller Representative are unable to agree on an independent internationally recognized accounting firm within ten (10) Business Days, then Buyer and the Seller Representative shall each select an accounting firm within ten (10) days after the end of such ten (10) Business Day period, and such accounting firms shall promptly communicate with each other and agree on an independent internationally recognized accounting firm within ten (10) days, and the selected accounting firm shall be the Accounting Firm hereunder. The Accounting Firm shall resolve any remaining objections set forth in the Objection Notice (the “Unresolved Objections”). Each of Buyer and the Seller Representative shall promptly, but in no event later than ten (10) Business Days following the referral of the Unresolved Objections to the Accounting Firm, prepare a written statement describing their respective positions with respect to the Unresolved Objections, which, together with the relevant documents, will be submitted to the Accounting Firm for review and final determination. Following submission of any Unresolved Objections to the Accounting Firm, Buyer and the Seller Representative shall furnish the Accounting Firm with such information and documents as the Accounting Firm may reasonably request in order to resolve the Unresolved Objections.

(iii) Within thirty (30) days after the date of its engagement, the Accounting Firm shall make a determination as to the resolution of the Unresolved Objections and shall issue a ruling of such resolution, which shall be binding upon the parties and include an illustration of all adjustments to the Draft Closing Cash Balance Statement based on any resolutions to objections agreed upon by Buyer and the Seller

Representative and pursuant to the Accounting Firm’s resolution of the Unresolved Objections. The Accounting Firm shall make a determination only as to the Unresolved Objections and shall not decide any specific items not under dispute and its determination as to the Unresolved Objections shall be within the range of values assigned to each such disputed item in the Draft Closing Cash Balance Statement and the Objection Notice, respectively.

(iv) The Final Closing Cash Balance Statement shall be conclusive and binding upon Buyer and the Seller Representative. Buyer and the Seller Representative agree that the procedure set forth in this Section 3.2(b) for resolving disputes with respect to the Draft Closing Cash Balance Statement shall be the sole and exclusive method for resolving such disputes and the Final Closing Cash Balance Statement will be final, conclusive and binding on the parties; provided, that this provision shall not prohibit either Buyer or the Seller Representative from instituting litigation to enforce the ruling of the Accounting Firm. As used herein, the term “Final Closing Cash Balance Statement” shall mean and refer to (i) the statement setting forth the Estimated Closing Cash Balance delivered by Company to Buyer pursuant to the provisions of Section 3.2(a) above, to the extent that no Draft Closing Cash Balance Statement is delivered by Buyer to Company within the Closing Cash Balance Adjustment Period, or (ii) the Draft Closing Cash Balance Statement delivered by Buyer to the extent that the Seller Representative delivers to Buyer an Acceptance Notice or fails to deliver an Objection Notice by the Objection Deadline Date, or (iii) the Draft Closing Cash Balance Statement as adjusted pursuant to (a) the mutual resolution of Buyer and the Seller Representative as set forth in Section 3.2(b)(i) above or (b) the Accounting Firm’s resolution of the Unresolved Objections. The Closing Cash Balance set forth in the Final Closing Cash Balance Statement shall be referred to herein as the “Final Closing Cash Balance.”

(v) Buyer and the Seller Representative, on behalf of the Sellers, will each bear their own fees and expenses, including the fees and expenses of their respective accountants, in preparing or reviewing, as the case may be, the Draft Closing Cash Balance Statement. The fees, costs and expenses of the Accounting Firm shall be allocated to and borne by Buyer and the Seller Representative, on behalf of the Sellers, based on the inverse of the percentage that the Accounting Firm’s determination (before such allocation) bears to the total amount of the total Unresolved Objections originally submitted to the Accounting Firm. For example, should the Unresolved Objections total an amount equal to $1,000 and the Accounting Firm awards $600 in favor of the Seller Representative’s position, sixty percent (60%) of the costs of its review would be borne by Buyer and forty percent (40%) of the costs would be borne by the Seller Representative, on behalf of the Sellers. However, Buyer and the Seller Representative, on behalf of the Sellers, will each bear its own costs in presenting its position regarding any Unresolved Objections to the Accounting Firm.

(c) Post-Closing Adjustment. Within three (3) Business Days after the earliest to occur of: (A) the expiration of the Closing Cash Balance Adjustment Period, (B) the expiration of the Objection Deadline Date, if no Objection Notice is delivered by said date, (C) delivery by the Seller Representative of the Acceptance Notice to Buyer and (D) the mutual or final resolution of any Unresolved Objections pursuant to Section 3.2(b) above, the “Cash Adjustment Amount” shall be calculated and distributed to Buyer or the Paying Agent (on behalf of the Sellers), as applicable, as follows:

(i) If the Final Closing Cash Balance is equal to the Estimated Closing Cash Balance the Cash Adjustment Amount shall be deemed to equal $0.00.

(ii) If (A) an Estimated Closing Cash Balance Deficit existed at the Closing and (B) the Final Closing Cash Balance is less than the Estimated Closing Cash Balance, then the Cash Adjustment Amount shall be payable to Buyer and shall equal the amount of such shortfall.

(iii) If (A) an Estimated Closing Cash Balance Deficit existed at the Closing and (B) the Final Closing Cash Balance is greater than the Estimated Closing Cash Balance, then the Cash Adjustment Amount shall be payable to the Paying Agent (on behalf of the Sellers) and shall equal the amount of such excess less the amount, if any, by which the Final Closing Cash Balance exceeds the Closing Cash Balance Cap.

(iv) If (A) an Estimated Closing Cash Balance Surplus existed at the Closing and (B) the Final Closing Cash Balance is less than the Estimated Closing Cash Balance, then the Cash Adjustment Amount shall be payable to Buyer and shall equal the amount of such shortfall less the amount, if any, by which the Estimated Closing Cash Balance exceeded the Closing Cash Balance Cap; provided, however, that if the Final Closing Cash Balance and the Estimated Closing Cash Balance are each greater than the Closing Cash Balance Cap, then the Cash Adjustment Amount shall be deemed to equal $0.00.

(v) If (A) an Estimated Closing Cash Balance Surplus existed at the Closing and (B) the Final Closing Cash Balance is greater than the Estimated Closing Cash Balance, then the Cash Adjustment Amount shall be payable to the Paying Agent (on behalf of the Sellers) and shall equal the amount of such excess less the amount, if any, by which the Final Closing Cash Balance exceeds the Closing Cash Balance Cap; provided, however, that if the Final Closing Cash Balance and the Estimated Closing Cash Balance are each greater than the Closing Cash Balance Cap, then the Cash Adjustment Amount shall be deemed to equal $0.00.

Any Cash Adjustment Amount payable to the Sellers shall be increased by the amount of any VAT attributable to the Seller Parties Transaction Expenses actually recovered by the Company prior to the date of payment, if any, and the resulting amount shall be paid by Buyer in cash by wire transfer of immediately available funds to the Paying Agent or to the account or accounts otherwise designated by the Seller Representative in writing within three (3) Business Days after the date on which the Final Closing Cash Balance Statement is finally determined. Any Cash Adjustment Amount payable to Buyer shall be decreased by the amount of any VAT attributable to the Seller Parties Transaction Expenses actually recovered by the Company prior to the date of payment, if any, and the resulting amount shall be set-off against the amount of the Closing Cash Balance Set-Off Amount in accordance with Section 2.5(b) of this Agreement; provided, however, that to the extent any Cash Adjustment Amount payable to Buyer is in excess of the Closing Cash Balance Set-Off Amount, then any such excess shall be set-off against the General Set-Off Amount in accordance with Section 2.5(b) of this Agreement.

3.3 Withholding Rights. Buyer, the Paying Agent, and the Company shall be entitled to deduct and withhold from payment of the Closing Cash Payment, the Stock Consideration, the Deferred Cash Purchase Price, amounts payable pursuant to the Seller Note or any other amounts (or any portion thereof) payable pursuant to this Agreement to any Person, such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, the ITO or any other applicable Tax Law. To the extent that amounts are so withheld by Buyer, the Paying Agent or the Company, such withheld amounts shall be remitted to the applicable Governmental Entity in accordance with applicable Legal Requirements. Notwithstanding the above, Buyer, the Paying Agent or the Company shall release any such withheld amounts (or such applicable portion thereof) not yet remitted to the ITA to the respective Person in accordance with a Valid Certificate provided by such Person at least ten (10) Business Days prior to the last day on which the amounts so withheld must be transferred to the ITA. If Buyer, the Paying Agent or the Company so withholds amounts and pays them to the ITA with respect to a Seller, Buyer, the Paying Agent or the Company, if so requested, shall furnish to such Person documents evidencing such withholding and payment. In addition, to the extent that amounts are so withheld by Buyer, the Paying Agent or the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the withholding was made. Notwithstanding the foregoing, for purposes of Israeli Tax, Buyer, the Paying Agent and the Company shall not withhold any amount pursuant to this Section 3.3 from payments to be made to an employee of dbMotion, Inc., if the Person entitled to payment has provided to Buyer, prior to making any payment payable pursuant to this Agreement, a written instrument pursuant to which such Person represents that he/she is not an Israeli resident.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer and Parent that the statements in this Section 4 are true, complete and correct as of the Closing Date (unless the particular statement speaks expressly as of another date, in which case such statement shall be true, complete and correct as of such other date), subject, in any case, to the exceptions set forth in the disclosure schedule furnished by the Company to Buyer, dated as of the date hereof (the “Disclosure Schedule”):

4.1 Organization and Good Standing.

(a) The Company is a private company duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted. No proceedings have been commenced to strike the Company from the list of active companies maintained by the Israeli Registrar of Companies.

(b) Section 4.1(b) of the Disclosure Schedule sets forth a list of all jurisdictions in which the Company is duly qualified or authorized to do business as a foreign corporation. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

(c) The Company has furnished to Buyer true, complete and correct copies of the Organizational Documents of the Company. The Organizational Documents of the Company are in full force and effect and the Company is not in violation of any material provision of such Organizational Documents or any other organizational or governing document applicable to the Company. Section 4.1(c) of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof.

4.2 Capitalization.

(a) The authorized and registered share capital of the Company is NIS 94,000,000, consisting of (i) 56,581,721 Ordinary Shares, of which 739,929 are issued and outstanding, (ii) 5,000,000 Preferred Class A Shares, of which 5,000,000 are issued and outstanding, (iii) 1,500,000 Preferred Class A-1 Shares, of which 833,334 are issued and outstanding, (iv) 3,500,000 Preferred Class A-2 Shares, of which 1,562,499 are issued and outstanding, (v) 7,492,000 Preferred Class B Shares, of which 7,492,000 are issued and outstanding, (vi) 4,061,251 Preferred Class B-1 Shares, of which 1,854,249 are issued and outstanding, (vii) 11,495,273 Preferred Class C Shares, of which 11,495,273 are issued and outstanding, (viii) 2,425,000 Preferred Class C-2 Shares, of which 2,425,000 are issued and outstanding and (ix) 1,944,755 Preferred Class C-3 Shares, of which 1,944,755 are issued and outstanding. As of the Closing Date and after giving effect to the exercise, purchase or redemption of the Warrants and the exercise, purchase or cancellation of the Options, the Ordinary Shares and the Preferred Shares will collectively represent all of the issued and outstanding share capital of the Company, and the Company will not have any other equity or ownership interests of any kind authorized, designated, issued or outstanding.

(b) Upon delivery of the Buyer Purchased Shares to Buyer and the Parent Purchased Shares to Parent hereunder, Buyer and Parent, as applicable, will acquire good and marketable title thereto, and to the Company’s Knowledge, free and clear of any and all Liens and other restrictions on transfer (other than restrictions on transfer arising under applicable securities laws and set forth in Section 4.2(b) of the Disclosure Schedule). The information set forth on the Allocation Statement with respect to the record and beneficial ownership of the Shares by the Sellers is true, complete and correct.

(c) The Company has reserved an aggregate of 9,345,000 Ordinary Shares for issuance pursuant to the Company Option Plans (including Ordinary Shares subject to outstanding Options). A total of 7,560,802 Ordinary Shares are subject to outstanding Options. Section 4.2(c) of the Disclosure Schedule sets forth, for each Option, (i) the name of the holder of such Option, (ii) the exercise price per share of such Option, (iii) the number of Ordinary Shares covered by such Option, (iv) the vesting schedule for such Option, (v) the extent such

Option is vested as of the date hereof, (vi) whether such Option is an incentive stock option or non-statutory stock option under the Code, and with respect to Israeli optionees, whether such Option is granted under Section 3(i) or Section 102 of the ITO, and the tax track pursuant to Section 102 of the ITO under which such Options were granted, (vii) whether the exercisability of such Option will be accelerated in any manner by any of the transactions contemplated by this Agreement or upon any other event or condition and the extent of acceleration, if any, and (viii) with respect to the Options granted under Section 102 of the ITO, the dates on which the board resolution approving the grant of Options and the grant letters for the Options were deposited with the Section 102 Trustee. All Options were granted under the Company Option Plans. True, complete and correct copies of the Company Option Plans, the standard agreements under the Company Option Plans and each agreement for each Option that does not conform to the standard agreement under the Company Option Plans have been made available to Buyer. All Options have been issued and granted in compliance with applicable Legal Requirements and all requirements set forth in the Company Option Plans and applicable Contracts. The Company has not issued any restricted stock or restricted stock units. Each Option intended to qualify as an “incentive stock option” under Section 422 of the Code or for a preferential tax rate under Section 102 if the ITO so qualifies. All Section 102 Options have been promptly, following the date of grant, confirmed by the recipients thereof and deposited with the Section 102 Trustee in accordance with the requirements of Section 102 of the ITO and applicable Legal Requirements. Each grant of an Option is duly authorized by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval, and the award agreement governing such grant (if any) was duly executed and delivered by the Company. The per share exercise price of each Option granted to a U.S. resident was no less than the fair market value of an Ordinary Share on the applicable date of grant.

(d) Immediately prior the Closing, there were Warrants to purchase an aggregate of (i) 1,915,253 Preferred Class A-2 Shares and (ii) 2,207,002 Preferred Class B-1 Shares.

(e) Except for the Warrants and Options, no subscription, warrant, option, convertible security or other right, contingent or otherwise, to purchase or acquire any share capital of the Company is authorized or outstanding. The Company does not have any obligation to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any of its share capital any evidences of indebtedness or assets of the Company. The Company does not have any obligation to purchase, redeem or otherwise acquire any shares of its share capital or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no outstanding or authorized share appreciation, phantom share, profit participation or similar rights with respect to the Company. All of the Ordinary Shares and the Preferred Shares have been offered, issued and sold by the Company in compliance with all applicable Legal Requirements and the provisions of the Organizational Documents of the Company.

(f) Upon the making of the payments contemplated by Section 2.1, the Warrants and the Options will be exercised, acquired or redeemed and cancelled, will no longer be outstanding and will have no further force or effect.

(g) Other than as set forth in Section 4.2(g) of the Disclosure Schedule, the Company has not modified or otherwise accelerated the vesting provisions of any Option which would not have been vested as of the date hereof, pursuant to the vesting terms of such Option as of the date upon which such Option was granted.

4.3 Company Subsidiaries.

(a) Section 4.3(a) of the Disclosure Schedule sets forth the name of each Subsidiary of the Company (each, a “Company Subsidiary”), the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business or is registered for Taxes of any kind, the number of shares of its authorized capital stock and the number and class of shares thereof duly issued and outstanding. Except for the Company Subsidiaries, the Company does not have any Subsidiaries, and the Company does not own or control, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, or have any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any Person. Any former Subsidiary of the Company that is no longer in existence has been duly dissolved in accordance with its Organizational Documents and all applicable Legal Requirements, and there are no outstanding Liabilities, including Taxes, with respect to any such entity.

(b) Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or authorized to do business as a foreign corporation or entity and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect. Each Company Subsidiary has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as currently conducted. All outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and, excluding rights of the Company and Company Subsidiaries, not subject to preemptive rights created by statute, the Organizational Documents of such Company Subsidiary, or any agreement to which such Company Subsidiary is a party or by which it is bound, and have been offered, issued and sold in compliance with all applicable Legal Requirements. All of the outstanding shares of capital stock of each Company Subsidiary are owned of record and beneficially by the Company free and clear of any and all Liens.

(c) There are no subscriptions, options, warrants, calls, rights, contingent or otherwise, commitments or agreements of any character, written or oral, to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating any Company Subsidiary (or the Company to cause any such Company Subsidiary) to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of such Company Subsidiary or obligating such Company Subsidiary to grant, extend, change the price of, otherwise amend or enter into any such subscription, option, warrant, call right, commitment or agreement with respect to any of such Company Subsidiary’s share capital. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Company Subsidiary. Neither the Company nor any Company Subsidiary has agreed or is obligated to make any future investment in or capital contribution to any Person.

(d) Prior to the Closing, the Company has furnished to Buyer true, complete and correct copies of the Organizational Documents of each Company Subsidiary. The Organizational Documents of each Company Subsidiary are in full force and effect and no Company Subsidiary is in violation of any provision of its Organizational Documents. Section 4.3(d) of the Disclosure Schedule lists the directors and officers of each Company Subsidiary as of the date hereof.

4.4 Authority.

(a) The Company has all necessary power and authority to execute and deliver this Agreement and each document required hereby to be executed and delivered by the Company at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each document required hereby to be executed and delivered by the Company at the Closing, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Company are necessary to authorize this Agreement or any instrument required hereby to be executed and delivered by the Company at the Closing or to consummate the transactions contemplated hereby. The Company Board has unanimously approved and adopted this Agreement and the transactions contemplated by this Agreement, and such approvals constitute all of the necessary actions and authorizations on the part of the Company required for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(b) This Agreement and each document required hereby to be executed and delivered by the Company at the Closing have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles.

4.5 Conflicts and Consents.

(a) The execution and delivery of this Agreement by the Company and each document required hereby to be executed and delivered by the Company at the Closing, the compliance by the Company with the provisions of this Agreement and each document required hereby to be executed and delivered by the Company at the Closing and the consummation of the transactions contemplated hereby or thereby, will not (i) conflict with or violate the Organizational Documents of the Company, (ii) except as set forth in Section 4.5(a) of the Disclosure Schedule, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, or result in the loss of any benefit to which the Company or any Company Subsidiary is entitled under, any Contract listed in Section 4.13 of the Disclosure Schedule, Permit, Lien or other interest to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any of their material assets are subject, (iii) result in the creation or imposition of any Lien upon any assets of the Company or any Company Subsidiary or the Shares, or cause the Company or any Company Subsidiary to become subject to, or liable for, the payment of any Tax, or (iv) violate any Legal Requirement applicable to the Company or any Company Subsidiary or any of their respective material properties or material assets.

(b) Except as set forth on Section 4.5(b) of the Disclosure Schedule, no consent, approval, order, permit or authorization of, or registration, declaration or filing with, or notification to any Governmental Authority or any Person is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the other transactions to be consummated at the Closing as contemplated by this Agreement.

4.6 Absence of Changes.

(a) Except as set forth in Section 4.6(a) of the Disclosure Schedule and except as expressly contemplated by this Agreement, since the date of the Balance Sheet, neither the Company nor any Company Subsidiary has:

(i) declared, set aside, made or paid any dividend or other distribution in respect of its share capital or capital stock (whether in cash, shares, stock or property or any combination thereof), or agreed to do any of the foregoing, or purchased or redeemed or agreed to purchase or redeem, directly or indirectly, any shares of its share capital or capital stock;

(ii) split, combined, recapitalized or reclassified any of its share capital or capital stock;

(iii) increased or modified any compensation or fringe benefits of any kind or nature other than in the ordinary course of business, paid any bonus, granted or increased any severance or termination pay or otherwise materially changed any of the terms of employment or service for any of its employees, officers, directors or consultants, repriced any Option or other right to acquire any equity or similar interest in the Company or amended or accelerated or waived any vesting terms related to any award of, or award with respect to, any Option or other right to acquire any equity or similar interest in the Company;

(iv) made any payment of any nature to any employee, director or consultant of the Company or any Company Subsidiary (other than salary, commission or fees payable, or reimbursement of bona fide business expenses, in the ordinary course of business consistent with past practices);

(v) acquired or disposed of any assets or properties having a value in excess of $100,000, individually or in the aggregate;

(vi) acquired or agreed to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or any solicitation of, or participation in, any negotiations with respect to any of the foregoing;

(vii) issued or sold any shares of any class or series of its share capital (except upon exercise of any options) or any options, except as set forth in Section 4.6(a)(vii) of the Disclosure Schedule, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

(viii) purchased or acquired any material Intellectual Property or entered into any license agreement, distribution agreement (including any VAR, OEM or similar agreement), reseller agreement, security agreement, assignment or other conveyance, or option for any of the foregoing, with respect to the Intellectual Property of any Person (other than off-the-shelf shrink wrap, click through or similar licenses for commercially available software);

(ix) changed or modified its credit, collection or payment policies, procedures or practices, including accelerated collections or receivables (whether or not past due) or failed to pay or delayed payment of payables or other Liabilities;

(x) forgiven or canceled any Liens, or waived any rights, having a value in excess of $100,000;

(xi) incurred a capital expenditure or made a commitment by the Company or any Company Subsidiary to incur a capital expenditure exceeding $100,000 individually or $250,000 in the aggregate;

(xii) changed any accounting method or practice (including any change in depreciation or amortization policies or rates) other than as required by GAAP, or applied for or received a Tax ruling from the ITA on behalf of the Company or any Sellers;

(xiii) unless consented to in writing by Buyer, made or changed any Tax election inconsistent with past practices or settled or compromised any federal, state, local or foreign Tax Liability, Lien, assessment, refund, offset or Audit; agreed to an extension of the statute of limitations in connection with any Action related to Taxes; failed to file any income or other Tax Return when due or failed to cause such Tax Returns when filed to be complete and accurate in all respects; failed to pay any amount of Taxes when due; or filed any amended Tax Returns, or applied for or received a Tax ruling from the ITA on behalf of the Company, any Company Subsidiary or any Seller;

(xiv) revalued any of its assets (whether tangible or intangible), including discounting or otherwise compromising any notes or accounts receivable in an amount in excess of $100,000, individually or in the aggregate;

(xv) suffered any damage, destruction or loss, whether or not covered by insurance, with respect to its property and assets having a replacement cost of more than $100,000 for any individual loss or $100,000 for all such losses; or

(xvi) entered into any Contract to do any of the foregoing.

(b) Except as set forth in Section 4.6(b) of the Disclosure Schedule and except as expressly contemplated by this Agreement, since the date of the Balance Sheet, neither the Company nor any Company Subsidiary has:

(i) suffered, or taken any action that would have, a Material Adverse Effect;

(ii) amended, modified or restated any Organizational Documents of the Company or any Company Subsidiary;

(iii) adopted, amended, modified, or terminated any Company Plan or adopted any collective bargaining agreement;

(iv) suffered any work stoppage, labor strike or other labor trouble, or any action, suit, claim, demand, labor dispute or grievance relating to any labor, employment or safety matter involving the Company or any Company Subsidiary, including charges or claims of wrongful dismissal or discharge, discrimination, wage and hour violations or other unlawful labor or employment practices or actions;

(v) entered into any partnership, joint venture, joint development or other similar arrangement with one or more Persons;

(vi) other than non-exclusive license agreements entered into by the Company in the ordinary course of business that do not include any rights with respect to source code, transferred, sold or abandoned any right to any material Company Intellectual Property or entered into any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance, or option for any of the foregoing, with respect to any material Company Intellectual Property with any Person;

(vii) made any material change in the pricing or royalties set or charged by the Company to its customers or licenses or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company (other than off-the-shelf shrink wrap, click through or similar licenses for commercially available software, in each case with no recurring license fee);

(viii) entered into or amended any Contract having a value in excess of $250,000 or having a term that requires performance over a period in excess of one (1) year, in each case with respect to the development of any Intellectual Property with a third party;

(ix) entered into or amended any Contract having a value in excess of $250,000 or having a term that requires performance over a period in excess of one (1) year, in each case pursuant to which any Person was granted marketing, distribution, reseller, development, manufacturing or similar rights of any type or scope with respect to any products, services or technology of the Company;

(x) received any written notice or written threat of commencement of any Action, commenced any Action, or settled any Action regardless of the party initiating the same;

(xi) incurred, or entered into any Contract with respect to any Indebtedness, or applied for or received any Government Grants;

(xii) changed any accounting method or practice (including any change in depreciation or amortization policies or rates) other than as required by GAAP, or applied for or received a Tax ruling from the ITA on behalf of the Company or any Sellers;

(xiii) conducted its business or entered into any transaction or Contract other than in the ordinary course consistent with past practices;

(xiv) suffered any damage, destruction or loss, whether or not covered by insurance, with respect to its property and assets having a replacement cost of more than $100,000 for any individual loss or $100,000 for all such losses; or

(xv) entered into any Contract to do any of the foregoing.

4.7 Financial Statements; Controls.

(a) Attached hereto as Section 4.7 of the Disclosure Schedule is the audited consolidated balance sheet of the Company as of December 31, 2012 (the “Balance Sheet”) and the related statements of operations, changes in shareholders’ equity and cash flows for the twelve (12) months then ended, prepared in accordance with GAAP, consistently applied throughout the periods presented without modification of the accounting principles used in the preparation thereof throughout the periods presented unless required by GAAP (collectively, the “Financial Statements”). The Financial Statements are true, complete and correct in all material respects and were prepared in accordance with the books and records of the Company and present fairly in all material respects the financial condition and results of operations of the Company and the Company Subsidiaries as of the dates and for the periods indicated.

(b) The Company has in place systems and processes (including the maintenance of proper books and records) designed to provide reasonable assurances regarding the reliability of the Financial Statements (the “Controls”). No complaint, allegation, deficiency, assertion or claim has been made in writing or, to the Knowledge of the Company, threatened regarding the Controls or the Financial Statements. To the Knowledge of the Company, there have been no instances of fraud, whether or not material, that occurred during any period covered by the Financial Statements. The Company has in place a revenue recognition policy consistent with GAAP.

4.8 Absence of Undisclosed Liabilities; Indebtedness. Neither the Company nor any Company Subsidiary has any Indebtedness or other Liabilities of the type required to be disclosed on a balance sheet in accordance with GAAP, except for (a) Liabilities specifically reflected on, and fully reserved against in, the Financial Statements, (b) Liabilities listed in Section 4.8 of the Disclosure Schedule and (c) Liabilities which have arisen since the date of the Balance Sheet in the ordinary course of business and which are, in nature and amount, consistent with those incurred historically and are not material to the Company, individually or in the aggregate.

4.9 Accounts Receivable. Section 4.9 of the Disclosure Schedule sets forth all accounts and notes receivable of the Company as of the date hereof, together with an aging schedule indicating a range of days elapsed since being invoiced. All of the accounts and notes receivable of the Company or any Company Subsidiary, whether reflected on the Balance Sheet or arising since the date of the Balance Sheet, have arisen from bona fide transactions in the ordinary course of business consistent with past practices and, to the Knowledge of the Company and subject to the allowance for doubtful accounts set forth therein (or, with respect to accounts and notes receivable arising after the date of the Balance Sheet, on the accounting records of the Company), collectible in the aggregate amount thereof in accordance with their terms.

4.10 Taxes. Except as set forth in Section 4.10 of the Disclosure Schedule:

(a) (i) All Tax Returns required to be filed by or on behalf of the Company and the Company Subsidiaries have been duly and timely filed with the appropriate Tax Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; (ii) all Tax losses and credits reported on all income Tax Returns are properly stated; and (iii) all Taxes required to be paid by or on behalf of the Company and the Company Subsidiaries that are due on or before the Closing Date, whether or not shown or required to be shown on such Tax Returns, on or prior to the Closing Date have been or will be paid other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books and records of the Company and each Company Subsidiary in accordance with GAAP. With respect to any period ending on or before the Closing Date for which such Tax Returns have not yet been filed or for which such Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes on the Balance Sheet through the period ending on the date of the Balance Sheet. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company and the Company Subsidiaries.

(b) (i) the Company and the Company Subsidiaries have complied with all applicable Legal Requirements relating to the withholding of Taxes, including amounts required to be withheld from payments to employees, contractors, suppliers and shareholders, and has duly and timely withheld and paid over to the appropriate Tax Authority all amounts required to be so withheld and paid under Tax Law; and (ii) the Company and the Company Subsidiaries

have timely collected all sales, use and value added Taxes required to be collected by it, and the Company and the Company Subsidiaries have timely remitted all such Taxes to the appropriate Tax Authorities to the extent due and payable.

(c) Buyer has received or the Company has made available to Buyer complete copies of all annual Tax Returns of, or including the Company and the Company Subsidiaries for Tax periods since January 1, 2008.

(d) Neither the Company nor any Company Subsidiary has received any written notice that any claim has been made by a Tax Authority in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return such that the Company or any Company Subsidiary, or any activity of the Company or any Company Subsidiary, is or may be subject to taxation in that jurisdiction.

(e) There are no federal, state, local or foreign Audits, investigations or other administrative proceedings or court proceedings are presently pending or threatened in writing with regard to any Taxes or Tax Returns filed by or on behalf of the Company or any Company Subsidiary.

(f) Since the date of the Balance Sheet, the Company and the Company Subsidiaries have not incurred any Taxes other than Taxes resulting from their respective operations in the ordinary course of business consistent with past practice. Since the date of the Balance Sheet, neither the Company nor any Company Subsidiary has made, revoked or changed any election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, initiated, settled or compromised any Action in respect of Taxes, including any claim for a Tax refund or abatement, or filed any amended Tax Return or extended or waived the limitation period applicable to any Action in respect of Taxes, nor has the Company made any application for or received a Tax ruling or arrangement from the IRS or ITA on its behalf or on behalf of any of its shareholders, whether or not in connection with the transactions contemplated by this Agreement, except as explicitly contemplated in this Agreement.

(g) Neither the Company, any Company Subsidiary nor any other Person on behalf of the Company or any Company Subsidiary (i) agreed to, is required to or has any application pending requesting permission to, make any adjustment pursuant to Section 481(a) of the Code or any similar provision of Tax Law or has any knowledge that any Tax Authority has proposed any such adjustment, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law with respect to the Company or any Company Subsidiary, or the activities of either, (iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iv) granted any extension of time for the assessment or collection of Taxes, which Taxes have not since been paid or (v) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(h) No property owned by any Company Subsidiary that is a United States Corporation is (i) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (ii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iii) “limited use property” within the meaning of Rev. Proc. 76-30, (iv) subject to Section 168(g)(1)(A) of the Code or (v) subject to any provision of Tax Law comparable to any of the provisions listed above.

(i) Neither the Company nor any Company Subsidiary is a party to any Tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) under which the Company or any Company Subsidiary would be liable for any Taxes of any other Person.

(j) Neither the Company nor any Company Subsidiary is currently subject to any private letter ruling of the IRS or ITA, or comparable rulings of any Tax Authority, other than as set forth in Section 4.10(j) of the Disclosure Schedule.

(k) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company, except for Permitted Liens.

(l) Neither the Company nor any Company Subsidiary is, or has never been, a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than the group of corporations of which it is currently a member. Neither the Company nor any Company Subsidiary has any Liability for Taxes of any Person other than the Company under Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local, or foreign Tax law), as a transferee or successor, by contract, or otherwise.

(m) During the five-year period ending on the Closing Date, neither the Company nor any Company Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(n) Neither the Company nor any Company Subsidiary will be required to include any item of income in the computation of taxable income (including any Company or Company Subsidiary item that may be included in the computation of the taxable income of Buyer or any of its Affiliates) for any taxable period or portion thereof ending after the Closing Date as a result of any prepaid amount received on or prior to the Closing Date or any election under Section 108(i) of the Code.

(o) The Company and the Company Subsidiaries have disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(p) Neither the Company nor any Company Subsidiary is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b), or any comparable provision of state, local or foreign law.

(q) The Company and the Company Subsidiaries have provided or made available to Buyer all documentation relating to, and are in full compliance with all terms and conditions of, any Tax exemption, Tax holiday or other Tax reduction agreement or order, including any grants by the Investment Center of “Approved Enterprise,” “Benefitted Enterprise” or “Preferred Enterprise” status. The consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order subject to receipt of the approval of the Investment Center to the transactions contemplated hereunder. Section 4.10(q) of the Disclosure Schedule lists each material Tax incentive, subsidy or benefit granted to or enjoyed by the Company under the laws of the State of Israel, the period for which such Tax incentive, subsidy or benefit applies, and the nature of such tax incentive. The Company has complied, in all material respects, with all applicable Legal Requirements to be entitled to claim such incentives, subsidies or benefits. Subject to receipt of the approval of the Investment Center, the consummation of the transactions contemplated by this Agreement will not adversely affect the continued qualification for the incentives, subsidies or benefits or the terms or duration thereof or require any recapture of any previously claimed incentive, subsidy or benefit.

(r) The Company and the Company Subsidiaries have in their possession official foreign government receipts for any Taxes paid by it to any foreign Tax Authorities after January 1, 2008 other than Israel or the United States (or any political subdivision thereof).

(s) Other than as a result of the transactions contemplated in this Agreement, there currently are no limitations on the utilization of the net operating losses, built-in-losses, capital losses, tax credits or other similar items of the Company or any Company Subsidiary under Section 382 of the Code, Section 383 of the Code or other provisions of applicable Tax law.

(t) With respect to any taxable period (or portion thereof) ending on or before the Closing Date, all applicable transfer pricing rules have been complied with in all material respects and all documentation required by all relevant transfer pricing laws has been prepared; provided that no representation is made under this sentence for any period or portion thereof beginning on or after the Closing Date. Any related party transaction subject to Section 85A of the ITO conducted by the Company and any Company Subsidiary has been conducted on an arms-length basis in accordance with Section 85A of the ITO and each such transaction was documented with a proper transfer pricing study.

(u) None of the Company, any Company Subsidiary or any of the Sellers (with respect to the Shares held by them) is subject to restrictions or limitations pursuant to Part E2 of the ITO or pursuant to any Tax ruling made in connection with the provisions of Part E2.

(v) Neither the Company nor any Company Subsidiary has undertaken any transaction which will require special reporting in accordance with Section 131(g) of the ITO and the Israeli Income Tax Regulations (Tax Planning Requiring Reporting), 2006 regarding aggressive tax planning.

(w) Neither the Company nor any Company Subsidiary has been or will be a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date. The Company has not been made, and is not subject to, an election under Section 897(i) of the Code.

(x) Neither the Company nor any Company Subsidiary has a permanent establishment (within the meaning of the applicable Tax treaty) or otherwise has an office or fixed place of business in any country other than the country in which it is organized. Neither the Company nor any Company Subsidiary is party to a gain recognition agreement under Section 367 of the Code. The Company has never participated in an international boycott, as defined in Section 999 of the Code.

(y) No Seller holds any Shares that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.

(z) With respect to any taxable period (or portion thereof) ending on or prior to the Closing Date, neither the Company nor any Company Subsidiary is or was a party to any cost-sharing agreement or similar arrangement which is not a “qualified cost sharing arrangement” within the meaning of Treasury Regulations Section 1.482-7; provided, however, that no representation is made under this sentence for any period or portion thereof beginning on or after the Closing Date.

(aa) For United States federal income tax purposes, the Company and each Company Subsidiary is classified as an association taxable as a corporation. Neither the Company nor any Company Subsidiary has filed or made an election under Treasury Regulation Section 301.7701-3 to be treated as a Partnership or Disregarded Entity for US federal income tax purposes. The Company is a “foreign” corporation within the meaning of Section 7701(a)(5) of the Code.

4.11 Property and Sufficiency.

(a) Neither the Company nor any Company Subsidiary owns any real property.

(b) The Company and the Company Subsidiaries have good and marketable title to, or, in the case of leases of properties and assets, a valid leasehold interest in, all of the properties and assets (whether real, personal, tangible or intangible) (i) reflected on the Balance Sheet (other than assets sold since the date of the Balance Sheet in the ordinary course of business) or acquired thereafter, (ii) necessary to conduct all of the business and operations of the Company and the Company Subsidiaries as currently conducted, and (iii) used or held for use by the Company or any Company Subsidiary in the conduct of its business, and none of such properties or assets is subject to any Lien (other than Permitted Liens) other than those the material terms of which are described in Section 4.11(a) of the Disclosure Schedule. Such assets are in good operating condition, subject to normal wear and tear.

(c) Each lease, sublease, master lease, license or occupancy agreement for or with respect to any real property leased or used by the Company or any Company Subsidiary is identified in Section 4.11(c) of the Disclosure Schedule (the “Real Property Leases”).

(d) With respect to each Real Property Lease: (i) such Real Property Lease is legal, valid, binding, enforceable and in full force and effect (assuming due execution by the other parties thereto); (ii) neither the Company nor any Company Subsidiary is in breach or default, and to the Knowledge of the Company no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination under such Real Property Lease; (iii) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in such Real Property Lease, (iv) all consents required as a condition for any of the Real Property Leases to become operative have been received; and (v) in the case of any sublease pursuant to which the Company or a Company Subsidiary is the sublessee, to the Knowledge of the Company, the sublessor pursuant to such sublease is not in default under the prime lease and the prime lessor is not in default under the prime lease. True, correct and complete copies of all documents listed in Section 4.11(c) of the Disclosure Schedule have been made available to Buyer.

(e) The facilities subject to a Real Property Lease (each a “Leased Premises”) are in good operating condition and repair and, to the Knowledge of the Company, free from any material defects, reasonable wear and tear excepted. The Company has received no written notice of any pending condemnation proceeding, lawsuit or administrative action relating to any Leased Premises, or other matters materially and adversely affecting the current use or occupancy of any Leased Premises. The Company and the Company Subsidiaries are in compliance in all material respects with all use and occupancy requirements of any Governmental Authority applicable to the Leased Premises. There are no Contracts entered into by the Company or any Company Subsidiary with respect to any of the Leased Premises other than the Real Property Leases, including any leases or tenancy arrangements, written or oral, which create or confer on any Person other than the Company or the Company Subsidiaries a right to use or occupy all or any part of any Leased Premises.

(f) The Company and the Company Subsidiaries do not, and previously did not, have any right of ownership, right of first refusal or contractual obligation to purchase any land or buildings other than the Real Property Leases.

4.12 Environmental Matters. Except as set forth on Section 4.12 of the Disclosure Schedule: (a) the Company and the Company Subsidiaries are and have been in compliance in all material respects with, and have obtained, maintained and complied with all material Permits required pursuant to, all applicable Environmental Laws, (b) there has been no release of any Hazardous Materials on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or the Company Subsidiaries, (c) there have been no Hazardous Materials generated by the Company or the Company Subsidiaries that have been disposed of, or come to rest at, any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority within or outside the United States, (d) to the Knowledge of the Company, there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on any site owned, leased or otherwise used by the Company or any Company Subsidiary, (e) the Company has made available to Buyer true, complete and correct copies of all material environmental records, reports, notifications, certificates of need, Permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments in the possession or control of the Company or any of the Company Subsidiaries, (f) the Company has included any reference in its financial statements, including the notes thereto, with respect to any of the aforementioned which is reasonably likely to have an adverse financial impact, (g) neither the

Company nor any Company Subsidiary is conducting or funding any investigation, remediation, remedial action or cleanup of any Hazardous Materials and (h) neither the Company nor any Company Subsidiary is subject to any pending or, to the Knowledge of the Company, threatened claim or notice of violation from any Governmental Authority or any other Person alleging that the Company or any Company Subsidiary is in violation of any Environmental Law.

4.13 Material Contracts. All of the following Contracts to which the Company or any Company Subsidiary is a party or by which any of them or their respective assets or properties are bound are set forth in Section 4.13 of the Disclosure Schedule by reference to the applicable subsection below (it being understood that if a Contract is required to be disclosed in multiple subsections of this Section 4.13, disclosure of a Contract in any one subsection shall deem such Contract as disclosed in all applicable subsections of this Section 4.13) :

(a) any Contract or series of related Contracts with the same counterparty or its Affiliates which requires aggregate future expenditures by the Company or any Company Subsidiary in excess of $250,000 and is not cancelable or terminable by the Company or the applicable Company Subsidiary without penalty within ninety (90) days;

(b) any Contract for the sale of any commodity, product, material, supplies, equipment or other personal property for a sale price in excess of $100,000;

(c) any agreement granting any other Person the right to market, distribute or resell (including as an OEM or value-added reseller) any technology, products or services of the Company;

(d) any agreement granting the Company the right to market, distribute or resell (including as an OEM or value-added reseller) any technology, products or services of any other Person;

(e) any Contract executed by the Company or any Company Subsidiary containing any covenant limiting the freedom of the Company or any of its present or future Affiliates to (i) engage in any line of business or in any geographic territory or to compete with any Person, or which grants to any Person any exclusivity with respect to any geographic territory, any customer, or any product or service or (ii) solicit for employment, hire or employ any Person, or which would so restrict Buyer or any successor in interest of Buyer after the Closing Date;

(f) any loan agreement, indenture, note, bond, debenture or any other Contract evidencing Indebtedness or a Lien to any Person or any commitment to provide any of the foregoing, or any agreement of guaranty, indemnification or other similar commitment with respect to the Indebtedness of any other Person other than any Company Subsidiary;

(g) any Contract for the prior, current or future disposition of any of the assets or business of the Company or any Company Subsidiary, whether by merger, sale of stock, sale of assets or otherwise, valued over $100,000;

(h) any Contract for the acquisition of the business or capital stock of another party, whether by merger, sale of stock, sale of assets or otherwise;

(i) any Contract concerning a partnership, joint venture, joint development or other similar arrangement with one or more Persons;

(j) any hedging, futures, options or other derivative Contract;

(k) any Contract under which the Company or any Company Subsidiary has agreed not to bring any Action against any third party for any reason;

(l) (i) any Employment Agreement other than those terminable at-will by the Company with thirty (30) days’ prior written notice without penalty;

(m) any bonus or any other incentive compensation, deferred compensation, severance, salary continuation, pension, profit sharing or retirement plan, or any other employee benefit plan, scheme or arrangement that is not listed on Section 4.20 of the Disclosure Schedule;

(n) any commission or sales agreement with any current employee, consultant, contractor or salesperson of the Company or any Company Subsidiary;

(o) all collective bargaining or similar labor arrangements entered into by or affecting the Company or any Company Subsidiary, other than extension orders applicable to all employees in the Company’s industry or business or in general to employees in Israel;

(p) all Contracts that (i) limit or contain restrictions on the ability of the Company or any Company Subsidiary to incur Indebtedness, to incur or suffer to exist any Lien (other than Permitted Liens), to sell any assets or properties of the Company or any Company Subsidiary, to change the lines of business in which either the Company or any Company Subsidiary participates or engages, to engage in any merger or other business combination, or to declare or pay dividends on, make any other distribution in respect of or issue or purchase, redeem or otherwise acquire their respective equity interests, or (ii) require the Company or any Company Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

(q) any Contract, including any license, sublicense, agreement or permission, by which the Company or any Company Subsidiary uses Intellectual Property owned by a third party except for shrink-wrap, click-wrap or other off-the-shelf Intellectual Property that may be readily purchased or licensed from a third party, or a third party uses the Company’s or any Company Subsidiary’s Intellectual Property;

(r) any Contract with respect to a Government Grant;

(s) any lease of personal property having a value individually in excess of $50,000;

(t) any Contract with any customer or third party to develop or customize any product or service, or to provide, support, customize or develop any third-party product, service or platform;

(u) any Contract pursuant to which the Company or any Company Subsidiary has agreed to provide “most favored nation” pricing or other similar terms and conditions to any Person with respect to the sale, distribution, license or support of any products or services of the Company; or

(v) any other Contract that is otherwise material to the business of the Company or any Company Subsidiary.

Except as set forth in Section 4.13 of the Disclosure Schedule, each Contract disclosed in the Disclosure Schedule or required to be disclosed pursuant to this Section 4.13 or Section 4.17(n) is a valid and binding agreement of the Company and is in full force and effect in accordance with its terms (assuming due execution by the other parties thereto), and none of the Company, any Company Subsidiary or, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any of the foregoing Contracts, nor will the consummation of the transactions contemplated by this Agreement give rise to any such default or breach. No party to any of the foregoing Contracts has provided written notice of the exercise of any termination rights with respect thereto, and no party has given written notice of any significant dispute with respect to any of the foregoing Contracts. True, complete and correct copies of each of the written Contracts and true and correct written descriptions of all oral Contracts described in this paragraph have been made available to Buyer.

4.14 Certain Relationships and Related Transactions. Except as set forth in Section 4.14 of the Disclosure Schedule, no Related Party is indebted to the Company or any Company Subsidiary. To the Knowledge of the Company, no Related Party owns any asset used in, or necessary to, the business of the Company or any Company Subsidiary. To the Knowledge of the Company, no Related Party owns any direct or indirect interest in, or controls or is a director, officer, employee or partner of, or consultant to, a competitor of the Company or any Company Subsidiary.

4.15 Related Party Agreements; Termination. Each Contract with the Sellers or other applicable Related Parties (the “Related Party Agreements”) is set forth in Section 4.15 of the Disclosure Schedule. Neither Buyer, the Company nor any Company Subsidiary will incur any Liability under any Related Party Agreement following the Closing, except with respect to (i) Employment Agreements with employees that are Related Parties and (ii) the Related Party Agreements set forth on Section 9.1(k) of the Disclosure Schedule, which will not be terminated on or prior to the Closing.

4.16 Insurance. Section 4.16 of the Disclosure Schedule contains a true, complete and correct list as of the date hereof of all insurance policies maintained by or on behalf of the Company or the Company Subsidiaries (the “Insurance Policies”). Such list includes the type of policy, form of coverage, insurer, coverage dates, named insured, limit of liability and premium and deductible amounts. True, complete and correct copies of each listed policy have been made available to Buyer. The Insurance Policies are in full force and effect, all premiums due thereon have been paid, and the Company and the applicable Company Subsidiaries have complied in all material respects with the provisions of such Insurance Policies. The Company has not received any written notices from any issuer of any of the Insurance Policies canceling or amending them, materially increasing any deductibles or retained amounts thereunder, or materially increasing premiums payable thereunder. There is no claim by the Company or any Company Subsidiary pending under any of such Insurance Policies as to which coverage has been denied or disputed by the underwriters or in respect of which the underwriters have reserved their rights. None of the Company, the Company Subsidiaries or any Affiliate thereof has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.

4.17 Intellectual Property.

(a) Section 4.17(a) of the Disclosure Schedule sets forth true, complete and correct lists of the following Intellectual Property, both United States and foreign, that is owned or claimed to be owned by the Company or a Company Subsidiary as of the date of this Agreement, along with (1) the record owner of each such item of Intellectual Property, (2) the jurisdiction in which each such item of Intellectual Property has been registered or filed, (3) the applicable registration, application or serial number or similar identifier and (4) the procedural status thereof, including any and all actions that are due or must be taken, or payments that are due or must be made, within sixty (60) days of the Closing Date to obtain, maintain, perfect or renew such Intellectual Property, if any:

(i) all patents and pending patent applications;

(ii) all trademark registrations, Internet domain name registrations, pending trademark applications and material unregistered trademarks; and

(iii) all copyright registrations and pending copyright applications.

For purposes of this Agreement, the “Company Registered Intellectual Property” shall mean the items described in clauses (i), (ii) and (iii) above, collectively (excluding material unregistered trademarks).

(b) All of the Company Registered Intellectual Property is owned solely by the Company or a Company Subsidiary.

(c) Except as set forth in Section 4.17(c) of the Disclosure Schedule, all of the Company Registered Intellectual Property is valid, subsisting, in full force and effect (except with respect to applications), and has not expired or been cancelled or abandoned. All necessary material documents and certificates in connection with the Company Registered Intellectual Property have been filed with, and all relevant fees have been paid to, the relevant patent, copyright, trademark or other authorities in the United States, Israel or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting and maintaining the Company Registered Intellectual Property.

(d) The Company and the Company Subsidiaries (i) own, or have valid rights to use, all of the Intellectual Property used in their respective businesses, as currently conducted, including current development and the design, reproduction, manufacture, branding, marketing, use, distribution, import, licensing, provision, offer for sale and sale of any Proprietary Product and (ii) have, at all times since the dates of their respective formations, owned or had valid rights to use all of the Intellectual Property used in their respective businesses. The foregoing representation is intended to cover Intellectual Property necessary for the operation of the business of the Company and each Company Subsidiary and is not intended to be a warranty of non-infringement.

(e) To the Knowledge of the Company, the conduct of the business of the Company and each Company Subsidiary as conducted in the past and as currently conducted, including with respect to the design, development, reproduction, branding, marketing, use, distribution, importation, licensing, provision, offer for sale and sale of Proprietary Products, has not and does not infringe upon, misappropriate or otherwise violate any Intellectual Property or other proprietary right of any Person, including any right to privacy or publicity.

(f) There is no pending or, to the Knowledge of the Company, threatened Action in any jurisdiction (i) challenging the use, ownership, validity, enforceability or registerability of any Company Intellectual Property, (ii) alleging that the activities or the conduct of the business of the Company or any Company Subsidiary dilutes, misappropriates, infringes, violates or constitutes the unauthorized use of, or will dilute, misappropriate, infringe upon, violate or constitute the unauthorized use of the Intellectual Property of any Person (nor does the Company have Knowledge of any basis therefor). Neither the Company nor any Company Subsidiary is a party to any settlement, covenant not to sue, consent, decree, stipulation, judgment which (A) permits third parties to use any of the Company Intellectual Property, (B) restricts the Company’s or any Company Subsidiary’s rights to use any Intellectual Property, (C) restricts the Company’s or any Company Subsidiary’s business in order to accommodate the Intellectual Property of any other Person or (D) requires any future payment by the Company or any Company Subsidiary to any Person in connection with the use or enforcement of any Company Intellectual Property. Each item of Company Intellectual Property is free and clear of any Liens (other than Permitted Liens). Except as set forth in Section 4.17(f) of the Disclosure Schedule, the Company has the sole and exclusive right to bring a claim or suit for third party infringement, misappropriation or violation of any Company Intellectual Property against third parties misappropriating or infringing upon the Company Intellectual Property and to collect any damages or other amounts payable by such third party as a result thereof.

(g) To the Knowledge of the Company, no Person is misappropriating, infringing, or violating any Company Intellectual Property owned, and since the inception of the Company, no Intellectual Property or other proprietary right misappropriation, infringement, or violation Action has been brought against any Person by the Company or any Company Subsidiary.

(h) Each employee of the Company and the Company Subsidiaries has executed agreements which include provisions regarding confidentiality and nondisclosure undertakings relating to the disclosure and use of the Company Intellectual Property. Other than under an appropriate confidentiality or nondisclosure agreement or contractual provision relating to confidentiality and nondisclosure, to the Knowledge of the Company, there has been no disclosure to any Person of material confidential information or trade secrets of the Company or any Company Subsidiary related to any Proprietary Product, nor, to the Knowledge of the Company, has there been any disclosure to any Person of material confidential information of any other Person to whom the Company or any Company Subsidiary has a confidentiality obligation. All past and present employees of the Company or a Company Subsidiary who have made contributions to the development of any Company Intellectual Property or Proprietary Product, including all employees who have designed, written, tested or worked on any software or software code contained in any Company Intellectual Property or Proprietary Product have executed a written assignment, transfer, proprietary information and inventions agreement or similar Contract in favor of the Company, and have validly assigned to the Company in writing all of their right, title and interest in and to the portions of such Company Intellectual Property or Proprietary Product developed by them in the course of their work for the Company or any Company Subsidiary, and, other than as set forth in Section 4.17(h) of the Disclosure Schedule, have expressly waived any rights they may have had to compensation or royalties in respect of any inventions arising as consequence of service to the Company or any Company Subsidiary, including service inventions under Section 134 of the Israeli Patents Law. All consultants and independent contractors of the Company and the Company Subsidiaries and other third parties who have made contributions to the development of the Company Intellectual Property or any Proprietary Product, including all consultants, independent contractors and other third parties who have designed, written, tested or worked on any software or software code contained in any Company Intellectual Property or Proprietary Product (or a Person that previously conducted any business currently conducted by the Company or such Company Subsidiary and that has assigned its rights in any Company Intellectual Property or Proprietary Product to the Company or such Company Subsidiary), have entered into a written work-made-for-hire agreement, written invention assignment agreement or have otherwise validly assigned to the Company or the applicable Company Subsidiary in writing all of their right, title and interest (including moral rights, if any, to the extent such assignment of moral rights is permitted under the Legal Requirements of any jurisdiction) in and to the portions of such Company Intellectual Property or Proprietary Product developed by them for the Company or the applicable Company Subsidiary. To the Knowledge of the Company, no employee, officer, consultant or contractor is in violation of their agreements with the Company or any Company Subsidiary. Assignments of the Company Registered Intellectual Property listed in Section 4.17(a) of the Disclosure Schedule to the Company have been duly executed and filed with the United States Patent and Trademark Office or Copyright Office, as applicable.

(i) Section 4.17(i) of the Disclosure Schedule accurately identifies each obligation of the Company or a Company Subsidiary to grant access or a license to any of its source code including any escrow arrangement for the storage and conditional release of any of its source code.

(j) The source code for all Proprietary Products that include software has been documented in a manner such that a programmer of reasonable skill and competence would be able to support, maintain and enhance the Proprietary Products at a level commensurate with the past practices of the Company.

(k) Section 4.17(k) of the Disclosure Schedule accurately identifies (i) each item of Open Source Code that is contained in, distributed with, or used in the development of any Proprietary Product or from which any part of any Proprietary Product is derived, (ii) the Proprietary Products to which each such item of Open Source Code relates and (iii) a description of the manner in which such Open Source Code is used, modified and distributed by the Company. None of the Proprietary Products is subject to the provisions of any Open Source Code license or other Contract, including any general public license, limited general public license or other similar Contract, which could require the license of such Proprietary Products or any portion thereof (other than the Open Source Code) for the purpose of making modifications or derivative works, require the distribution of such Proprietary Products or any portion thereof (other than the Open Source Code) without charge, require or condition the disclosure, licensing or distribution of any source code or any portion of any Proprietary Product (other than the Open Source Code) or otherwise impose a material limitation, restriction or condition on the right of the Company or any Company Subsidiary to distribute a Proprietary Product or any portion thereof (other than the Open Source Code).

(l) Except as set forth in Section 4.17(l) of the Disclosure Schedule and other than unmodified versions of generally available off-the-shelf Software or Contract containing the obligation to pay annual fees or one-time fees of less than $100,000, none of the Company or the Company Subsidiaries has any obligation to pay any Person any future royalties or other fees for the continued use of Intellectual Property and to the Knowledge of the Company, will not have any obligation to pay such royalties or other fees arising from the consummation of the transactions contemplated by this Agreement.

(m) Except as set forth in Section 4.17(m) of the Disclosure Schedule, none of the Company or the Company Subsidiaries is a party to any Contract that requires the Company or the Company Subsidiaries to perform any software engineering, development or consulting for any Person.

(n) Other than routine inbound “click-wrap”, “shrink-wrap” and similar mass market, commercial binary code end-user licenses and outbound “click-wrap” and “shrink-wrap” and similar licenses and unmodified versions of generally available off-the-shelf Software or Contract containing the obligation to pay annual fees or one-time fees of less than $100,000, Section 4.17(n) of the Disclosure Schedule lists all licenses of Intellectual Property granted to or by the Company or any Company Subsidiary and all assignments of Intellectual Property to or by the Company or such Company Subsidiary (other than any employment agreements). The Company has delivered to Buyer true, complete and correct copies of all such Contracts. Neither the Company nor any Company Subsidiary is in material violation of any such Contract, and, to the Knowledge of the Company, no other party to any such Contract, is in breach thereof or has failed to perform thereunder, nor will the consummation by the Company of the transactions contemplated hereby result in any violation, loss or impairment of ownership by the Company or the applicable Company Subsidiary, or the right of use, of any Intellectual Property that is material to the respective businesses of the Company or such Company Subsidiary as currently conducted, nor require the consent of any Governmental Authority or any other Person with respect to any such Intellectual Property (other than the OCS Transfer Approval or the Magneton Approval). Neither the Company nor any Company Subsidiary has assigned, sold, exclusively licensed or otherwise transferred ownership of any material Company Intellectual Property to any Person, other than to the Company or a Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to any Contract under which any Person would have or would be entitled to receive a license or any other right to any Intellectual Property of Buyer or any Affiliate of Buyer as a result of the consummation of the transactions contemplated by this Agreement. Following the Closing Date, the Company and the Company Subsidiaries will be entitled to exercise all of the Company’s and the Company Subsidiaries’ rights under such Contracts to the same extent the Company or the Company Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company or the applicable Company Subsidiary would otherwise be required to pay pursuant to the terms of such Contracts.

(o) Section 4.17(o) of the Disclosure Schedule lists all Contracts between the Company or any Company Subsidiary and any other Person wherein or whereby the Company or such Company Subsidiary has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability of such Person with respect to infringement or misappropriation of Intellectual Property by any such Person.

(p) Except as set forth in Section 4.17(p) of the Disclosure Schedule or as required pursuant to applicable Legal Requirement, all Company Intellectual Property is fully transferable, alienable or licensable by the Company and will be fully transferable, alienable and licensable by Buyer following the Closing Date.

(q) Except as set forth in Section 4.17(q) of the Disclosure Schedule, no government funding, facilities of a university, college, other educational institution or research center or government-affiliated entity or funding from third parties was used in the development of any Company Intellectual Property, Proprietary Product or Intellectual Property purported to be owned by the Company or a Company Subsidiary. Except as set forth in Section 4.17(q) of the Disclosure Schedule, no current or, to the Knowledge of the Company, former employee, consultant, independent contractor of the Company or a Company Subsidiary or other Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, Proprietary Product, or Intellectual Property purported to be owned by the Company or any Company Subsidiary has performed services for a government or government-affiliated entity, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or the applicable Company Subsidiary, or performed such services prior to the period of time during which such employee, consultant or independent contractor performed services for the Company or the applicable Company Subsidiary such that a government, university or government-affiliated entity, college or other educational institution or research center is entitled to notice or any other right or benefit in connection with Company Intellectual Property or Proprietary Product purported to be owned by the Company or the applicable Company Subsidiary.

(r) Each of the Company and each Company Subsidiary has taken all reasonable and necessary steps to protect Company Intellectual Property and their rights thereunder material to the respective operations and businesses of the Company and the Company Subsidiaries as presently conducted or related to the Proprietary Products and, to the Knowledge of the Company, no material rights to Company Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any Company Subsidiary. The Company and the Company Subsidiaries have implemented and monitored reasonable measures, which are customary to companies in the industry in which the Company operates, with respect to technical, administrative and physical security to preserve and protect the availability, security and integrity of the confidential information of the Company and the

Company Subsidiaries and Company Intellectual Property. The Company and the Company Subsidiaries have taken reasonable and customary steps to protect the rights of the Company and the Company Subsidiaries in confidential information and trade secrets included in the Company Intellectual Property, and any trade secrets or confidential information of third parties provided to the Company or any Company Subsidiary under an obligation of confidentiality.

(s) Neither the Company nor any Company Subsidiary has made any submission or suggestion to, nor is subject to any Contract with, any standards body that could obligate the owner of Company Intellectual Property to grant licenses to or could otherwise limit the licensing of Company Intellectual Property or Proprietary Products.

(t) Except as set forth in Section 4.17(t) of the Disclosure Schedule, neither the Company, any Company Subsidiary nor any other Person acting on any of their behalf has (i) disclosed, delivered or licensed to any Person any source code that is Company Intellectual Property, or (ii) deposited, or are required to deposit (and no conditions exist that would reasonably be expected to require such a deposit), with an escrow agent or any other Person, any source code that is Company Intellectual Property.

4.18 Grants, Incentives and Subsidies. Section 4.18 of the Disclosure Schedule provides a true, complete and correct list all pending and outstanding grants, incentives and subsidies from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, granted to the Company and any Company Subsidiary, including grants from the OCS (collectively, “Government Grants”). The Company has made available to Buyer true, complete and correct copies of all documents evidencing Government Grants submitted by the Company and any Company Subsidiary (or transferred or assigned or purchased by the Company and any Company Subsidiary) and of all letters of approval, certificates of completion, and supplements and amendments thereto, granted to the Company and any Company Subsidiary, and all material correspondence related thereto. Section 4.18(b) of the Disclosure Schedule sets forth: (a) all material undertakings of the Company and the Company Subsidiaries given in connection with the Government Grants; (b) the aggregate amount of each Government Grant; (c) the aggregate outstanding obligations of the Company and each Company Subsidiary under each Government Grant with respect to royalties or other payments; (d) the outstanding amounts to be paid by the OCS to the Company and any Company Subsidiary under the Government Grants, if any, and (e) the composition of such obligations or amount by the patent, other Intellectual Property, product or product family to which it relates. The Company and each Company Subsidiary are in compliance, in all material respects, with the terms and conditions of all Government Grants, which have been approved, and have duly fulfilled, in all material respects, all the undertakings required thereby to be fulfilled. To the Knowledge of the Company, there is no event or other set of circumstances which would reasonably be expected to lead to the revocation or material modification of any of the Government Grants that have been approved.

4.19 Privacy. The Company, the Company Subsidiaries, Proprietary Products and all Internet websites owned, maintained or operated by or on behalf of the Company or any Company Subsidiary (the “Company Sites”), and, to the Knowledge of the Company, all third parties acting on the Company’s or any Company Subsidiary’s behalf or that otherwise have access to or use Personal Information collected by or on behalf of the Company or any Company Subsidiary, comply, and have at all times complied, in all material respects, with all Privacy Laws and Requirements. The execution, delivery and performance of this Agreement complies in all material respects with all Privacy Laws and Requirements. Copies of all current internal and public-facing privacy policies of the Company that apply to the Company Sites and Proprietary Products have been made available to Buyer, and none of the disclosures in such policies have been in violation of any Privacy Laws or Requirements. Any material consents required for the collection, processing, transfer and other use of Personal Information by the Company and the Company Subsidiaries for the conduct of the business of the Company or the Company Subsidiaries have been obtained. To the Knowledge of the Company, there is no complaint to, or any audit, proceeding, investigation (formal or informal) or claim currently pending against, the Company or any Company Subsidiary by any Person with respect to Personal Information. With respect to all Personal Information collected, stored, used, or maintained by or for the Company or any Company Subsidiary, the Company and the Company Subsidiaries have at all times implemented reasonable security measures to ensure that such Personal Information is protected against loss and against unauthorized access, use, modification and disclosure. There has been no loss, unauthorized access to or other misuse of such Personal Information. Except as set forth in Section 4.19 of the Disclosure Schedule, all databases owned, controlled, held or used by the Company or any Company Subsidiary and required to be registered have been properly registered, and the data therein has been used by the Company and the Company Subsidiaries solely as permitted pursuant to such registrations.

4.20 Benefit Plans.

(a) Section 4.20 of the Disclosure Schedule includes a true, complete and correct list of all Company Plans, and the Company has provided or made available to Buyer a complete copy of (i) each Company Plan (or a description of the material terms of any unwritten Company Benefit Plan) and all amendments thereto, (ii) each trust, custodial, or other funding arrangement, (iii) each summary plan description and summary of material modifications and (iv) the most recent application for determination letter submitted to the IRS or similar Governmental Authority and the most recent determination or opinion letter received from the IRS or similar Governmental Authority. The Company has delivered or made available to Buyer true, complete and correct copies of all Form 5500 Series annual reports (and similar filings with any applicable Governmental Authority) for each Company Plan, together with all schedules, attachments and related opinions, all related agreements, insurance contracts and other agreements which implement each such Company Plan, and copies of any correspondence from or to the IRS, the Department of Labor or other Governmental Authority relating to an investigation, audit or penalty assessment with respect to any Company Plan or relating to requested relief from any liability or penalty relating to any Company Plan.

(b) Except as otherwise set forth in Section 4.20 of the Disclosure Schedule, each Company Plan has been designed and documented in compliance in all material respects with all applicable Legal Requirements. Except as otherwise set forth in Section 4.20 of the Disclosure Schedule, each Company Plan has been maintained, funded, and administered in compliance in all material respects with its terms and all applicable Legal Requirements. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such plan is so qualified and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the IRS or the unavailability of reliance on such opinion letter from the IRS, as applicable.

(c) The Company and the Company Subsidiaries have no liability, including withdrawal liability, with respect to any single employer plan (as such term is defined in Section 4001(b) of ERISA) subject to Section 412 of the Code or Title IV of ERISA or any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) that remains unsatisfied. No Company Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. The Company has made or will accrue prior to the Closing Date all payments and contributions due and payable as of the Closing Date to each Company Plan as required to be made under the terms of each such Company Plan.

(d) With respect to all Company Plans and related trusts, there are no “prohibited transactions,” as that term is defined in Section 406 of ERISA or Section 4975 of the Code, that have occurred which could subject any Company Plan or the Company or any of the Company Subsidiaries, or any of the officers and employees of the Company or any of the Company Subsidiaries, to any material tax or penalty on prohibited transactions imposed by Section 501(i) of ERISA or Section 4975 of the Code.

(e) There are no Actions (other than routine claims for benefits by employees of the Company and the Company Subsidiaries, beneficiaries or dependents of such employees arising in the normal course of operation of a Company Plan) pending or, to the Knowledge of the Company, threatened, with respect to any Company Plan or the Company or the Company Subsidiaries, or any of the officers and employees of the Company or any of the Company Subsidiaries, with respect to any of their duties under such Company Plan.

(f) The Company and the Company Subsidiaries have complied in all material respects with all applicable health care continuation requirements of Section 601, et. seq. of ERISA, Section 4980B of the Code and similar state welfare plan continuation coverage laws with respect to employees and their spouses, former spouses and dependents.

(g) The Company and the Company Subsidiaries have no obligations under any Company Plan to provide post-retirement medical benefits to any employee or any former employee of the Company or any Company Subsidiary (or spouse or dependent thereof) other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code or applicable state law.

(h) Except as otherwise set forth in Section 4.20 of the Disclosure Schedule or as expressly provided in this Agreement, neither the negotiation or execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any Company Subsidiary to severance, retention, bonus or other similar payment or unemployment compensation or any other payment or additional right, other than as required under applicable Legal Requirements, (ii) accelerate the time of payment or vesting, or (iii) increase the amount of compensation due any such employee or officer.

(i) No Company Plan which is an employee welfare benefit plan under Section 3(l) or ERISA is self-funded, self-insured or funded through the general assets of the Company or any Company Subsidiary. No Company Plan which is an employee welfare benefit plan under Section 3(l) of ERISA is funded by a trust or is subject to Section 419 or 419A of the Code.

(j) Except as otherwise set forth in Section 4.20 of the Disclosure Schedule, with respect to each Company Plan, there are no restrictions on the ability of the sponsor of each Company Plan to amend or terminate any Company Plan, the Company or the applicable Company Subsidiary has expressly reserved for itself and in its sole discretion the right to amend, modify or terminate any such Company Plan, or any portion of it, and, to the Knowledge of the Company, has made no representations which would conflict with or contradict such reservation or right, subject only to such constraints as may be imposed by any applicable Legal Requirement, and without material penalty or cost (other than routine administrative costs). Each Company Plan may be transferred by the Company or the applicable Company Subsidiary to Buyer. Other than with respect to Company Plans referred to in Section 7.10 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has announced its intention, or undertaken to modify or terminate any Company Plan or adopt any arrangement or program which, once established, would come within the definition of a Company Plan.

(k) Except as otherwise set forth in Section 4.20 of the Disclosure Schedule, no amounts paid or payable under the Company Plans or to any “disqualified individual,” as defined in Section 280G(c) of the Code, will fail to be deductible for federal income Tax purposes by virtue of Section 162(a)(1) or Section 280G of the Code, nor will the Company or any Company Subsidiary be required to “gross up” or otherwise compensate any such person because of the imposition of any excise tax under Section 4999 of the Code on a payment to such person.

(l) Neither the Company nor any Company Subsidiary has liability, including under any Company Plan, arising out of the treatment of any Employee/Service Provider as a consultant or independent contractor and not as an employee, or vice-versa.

(m) With respect to each Company Plan, all required contributions and premium payments have been made or properly accrued on the Companies’ financial statements. None of the assets of any Company Plan includes any share capital or other securities issued by the Company or any Company Subsidiary.

(n) With respect to each Company Plan established or maintained primarily for benefit of employees of the Company or any Company Subsidiary residing outside the United States (each, a “Foreign Benefit Plan”), except as set forth in Section 4.20 of the Disclosure Schedule: (i) each Foreign Benefit Plan is in compliance in all material respects with all applicable Legal Requirements; (ii) all employer and employee contributions to each Foreign Benefit Plan required by applicable Legal Requirements or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices or as required pursuant to applicable Legal Requirements; (iii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; (iv) each Foreign Benefit Plan required to be registered with a Governmental Authority has been registered with a Governmental Authority and has been maintained in good standing with or in accordance with the requirements of the applicable Governmental Authority, as applicable; (v) there are no pending, or, to the Knowledge of the Company, threatened Actions in connection with any Foreign Benefit Plan; and (vi) there has been no act or omission which has given or is reasonably likely to give rise to fines, penalties, taxes or related charges under any applicable Legal Requirement. The Company has previously provided or made available to Buyer true and complete copies of all Foreign Benefit Plans documents and amendments thereto (including a written summary of any unwritten Foreign Benefit Plans) and related trust agreements or other agreements.

4.21 Personnel.

(a) Section 4.21(a) of the Disclosure Schedule sets forth a list of all employees of the Company and the Company Subsidiaries as of the date hereof, including any employee who is on a leave of absence, and sets forth the following information with respect to each such employee: (i) name; (ii) date of hire; (iii) whether the employee is active or inactive; (iv) title and job function; (v) annualized compensation (including base salary, vacation and paid time off accrual amounts, bonus and commission accrual through the Closing Date; (vi) employer (whether the Company or a Company Subsidiary); (vii) social benefits participation (including whether a managers insurance, pension fund, education fund (keren hishtalmut) is maintained with respect to such employee); (viii) accrued and unused vacation days; (ix) notice and severance requirements; (x) the facility at which the employee is deemed to be located; (xi) each Company Plan in which the employee participates or is eligible to participate; and (xii) any authorization, permit or license of any Governmental Authority that is held by the employee and that is used in connection with the business of the Company or the applicable Company Subsidiary.

(b) Except as set forth in Section 4.21(b) of the Disclosure Schedule, the Company is in compliance in all material respects with all Legal Requirements relating to the employment or contracting of labor, including all such Legal Requirements relating to wages, hours, pension and severance requirements, vacation, sick leave, recuperation pay, WARN and any similar state or local “mass layoff” or “plant closing” Legal Requirement, collective bargaining, dismissal, discrimination, civil rights, safety and health, classification of employees, workers status, immigration laws, employment laws, workers’ compensation and the collection and payment of withholding and social security Taxes and any similar Tax and payments to the National Insurance Institution. There has been no “mass layoff” or “plant closing” (as defined by WARN or applicable state laws) with respect to the Company within the nine (9) months prior to the Closing.

(c) Other than as set forth in Section 4.21(c) of the Disclosure Schedule, the Company is not subject to any collective bargaining agreement, or other labor union contract and no employee of the Company is represented by a labor union. There has been no material labor trouble or material adverse relations with employees of the Company. There is not pending or, to the Knowledge of the Company, threatened picketing, strike, labor dispute, slowdown, lockout, walkout, work stoppage or other similar event involving employees of the Company, and no union organizing activities are taking place or have taken place with respect to such employees.

(d) None of the Company’s officers or senior employees or senior independent contractors has given notice to the Company of his/her intention to terminate his or her relationship with the Company for any reason, including as a result of the transactions contemplated hereby.

(e) With respect to employees of the Company or any Company Subsidiary who reside or work in Israel (each, an “Israeli Employee”), except as set forth in Section 4.21(e) of the Disclosure Schedule: (i) the employment of each Israeli Employee is subject to termination upon not more than thirty (30) days prior written notice under the termination notice provisions included in the employment Contract with such Israeli Employee or applicable Legal Requirements, (ii) all obligations of the Company or the applicable Company Subsidiary to provide statutory severance pay to all Israeli Employees pursuant to the Severance Pay Law (5723-1963) are fully funded or accrued on the Financial Statements, (iii) no Israeli Employee’s employment by the Company or the applicable Company Subsidiary requires any special license, permit or other authorization of a Governmental Authority, (iv) there are no foreign employees employed by the Company or the applicable Company Subsidiary in Israel; (v) there are no unwritten policies, practices or customs of the Company or the applicable Company Subsidiary that, by extension, could reasonably be expected to entitle any Israeli Employee to benefits in addition to what such Israeli Employee is entitled to by applicable Legal Requirements or under the terms of such Israeli Employee’s employment Contract (including unwritten customs or practices concerning bonuses, the payment of statutory severance pay when it is not required under applicable legal requirements), (vi) all amounts that the Company or the applicable Company Subsidiary is legally or contractually required either (A) to deduct from Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund (‘keren hishtalmut’) or other similar funds or (B) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Governmental Authority as required by the ITA and National Insurance Law or otherwise, have, in each case, been duly deducted, transferred, withheld and paid, and neither the Company nor any Company Subsidiary has any outstanding obligation to make any such deduction, transfer, withholding or payment, (vii) each of the Company and each Company Subsidiary is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses, Foreign Benefit Plans, pension benefits and other compensation matters and terms and conditions of employment related to Israeli Employees, including The Prior Notice to the Employee Law, 2002, The Notice to Employee (Terms of Employment) Law, 2002, the Prevention of Sexual Harassment Law, 1998, the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, The Employment by Human Resource Contractors Law, 1996, and Law for Increased Enforcement of Labor Laws, 2011, and (viii) neither the Company nor any Company Subsidiary has any consultants, sub-contractors or freelancers currently engaged on the Company’s premises in a full-time position. The Company and the Company Subsidiaries are not subject to, and no employee of the Company or any Company Subsidiary benefits from, any extension order (tzavei harchava) except for such extension orders which generally apply to all employees in Israel or in the Company’s industry. The Company has furnished to Buyer (x) copies of all material Contracts with Israeli human resource contractors, or with Israeli consultants, sub-contractors or freelancers and (y) copies of material manuals and material written policies relating to the employment of Israeli Employees or termination thereof.

4.22 Litigation. Except as set forth in Section 4.22 of the Disclosure Schedule, there is no (a) action, suit, proceeding or investigation of any nature, to, from, by or before any arbitrator, court, tribunal or other Governmental Authority (collectively, “Actions”) pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary, or any of their properties, or (b) to the Knowledge of the Company, any Actions pending or threatened against any Related Party in connection with the business of the Company or any Company Subsidiary. The Company and the Company Subsidiaries are each in compliance in all material respects with all orders, writs, injunctions and decrees of all Governmental Authority binding upon the Company or any such Company Subsidiary.

4.23 Permits; Compliance with Legal Requirements.

(a) Section 4.23(a) of the Disclosure Schedule sets forth a true, complete and correct list of all material Permits that have been issued to the Company and the Company Subsidiaries and are currently in full force and effect. Each of the Company and each Company Subsidiary is not, and has not been, in violation of or default under any term or provision of any such Permit. All Permits which are necessary for the operation of the business of the Company and each Company Subsidiary as currently conducted have been issued or granted to the Company or the applicable Company Subsidiary and all such Permits are valid, in full force and effect and constitute all Permits required to permit the Company and the Company Subsidiaries to operate or conduct their respective businesses as currently conducted or hold any interest in their respective assets. There is no Action pending or, to the Knowledge of the Company, threatened that would result in the termination, revocation, suspension or restriction of any Permit or the imposition of any material fine, penalty or other sanctions for violations of any legal or other requirements relating to any Permit.

(b) Each of the Company and each Company Subsidiary is not, and has not been, (i) in violation of any term or provision of its Organizational Documents, or (ii) in violation in any material respect of or default under any Legal Requirement, and, to the Knowledge of the Company, no Action has been filed or commenced against any of them alleging any failure to comply with any term or provision of their Organization Documents or applicable Legal Requirements. Except as set forth in Section 4.23(b) of the Disclosure Schedule, the Company and the Company Subsidiaries have conducted their businesses in accordance with all applicable Legal Requirements, including U.S. export control and economic sanction laws and regulations and:

(i) to the extent required under applicable Legal Requirements, the Company and the Company Subsidiaries have obtained all export Permits required for its export of products, software and technologies from the United States, Israel and from any other place from which the Company exports any such products, software or technologies;

(ii) the Company and the Company Subsidiaries are in compliance with the terms of all applicable export Permits; and

(iii) (A) the conduct of the business of the Company and the Company Subsidiaries as currently conducted or as previously conducted does not and did not involve the use or development of, or engagement in, encryption technology, or technology whose development, commercialization or export is restricted under U.S. or Israeli law, and (B) to conduct its business as currently conducted, neither the Company nor any Company Subsidiary needs any approvals or licenses from the Israeli Ministry of Defense or any authorized body thereof.

(c) The Company and the Company Subsidiaries have not, directly or indirectly, taken any action which would cause it to be in violation of the U.S. Foreign Corrupt Practices Act, as amended, any rules or regulations thereunder or any similar Legal Requirement promulgated by any other Governmental Authority in jurisdictions in which the Company or any Company Subsidiary operates, including by offering or conveying, directly or indirectly, anything of value to obtain or retain business or to obtain any improper advantage. Neither the Company, any Company Subsidiary nor any director, officer, employee or, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or any Company Subsidiary has acted in violation of Title 5 of the Israeli Penalty Law (Bribery Transactions) or the Israeli Prohibition on Money Laundering Law, 2000.

(d) Notwithstanding the foregoing, no representations or warranties are being made under this Section 4.23 with respect to Taxes, real property, environmental matters, privacy and benefit plans which are covered exclusively by Sections 4.10, 4.11, 4.12, 4.19 and 4.20.

4.24 Customers and Suppliers.

(a) Section 4.24(a) of the Disclosure Schedule sets forth a complete and accurate list, by percentage of total sales by the Company and the Company Subsidiaries for the fiscal years ended on December 31, 2010 and 2011, of (i) the fifteen (15) largest customers of the Company and the Company Subsidiaries and (ii) the five (5) largest distributors or resellers of the Company and the Company Subsidiaries. Since January 1, 2012, there has not been any material adverse change in the business relationship, and there has been no material dispute, between the Company or any Company Subsidiary, on the one hand, and any such customer, distributor or reseller, on the other hand, and the Company has not received any notice that any such customer, distributor or reseller intends to cease its business relationship with the Company or any Company Subsidiary or to materially reduce its purchases from the Company or any Company Subsidiary.

(b) Section 4.24(b) of the Disclosure Schedule contains a complete and accurate list, by percentage of total purchases by the Company and the Company Subsidiaries for the fiscal years ended on December 31, 2010 and 2011, of the ten (10) largest suppliers to the

Company and the Company Subsidiaries. Since January 1, 2012, there has not been any material adverse change in the business relationship, and there has been no material dispute, between the Company or any Company Subsidiary, on the one hand, and any such supplier, on the other hand, and the Company has not received any notice that any such supplier intends to cease its business relationship with the Company or any Company Subsidiary or to reduce its sales to the Company or any Company Subsidiary.

4.25 Product Warranties; Services; Support.

(a) Each product (including any software product) or service developed, licensed, sold or delivered by the Company or any Company Subsidiary (collectively, the “Company Products”) conforms in all material respects with the specifications for such Company Product, all applicable contractual commitments and all applicable express warranties. Neither the Company nor any Company Subsidiary has any Liability (and to the Knowledge of the Company, there is no basis for any present or future Action against the Company or any Company Subsidiary giving rise to any Liability) for replacement or for repair thereof or other damages in connection therewith except Liabilities for replacement or repair incurred in the ordinary course of business consistent with past practice. Section 4.25(a) of the Disclosure Schedule includes a copy of the standard terms and conditions of sale or license for the Company Products. Other than as set forth Section 4.25(a) of the Disclosure Schedule, no Company Product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or license or beyond that implied or imposed by applicable Legal Requirements.

(b) All services provided by the Company and the Company Subsidiaries to any Person (collectively, the “Services”) were performed in conformity, in all material respects, with the terms and requirements of all applicable express warranties, all applicable services agreements and applicable Legal Requirements. There is no Action pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary relating to the Services or services agreement and, to the Knowledge of the Company, there is no reasonable basis for the assertion of any such Action. Section 4.25(b) of the Disclosure Schedule sets forth all agreements that obligate the Company or a Company Subsidiary to provide Services after the date hereof (the “Services Agreements”), the applicable fee and rate structure and payment terms for Services provided thereunder. Neither the Company nor any Company Subsidiary has any “loss contract” or other Contract where the expected cost to complete the agreement exceeds either (i) the fees and payments to be received pursuant to such Contract or (ii) the budgeted expense of the Company or the applicable Company Subsidiary with respect thereto, and, to the Knowledge of the Company, there exists no reasonable basis to conclude that any Contract will become such a loss contract.

4.26 Books and Records; Company Names. The minute books of the Company and the Company Subsidiaries contain true and correct records of all corporate actions of their respective shareholders and governing bodies, and all such minute books have been furnished or made available to Buyer. The share records of the Company and the Company Subsidiaries are true, correct and complete and reflect all issuances, transfers and cancellations of shares of each of the Company and each Company Subsidiary. The Company and the Company Subsidiaries have furnished or made available to Buyer true, complete and correct copies of all share certificate and share record books of the Company and the Company Subsidiaries.

4.27 Brokers and Finders. Except as set forth in Section 4.27 of the Disclosure Schedule, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from the Company or Buyer or from any of their respective Affiliates in respect thereof.

4.28 Anti-Takeover Statute Not Applicable. No anti-takeover statute or regulation, or anti-takeover provision in the Organizational Documents of the Company or any Company Subsidiary is applicable to the Company, the Company Subsidiaries, the Shares, this Agreement or any of the other transactions contemplated by this Agreement.

4.29 No Additional Warranties. Except for the representations and warranties contained in this Section 4 or in the certificates delivered to Buyer at the Closing pursuant to Sections 9.1(a) and 9.1(f), the Company does not make any express or implied representation or warranty, and the Company hereby disclaims any such representation or warranty with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, solely for himself, herself or itself (on a several and not joint basis), represents and warrants to Buyer that the statements in this Section 5 are true, complete and correct as of the Closing Date (unless the particular statement speaks expressly as of another date, in which case it is true, complete and correct as of such other date):

5.1 Organization and Good Standing. Such Seller, if such Seller is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

5.2 Authority.

(a) Such Seller has all necessary power and authority to execute and deliver this Agreement and each document required hereby to be executed and delivered by such Seller at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller of this Agreement and each document required hereby to be executed and delivered by such Seller at the Closing and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of such Seller are necessary to authorize this Agreement or any document required hereby to be executed and delivered by such Seller at the Closing or to consummate the transactions contemplated hereby.

(b) This Agreement and each document required hereby to be executed and delivered by such Seller at the Closing have been duly and validly executed and delivered by such Seller and, assuming the due authorization, execution and delivery by Buyer and Parent, constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles.

(c) The execution and delivery of this Agreement by such Seller and each document required hereby to be executed and delivered by such Seller at the Closing, the compliance by such Seller with the provisions of this Agreement and each document required hereby to be executed and delivered by such Seller at the Closing and the consummation of the transactions contemplated hereby or thereby, will not (i) if such Seller is an entity, conflict with or violate the Organizational Documents of such Seller, (ii) conflict with, result in a breach or violation of, constitute (with or without due notice or lapse of time or both) a default under, any Contract or other instrument binding upon such Seller or of any license, franchise or Permit held by such Seller, solely to the extent such breach, violation or default would prevent such Seller from consummating the transactions contemplated under this Agreement or (iii) violate any Legal Requirement applicable to such Seller or any of its respective properties or assets.

No consent, approval, order, permit or authorization of, or registration, declaration or filing with, or notification to any Governmental Authority or other Person is required to be obtained by such Seller or any of its Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except where the failure to submit or obtain the same would not have a material adverse effect on such Seller’s ability to consummate the transactions contemplated by this Agreement.

5.3 Ownership. Such Seller is the record owner of, and owns legally and beneficially, the Ordinary Shares, Preferred Shares, Warrants and Options, as applicable, in the amounts set forth opposite such Seller’s name on the Allocation Statement, free and clear of any and all Liens. At the Closing, such Seller shall transfer to Buyer and Parent, as applicable, good title to such Seller’s Ordinary Shares and/or Preferred Shares, free and clear of all Liens and other restrictions on transfer other than restrictions on transfer arising under applicable securities laws. Such Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require such Seller to sell, transfer or otherwise dispose of any of such Seller’s Ordinary Shares, Preferred Shares, Warrants or Options (other than pursuant to this Agreement). Other than as set forth opposite such Seller’s name in the Allocation Statement, such Seller does not, with respect to the Company or any Company Subsidiary, own any securities, options, warrants, rights, contracts, pledges, calls, puts, rights to subscribe, conversion rights, rights to purchase, preemptive rights, rights of first refusal, co-sale rights, exchange rights, stock appreciation rights or similar rights, phantom stock or other similar agreements or commitments to which such Seller is a party or which are binding upon such Seller providing for the voting, issuance, disposition, repurchase, redemptions or acquisition of such Seller’s Ordinary Shares, Preferred Shares, Warrants and Options, as applicable, or any rights or interests exercisable therefor, except as contemplated for the consummation of the transactions contemplated under this Agreement.

5.4 Litigation. There are no Actions pending or, to the Knowledge of such Seller, threatened against or affecting such Seller, at law or in equity, or before or by any Governmental Authority, domestic or foreign, seeking to prevent or restrain the sale or conversion, as applicable, by such Seller of its Ordinary Shares, Preferred Shares, Warrants and/or Options, as applicable, claiming any interest in the proceeds of such sale or which are reasonably likely to prevent or restrain such Seller’s ability to consummate the transactions contemplated by this Agreement.

5.5 Brokers and Finders. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Buyer or from any of its respective Affiliates (including the Company or any Company Subsidiary after the Closing) in respect thereof.

5.6 Status. Each Seller that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) represents and warrants that (a) it is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B)) of Parent or Buyer, and (b) it is not a “controlled foreign corporation” that is related to Parent or Buyer (within the meaning of Section 881(c)(3)(C)).

5.7 Tax Withholding Information. All information provided or to be provided to the Paying Agent, by or on behalf of such Seller for purposes of enabling Buyer or the Paying Agent to determine the amount to be deducted and withheld, if any, from the consideration payable to such Seller pursuant to this Agreement under applicable Legal Requirements is and will be true, complete and correct when provided to the Paying Agent.

5.8 Investment Representations. Each Seller receiving Stock Consideration in accordance with the terms herein, whether directly or indirectly, has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating, either alone or together with a purchaser representative, the merits and risks of the acquisition of shares of MDRX Common Stock pursuant to the terms of this Agreement, and such Seller is able to bear the economic risk of an investment in MDRX Common Stock. Except as otherwise disclosed to Parent, each such Seller is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. Each such Seller acknowledges that he, she or it has had a reasonable opportunity to review the SEC Documents and that a representative of Parent has been made available to each such Person and each such Person has had the opportunity to ask questions and to receive answers and additional information from the officers and managers of Parent about the business and financial condition of Parent. Each Seller has relied solely upon the SEC Documents and independent investigations made by such Seller in making the decision to acquire interests in MDRX Common Stock. Each Seller understands that the SEC Documents contain certain “forward-looking” information regarding Parent and its business, and that the Parent’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and undue reliance should not be placed on such statements, and no Seller is relying on such “forward-looking” information in deciding to acquire interests in MDRX Common Stock. Each such Seller is acquiring the shares of MDRX Common Stock for investment and not with a view toward or for sale in connection with any distribution thereof in violation of the Securities Act and will not sell or otherwise dispose of any of MDRX Common Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

SECTION 6

REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Buyer and Parent, jointly and severally, represent and warrant to the Seller Parties that the statements in this Section 6 are true, complete and correct as of the Closing Date (unless the particular statement speaks expressly as of another date, in which case it is true, complete and correct as of such other date):

6.1 Organization and Standing. Buyer is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Parent is a Delaware corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

6.2 Authority.

(a) Each of Buyer and Parent has all necessary power and authority to execute and deliver this Agreement and each document required hereby to be executed and delivered by such party at the Closing and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Buyer and Parent of this Agreement and each document required hereby to be executed and delivered by such party at the Closing and the consummation by such party of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of such party are necessary to authorize this Agreement or any document required hereby to be executed and delivered by such party at the Closing or to consummate the transactions contemplated hereby.

(b) This Agreement and each document required hereby to be executed and delivered by Buyer and/or Parent at the Closing have been duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery by the Seller Parties, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles.

(c) The execution and delivery of this Agreement by Buyer and Parent and each document required hereby to be executed and delivered by Buyer and/or Parent at the Closing, the compliance by Buyer and Parent with the provisions of this Agreement and each document required hereby to be executed and delivered by Buyer and/or Parent at the Closing and the consummation of the transactions contemplated hereby or thereby, will not (i) conflict with or violate the Organizational Documents of Buyer or Parent or (ii) violate any Legal Requirement applicable to Buyer or Parent or its respective properties or assets.

(d) No consent, approval, order, permit or authorization of, or registration, declaration or filing with, or notification to any Governmental Authority or other Person is required to be obtained by Buyer, Parent or any of their respective Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except where the failure to submit or obtain the same would not have a material adverse effect on Buyer’s or Parent’s ability to consummate the transactions contemplated by this Agreement.

6.3 Brokers and Finders. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer, Parent or their respective Affiliates in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from any Seller or from any of their respective Affiliates in respect thereof.

6.4 Litigation. There are no Actions pending or, to the knowledge of Buyer, threatened against Buyer or Parent, at law or in equity, or before or by any Governmental Authority, domestic or foreign, seeking to prevent the purchase of the Shares by Buyer and Parent or which materially restricts Buyer’s or Parent’s ability to consummate the transactions contemplated by this Agreement.

6.5 SEC Documents.

(a) Parent has timely filed all forms, reports and documents required to be filed by it with the SEC pursuant to Section 13(a) or 15(d) and Section 14(a) of the Exchange Act since December 31, 2010, except as noted under “Explanatory Note” in Parent’s 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Parent or Buyer has made available to the Seller Parties and Seller Parties acknowledge receipt of (i) Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012; (ii) Parent’s proxy statement for its 2012 Annual Meeting of Stockholders held on June 15, 2012, as filed with the SEC on May 16, 2012 and as supplemented by the supplement filed with the SEC on June 4, 2012; and (iii) Parent’s Current Reports on Form 8-K as filed with the SEC since December 18, 2012 (items (i) through (iii) collectively, the “SEC Documents”), which SEC Documents include, among other things, audited consolidated financial statements of Parent for its fiscal years ended December 31, 2011 and 2012. Other than as noted under “Explanatory Note” in Parent’s 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as of their respective dates of filing, the SEC Documents (i) complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements (including the related notes and schedules) of Parent included in the SEC Documents (i) were prepared in conformity with GAAP applied on a consistent basis during the periods involved and (ii) fairly present in all material respects the consolidated financial position of Parent as of the dates thereof and for the periods then ended.

(c) Parent has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act).

(d) Parent has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Parent’s auditors and audit committee (i) any “significant deficiency” (as defined in Rule1-02(a)(4) of Regulation S-X) and any “material weakness” (as defined in Rule 1-02(a)(4) of Regulation S-X) known to Parent in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in a material respect Parent’s ability to record, process, summarize and report financial information and (ii) any material fraud known to Parent that involves management or other employees who have a significant role in internal controls.

6.6 Stock Consideration. Upon issuance in accordance with this Agreement against consideration therefor, the shares of MDRX Common Stock issued in accordance with the terms of this Agreement as the Stock Consideration will be duly and validly issued, fully paid, and nonassessable and free of preemptive rights, and will have been approved for listing on NASDAQ not later than the effectiveness of the S-3 Registration Statement (as defined in Section 7.7 hereof). Parent is in material compliance with all present requirements for listing and trading of Parent’s common stock on NASDAQ. The issuance of the Stock Consideration does not require the approval of Parent’s stockholders. Upon the receipt of the MDRX Common Stock issued in accordance with the terms of this Agreement, Paying Agent (on behalf of the Sellers) will acquire good, marketable and valid title to all of such shares, free and clear of any Liens (other than transfer restrictions under the federal and foreign securities laws and the restrictions applicable during the Lock-Up Period pursuant to the Paying Agent Agreement).

6.7 Investigation. Buyer and Parent acknowledge that, in addition to the representations and warranties of the Seller Parties contained in Sections 4 and 5 and the representations and warranties of the Company contained in the certificates delivered to Buyer and Parent at the Closing pursuant to Sections 9.1(a) and 9.1(f), they are relying on their own independent investigation and analysis in entering into the transactions contemplated by this Agreement. Buyer and Parent are knowledgeable about the industry in which the Company and the Company Subsidiaries operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Buyer and Parent acknowledge that they and their Representatives have been permitted access to the books and records, facilities and personnel of the Company and the Company Subsidiaries for purposes of conducting their due diligence investigation.

SECTION 7

CERTAIN COVENANTS

7.1 Buyer Post-Closing Deliveries.

(a) Following the Closing, and until such time as the Deferred Cash Purchase Price and amounts payable pursuant to the Seller Note have been paid in full, Parent or Buyer shall deliver to the Seller Representative within forty-five (45) days following the end of the first three (3) calendar quarters and ninety (90) days following the end of each calendar year (i) a statement setting forth the Free Cash Flow, (ii) Parent’s balance sheet and (iii) a statement of the funds available under Parent’s credit agreements, in each case as of the last day of the relevant period then ended (the “Buyer Quarterly Deliveries”).

(b) Parent shall be required, within thirty (30) days following a request in writing from the Seller Representative, to post a letter of credit in form and substance reasonably acceptable to Parent and the Seller Representative issued by a bank selected by Parent (in Parent’s sole discretion) securing the Deferred Cash Purchase Price and the obligations under the Seller Note and the Employee Holdback Amount, if any Buyer Quarterly Delivery indicates that both of the following exist: (i) the excess of the Free Cash Flow over Parent’s mandatory debt payments for the relevant period is less than $50,000,000, and (ii) the available cash set forth on Parent’s balance sheet together with the funds available under Parent’s credit agreements, is less than $50,000,000. For greater clarity, if either of the amounts referred to in clauses (i) and (ii) in the immediately preceding sentence is equal to or greater than $50,000,000 for the relevant period, Parent shall not be required to post a letter of credit.

7.2 Recovered VAT Taxes. Buyer agrees that any VAT included in the Seller Parties Transaction Expenses that is recovered by the Company following the Closing (a) shall be paid to the Paying Agent in accordance with Section 3.2(c) to the extent recovered by the Company prior to the final determination of the Final Closing Cash Balance Statement or (b) shall be paid promptly by Buyer to the Paying Agent (or to such other account or accounts otherwise designated by the Seller Representative in writing) to the extent recovered after the final determination of the Final Closing Cash Balance Statement.

7.3 Confidentiality; Access to Information.

(a) The parties acknowledge that the Company and Buyer have previously executed the Non-Disclosure Agreement effective as of September 20, 2012 (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms; provided, that from and after the Closing, all restrictions in the Confidentiality Agreement on disclosure by Buyer and its Representatives of Evaluation Material and Transaction Facts (each as defined in the Confidentiality Agreement) shall cease. Each of Buyer, each Seller Party and each Company Subsidiary will hold, and will cause its respective Representatives to hold any Evaluation Material and Transaction Facts confidential in accordance with the terms of the Confidentiality Agreement, subject to any applicable Legal Requirements; provided that (i) the Company may disclose such information as may be necessary in connection with seeking necessary consents and approvals as contemplated hereby; and (ii) any Seller who is a corporate entity may disclose information to its shareholders, limited or general partners or members who are bound by confidentiality undertakings as protective as those set forth herein. Notwithstanding the foregoing, nothing in this Agreement or in the Confidentiality Agreement shall be interpreted or construed to limit, or interfere in any way with, the right of the Seller Representative or any Seller to use or disclose any Evaluation Material and Transaction Facts in any Action or dispute with Buyer in connection with this Agreement, including in connection with any Buyer Claim in accordance with Section 13.

(b) Notwithstanding anything to the contrary contained herein, for a period of five (5) years after the Closing, each Seller shall (and shall cause its Affiliates to) hold all non-public or confidential information relating to the Company, the Company Subsidiaries and their respective businesses in strict confidence and not disclose to any Person or use any such information for any purpose; provided, however, that such restrictions shall not apply to (a) any information that becomes publicly available after the Closing Date through no fault of such

Seller or any of its Affiliates, (b) any information that after the Closing Date is legitimately received by any Seller or any of its Affiliates from a third Person (provided that such third Person is not known by such Seller or any of its Affiliates after reasonable inquiry to be bound by an obligation of secrecy with respect to such information), (c) any disclosure required by applicable Legal Requirements or any Governmental Authority, so long as notice of such disclosure is given to Buyer prior to making such disclosure and the Seller cooperates with Buyer in using reasonable commercial efforts to resist such disclosure, or (d) any action taken to consummate the Closing or to enforce any right of the applicable Seller arising under this Agreement.

7.4 Seller Representative. The Seller Representative shall (and shall cause its Representatives to) hold all non-public or confidential information relating to the Company, the Company Subsidiaries and their respective businesses in strict confidence and not disclose to any Person or use any such information for any purpose; provided, however, that such restrictions shall not apply to (a) any information that becomes publicly available after the Closing Date through no fault of the Seller Representative, (b) any information that after the Closing Date is legitimately received by the Seller Representative from a third Person (provided that such third Person is not known by the Seller Representative after reasonable inquiry to be bound by an obligation of secrecy with respect to such information), (c) any disclosure required by applicable Legal Requirements or any Governmental Authority, so long as notice of such disclosure is given to Buyer prior to making such disclosure and the Seller Representative cooperates with Buyer in using reasonable commercial efforts to resist such disclosure, or (d) any action taken to enforce any right of the Sellers or the Seller Representative arising under this Agreement. Notwithstanding anything herein to the contrary, following Closing, the Seller Representative shall be permitted to disclose information to employees, advisors or consultants of the Seller Representative and to the Company Indemnifying Parties, in each case who have a need to know such information, provided that such Persons either (i) agree to observe the terms of this Section 7.4 or (ii) are bound by obligations of confidentiality to the Seller Representative of at least as protective as those imposed on the Seller Representative under this Section 7.4.

7.5 Public Disclosure. The initial press release regarding the transaction contemplated hereunder shall be a joint press release by the Parties and thereafter Seller Representative and Buyer shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement, except as may be required by Legal Requirement (in the reasonable opinion of counsel). Following the initial press release, (a) Buyer may issue press releases or public announcements regarding the transactions contemplated hereby in its sole discretion and (b) without the prior written consent of Buyer, none of the Sellers or the Seller Representative shall issue any press release or public announcement regarding the transactions contemplated by this Agreement that includes information not contained in any press release or public announcement previously consented to by Buyer.

7.6 Cooperation; Reasonable Efforts. Each party hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

7.7 Registration.

(a) Parent shall use its reasonable best efforts to cause a registration statement on Form S-3 (the “S-3 Registration Statement”) to become effective or be declared effective by the SEC within ninety (90) calendar days of the Closing Date (such date, the “Effectiveness Deadline”) for the resale from time to time by holders of all MDRX Common Stock issued pursuant to this Agreement that comprises the Stock Consideration (the “Registrable Shares”) in accordance with the intended method of distribution thereof as shall be consented to by Parent and by the Seller Representative on behalf of the holders of the Registrable Shares (which, for purposes of this Section 7.7, shall mean to include the Paying Agent and are collectively referred to as the “Holders” and each a “Holder”). The S-3 Registration Statement shall be or shall have been filed with the SEC in accordance with and pursuant to the Securities Act. Parent shall use its reasonable best efforts to cause the S-3 Registration Statement to remain effective until such date as is the earlier of (i) the date on which all Registrable Shares included in the S-3 Registration Statement shall have been sold; or (ii) the date on which all Registrable Shares may be sold during any ninety (90) day period without any restriction pursuant to Rule 144 under the Securities Act.

(b) It shall be a condition precedent to the obligations of Parent under this section that all Holders shall furnish to the Parent such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration.

(c) All expenses incurred by Parent and its Subsidiaries or Affiliates in connection with their performance of their obligations under or in compliance with this Section 7.7 shall be borne by Parent or its Subsidiaries and Affiliates. All selling and other expenses (including attorney fees) incurred by the Holders in connection with sales of Registrable Shares under the S-3 Registration Statement shall be borne by the Holders.

(d) Parent agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such holder, from and against any and all Damages actually incurred in connection with investigating or defending any matter, including any action that could reasonably be expected give rise to any such losses, claims, damages, liabilities or expenses) caused by any untrue statement or alleged untrue statement of a material fact contained in the S-3 Registration Statement, related preliminary prospectus or prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus or prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such Damages are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to Buyer or Parent by or on behalf of any of the Holders.

(e) Provided that such Holder is not entitled to indemnification pursuant to Section 7.7(d) above with respect to such matter, each Holder (severally and not jointly) agrees to indemnify and hold harmless Parent, Buyer and the directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Parent or Buyer, from and against any and all Damages actually incurred in connection with investigating or defending any matter, including any action that could reasonably be expected give rise to any such losses, claims, damages, liabilities or expenses) caused by any untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by or on behalf of such Holder which is contained in the S-3 Registration Statement, related preliminary prospectus or prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus or prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the S-3 Registration Statement, preliminary prospectus or prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished by or on behalf of such Holder for use in connection with the S-3 Registration Statement.

(f) Sellers acknowledge that pending registration of the Registrable Shares as contemplated by this Section 7.7, and subject to the restrictions applicable during the Lock-Up Period, the Registrable Shares shall bear customary restrictive legends in accordance with applicable securities laws and as set forth in the Paying Agent Agreement.

(g) Notwithstanding anything in this Section 7.7 to the contrary, by delivery of written notice to the Paying Agent, Parent may require the Holders to refrain from the offering or selling of Registrable Shares under the S-3 Registration Statement (i) if Parent determines in good faith that the S-3 Registration Statement or related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) during Parent’s regular black-out periods in connection with its quarterly earnings releases in accordance with Parent’s policy (as may be amended from time to time). In either case, each Holder shall forthwith discontinue the offer and sale of Registrable Shares until the Paying Agent has been advised in writing by the Parent or Buyer that the use of the prospectus may be resumed. Any such notice shall be treated as confidential by the Holders and subject to the confidentiality provisions set forth in Section 7.3.

(h) The provisions of this Section 7.7 shall inure to the benefit of and be binding upon the successors and assigns of each of the Holders, including, and without the need for an express assignment, subsequent Holders (except with respect to any Registrable Shares that have been registered as contemplated by this Section 7.7 or otherwise and are subsequently sold or otherwise disposed of or transferred). The Holders shall be third party beneficiaries to this Section 7.7, and shall have the right to enforce the provisions of this Section 7.7 directly to the extent they may deem such enforcement necessary or advisable to protect such Holders’ rights hereunder.

7.8 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that at any time may permit the Holders to sell Registrable Shares to the public without registration (“Rule 144”), provided that any Holder holds any Registrable Shares that are eligible for resale under Rule 144 and such information is necessary in order for any Holder to sell such Registrable Shares pursuant to Rule 144, Parent agrees to use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of Parent under the Exchange Act so long as Parent remains subject to such requirements and the filing of such reports and other documents is required in order for a Holder to rely on the applicable provisions of Rule 144; and

(c) so long as a Holder owns any Registrable Shares, furnish to such Holder, promptly upon request, (i) a written statement as to its compliance with the reporting requirements of Rule 144 and the Exchange Act applicable to Parent and (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent as may be reasonably requested to permit such Holder to sell Registrable Shares pursuant to Rule 144.

7.9 Indemnification of Company Board and Officers. From and after the Closing, Buyer and Parent shall cause the Company, to the fullest extent permitted by applicable Legal Requirements, to fulfill and honor the obligations of the Company (i) pursuant to the indemnification agreements listed in Section 4.15 of the Disclosure Schedule with each director and/or officer who is a party to such indemnification agreements, which agreements shall survive the Closing and continue in full force and effect in accordance with their respective terms; and (ii) under the Company’s and each of the Company Subsidiaries’ Organizational Documents, in each case as in effect on the date of this Agreement and at the Closing that provide for indemnification of directors and officers of the Company with respect to events occurring prior to the Closing, which obligation shall survive the Closing with respect to such events and be observed by the Company to the fullest extent permitted under applicable Legal Requirements for a period of seven (7) years from and after the Closing. Prior to the Closing, the Company shall procure a prepaid irrevocable seven (7) year “tail” policy of directors and officers liability insurance (the “D&O Run-Off Coverage”), providing coverage to those directors and officers covered by the directors and officers liability insurance maintained by the Company on the Closing Date on terms not less favorable to the coverage provided by such existing coverage.

7.10 Company Plans.

(a) [RESERVED]

(b) [RESERVED]

(c) Buyer shall take such action as may be necessary so that immediately following the Closing Date (i) all U.S. employees of the Company and the Company Subsidiaries so employed immediately following the Closing Date shall be provided substantially the same employee benefits in the aggregate as those provided to similarly situated U.S. employees of Buyer; provided, however, that during the period beginning on the Closing Date and ending on the earlier of December 31, 2013 or termination of employment, such employees shall continue to be covered by the Company Plans sponsored or maintained by the U.S. Company Subsidiary, on the same terms and conditions as in effect immediately prior to Closing, and (ii) employees of the Company and the Company Subsidiaries outside the U.S. so employed immediately following the Closing Date shall be provided, for one year following the Closing Date, employee benefits no less favorable in the aggregate than those provided to such employees immediately prior to the Closing Date. With respect to each benefit plan, program, practice, policy or arrangement maintained by Buyer in which employees of the Company and the Company Subsidiaries subsequently participate, for purposes of determining eligibility and vesting and, for purposes of determining vacation and severance entitlement, Buyer will, to the extent permitted by the applicable Legal Requirements, plan, practice, policy or arrangement, ensure that service with the Company (or predecessor employers to the extent the Company provides past service credit) be treated as service with Buyer; provided, however, that such service shall not be recognized for purpose of accruals of benefits or to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the applicable Company Plan. Buyer shall cause its health benefit plans to waive any pre-existing condition limitations on coverage for the employees of the Company and the Company Subsidiaries. Notwithstanding the foregoing, (i) nothing in this Agreement shall be interpreted or construed to confer upon any employee of the Company or any Company Subsidiary any right with respect to continuance of employment by or other service with the Company, any Company Subsidiary, Buyer or any Subsidiary of Buyer, nor shall this Agreement interfere in any way with the right of the Company or any Company Subsidiary to terminate the employment, engagement or other association of any employee or consultant of the Company or any Company Subsidiary at any time, or require Buyer or any Subsidiary of Buyer to continue the employment or services of any employee or consultant of the Company or any Company Subsidiary following the Closing Date and (ii) nothing in this Agreement shall constitute an amendment of or interfere in any way with the right of the Company or any Company Subsidiary or Buyer or any Subsidiary of Buyer to amend, terminate or otherwise discontinue any or all plans, practices or policies of the Company or Buyer in effect from time to time, except that the Company shall assume the Company’s Employee Share Incentive Plan, 2004, as amended. Buyer shall or shall cause its Affiliates to provide COBRA continuation coverage under a health plan of Buyer or an Affiliate of Buyer to all “M&A qualified beneficiaries,” as such term is defined for purposes of Treas. Reg. § 54.4980B-9.

7.11 Magneton Transfer Approval.

(a) As soon as reasonably practicable after the Closing, the Company shall make or cause to be made all necessary filings and submissions to obtain the Magneton Transfer Approval. Any such filings and submissions shall be in substantial compliance with all applicable Legal Requirements and the Company shall inform the Seller Representative of any material communication received by the Company from the OCS in respect thereof. Each party hereto agrees to cooperate in making all such filings and submissions, including (i) using reasonable efforts to execute or deliver any instruments necessary to obtain the Magneton Transfer Approval and (ii) using commercially reasonable efforts to minimize the Magneton Transfer Amount (provided that such efforts shall not include agreeing to any arrangement that would interfere with the business and operations of the Company following the Closing). Notwithstanding the foregoing, the Company shall not make any filings or submissions with the OCS in connection with obtaining the Magneton Transfer Approval without the consent of the Seller Representative (such consent not to be unreasonably withheld) until the date that is thirty (30) days following receipt by the Company of an initial response from the OCS with respect to the Company’s filings and submissions to obtain the OCS Transfer Approval (which Buyer intends to cause the Company to submit promptly following the Closing). If the Magneton Transfer Approval is not obtained by the end of such thirty (30) day period, the Company shall thereafter have the unlimited right, in its sole discretion, to make or cause to be made all necessary filings and submissions to obtain the Magneton Transfer Approval.

(b) In connection with obtaining the Magneton Transfer Approval pursuant to this Section 7.11, the amount of any Magneton Transfer Amount paid by the Company in respect thereof shall reduce the Magneton Set-off Amount in accordance with Section 2.5(b) of this Agreement; provided, however, that to the extent the Magneton Transfer Amount is in excess of the Magneton Set-off Amount, the amount of such excess shall be paid to Buyer by the Sellers by wire transfer of immediately available funds to the account or accounts designated by Buyer; provided, further, that Parent shall have the option to instead set-off the amount of such excess against the General Set-Off Amount in accordance with Section 2.5(b) of this Agreement.

7.12 Non-Solicitation.

(a) During the period beginning on the Closing Date and ending on the two (2) year anniversary of the Closing Date, each Investor Seller agrees to not, directly or indirectly, solicit for employment or engagement any Protected Employee; provided, however, that general advertisements not directed at any such Protected Employee shall not be deemed to be a breach by an Investor Seller of the non-solicitation restrictions set forth in this Section 7.12(a).

(b) If any provision of this Section 7.12 shall for any reason be held invalid in part, such provision shall be modified, as to time, location or both, only to the minimum extent required for its validity and enforceability under applicable Legal Requirements and shall be binding and enforceable with respect to each Seller as so modified.

(c) If any provision of this Section 7.12 or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Section 7.12 will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as to effect the intent of the parties hereto.

(d) Each Investor Seller acknowledges and agrees that the provisions of this Section 7.12 are reasonable and necessary to protect the legitimate business interests of Buyer and its investment in the goodwill of and in the Company. The restrictive covenants contained in this Section 7.12 are covenants independent of any other provision of this Agreement or any instrument or other document contemplated hereby between the parties, and the existence of any claim that any Investor Seller may allege against Buyer under any other provision of this Agreement or any instrument or other document contemplated hereby will not prevent enforcement of these covenants. Without limiting the remedies available to Buyer, each Investor

Seller acknowledges that a breach of any of the covenants contained in this Section 7.12 will result in material irreparable injury to Buyer for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Buyer shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of this Section 7.12, restraining any Investor Seller from engaging in activities prohibited by this Section 7.12 or such other relief as may be required specifically to enforce any of the covenants in this Section 7.12.

7.13 Option Tax Ruling. Prior to the date hereof, the Company has filed with the ITA an application for a ruling (the “Option Tax Ruling”) and has obtained from the ITA an interim Option Tax Ruling. The parties shall use reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to obtain a final Option Tax Ruling as promptly as practicable following the Closing.

7.14 Datasite Information. Within ten (10) Business Days following the Closing, the Sellers shall deliver to Buyer and Seller Representative, or shall cause to be delivered to Buyer and Seller Representative, compact discs (which shall be permanent and accessible, without the need for any password, with readily and commercially available software) containing in an electronic format all documents posted to the electronic data site as of the Closing maintained by Intralinks in connection with transactions contemplated hereby.

7.15 Unfunded Pension Set Off Amount. As soon as reasonably practicable after the Closing, the Company shall apply to the Israel Ministry of Trade and Commerce to request confirmation that the Unfunded Pension and Severance Reduction should be zero. In the event that the Company’s application is approved, in whole or in part, the amount of the Unfunded Pension Set Off Amount shall be reduced in accordance with Section 2.5(b) of this Agreement; provided, however, that to the extent the Unfunded Pension Set Off Amount is not reduced to zero, such amount shall be paid to Buyer by the Sellers by wire transfer of immediately available funds to the account or accounts designated by Buyer; provided, further, that Parent shall have the option to instead set-off such amount against the General Set-Off Amount in accordance with Section 2.5(b) of this Agreement.

SECTION 8

[RESERVED]

SECTION 9

CLOSING DELIVERIES

9.1 Closing Deliveries of the Seller Parties. At or prior to the Closing, the Company and/or the applicable Seller shall have delivered or caused to be delivered to Buyer the following:

(a) [RESERVED]

(b) certificates representing the Shares, accompanied by share transfer deeds executed by each Seller in a form reasonably acceptable to Buyer;

(c) payoff letters, in form and substance reasonably satisfactory to Buyer, evidencing the payment of all Company Debt;

(d) holdback agreements, dated as of the Closing Date and in form and substance reasonably acceptable to Buyer (the “Employee Holdback Agreements”), by and between Parent and the Employee/Service Providers listed in Section 9.1(d) of the Disclosure Schedule, duly executed by the applicable Employee/Service Providers and the Company;

(e) the Paying Agent Agreement executed by the Seller Representative and the Paying Agent;

(f) a certificate of the Secretary of the Company dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying as to and attaching, as appropriate, (i) the Organizational Documents of the Company and each Company Subsidiary, (ii) certificates of good standing in each jurisdiction in which each Company Subsidiary is qualified to do business, (iii) resolutions duly adopted by the Company Board to authorize this Agreement and the other transactions contemplated hereby and (iv) the incumbency and signatures of the officers of the Company executing this Agreement and the other agreements and documents executed by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby;

(g) copies of resolutions duly adopted by the Board of Directors or similar governing body of each Seller to authorize this Agreement and the transactions contemplated hereby;

(h) resignations, dated the Closing Date, of each director of the Company and each Company Subsidiary effective as of the Closing Date;

(i) if any of the Potential 280G Benefits could reasonably be expected to result in the imposition of any excise tax imposed under Section 4999 of the Code and such Potential 280G Benefits were put to a vote of the shareholders entitled to vote in conformance with Section 280G(b)(5)(B) of the Code and the regulations thereunder, the results of such vote and, if the requisite shareholder vote was not obtained with respect to any Potential 280G Benefits, evidence that the applicable “disqualified individuals” (as such term is defined in the Treasury Regulations promulgated under Section 280G of the Code) forfeited any and all such Potential 280G Benefits;

(j) written consent or approval from the Israeli Investment Center with respect to the consummation of the transactions contemplated hereby;

(k) evidence, reasonably satisfactory to Buyer, as to the termination of all Related Party Agreements and the releases with respect thereto, except for those Related Party Agreements set forth in Section 9.1(k) of the Disclosure Schedule;

(l) In the case of each Seller that (i) is a “United States person” (as defined in Section 7701(a)(30) of the Code), and (ii) is not a signatory to a letter of transmittal, an executed original of IRS Form W-9 certifying that such Seller is exempt from U.S. federal backup withholding tax;

(m) In the case of each Seller that (i) is not a “United States person” (as defined in Section 7701(a)(30) of the Code), and (ii) is not a signatory to a letter of transmittal, an executed original IRS Form W-8BEN, IRS Form W-8ECI, and/or IRS Form W-8IMY, as applicable, together with accompanying forms and/or other certification documents, indicating whether amounts payable to such Seller under this Agreement and the Seller Note are exempt from United States federal withholding tax or the proper rate of such withholding;

(n) evidence, reasonably satisfactory to Buyer, of the complete purchase and cancellation of all of the Warrants as contemplated by Section 2.2; and an unconditional release of Buyer, the Company and the Company Subsidiaries by each holder thereof from any Liability arising in respect thereof, duly executed by each such holder, substantially in the form of Exhibit H;

(o) evidence, reasonably satisfactory to Buyer, that any obligations of the Company to the University of Pittsburgh Medical Center (“UPMC”) arising in connection with the transactions contemplated herein pursuant to that certain Joint Development Agreement between the Company and UPMC dated October 18, 2006 have been waived or discharged in full.

(p) the consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Authority or any other Person identified on Section 9.1(o) of the Disclosure Schedule in form and substance reasonably satisfactory to Buyer;

(q) a schedule, which shall have been delivered to Buyer at least three (3) Business Days prior to the Closing Date in form and substance reasonably acceptable to Buyer, setting forth all Seller Parties Transaction Expenses (other than payments under the Employee Participation Payments) and the related wire transfer instructions therefor, together with reasonable supporting documentation with respect to such expenses;

(r) Key Employee Restrictive Covenant Agreements, duly executed and delivered by the Key Employees;

(s) evidence, reasonably satisfactory to Buyer, that all outstanding royalty Liabilities of the Company and/or the Company Subsidiaries owed to the OCS as of the Closing have been fully paid and discharged;

(t) evidence, reasonably satisfactory to Buyer, of the Company’s adoption of a Code Section 125 plan;

(u) evidence, reasonably satisfactory to Buyer, of the Company’s filing a Form 5330, Return of Excise Taxes Related to Employee Benefit Plans, for the 2010 tax year and payment of the corresponding excise tax applicable with respect to such tax year;

(v) evidence, reasonably satisfactory to Buyer, as to actions taken such that there will be no outstanding Options or Warrants as of the Closing;

(w) an interim Option Tax Ruling from the ITA reasonably acceptable to Buyer;

(x) an amendment to the employment agreement between Peter McClellan and dbMotion, Inc. dated April 7, 2008, relating to Code Section 409A compliance and in form and substance reasonably acceptable to Buyer, duly executed by Peter McClellan and dbMotion, Inc.; and

(y) a payoff letter, in form and substance reasonably satisfactory to Buyer, evidencing all amounts payable at the Closing by the Company pursuant to that certain Engagement Letter and Indemnification Agreement between the Company and Evercore Group LLC, dated February 7, 2013.

9.2 Closing Deliveries of Buyer. At or prior to the Closing, Buyer or Parent, as applicable, shall have delivered, or caused to be delivered, to the Company (or such other Person as noted below) the following:

(a) the Seller Note, duly executed and delivered by Parent;

(b) the Holdback Agreements, duly executed and delivered by Parent;

(c) the Paying Agent Agreement, duly executed and delivered by Buyer and Parent;

(d) written evidence reasonably satisfactory to the Company that (i) the Closing Cash Payment has been wired to the Paying Agent, (ii) the certificates representing the Stock Consideration have been delivered to the Paying Agent and (iii) the Seller Representative Expense Amount has been wired to the Seller Representative, in each case in accordance with the provisions of this Agreement; and

(e) the Key Employee Restrictive Covenant Agreements, duly executed and delivered by Buyer or an Affiliate of Buyer.

SECTION 10

SURVIVAL

10.1 Representations and Warranties. All representations and warranties contained herein or in any document or certificate delivered hereunder in connection with the transactions contemplated hereby shall survive the Closing and shall continue in effect until the date that is twelve (12) months after the Closing Date; provided, however, that if any claims for indemnification have been received by the Seller Representative in accordance with the provisions of this Agreement with respect to an inaccuracy or a breach of such representations and warranties prior to the end of such twelve (12) month period, such claims shall survive and continue in effect until final resolution of such claims; provided, further, that the representations and warranties set forth in (a) Sections 4.1 (Company Organization and Good Standing), 4.2 (Capitalization), the last sentence of 4.3(b) (Ownership of Company Subsidiaries), 4.3(c) (Absence of other Ownership Interests), 4.4 (Company Authority), 4.5 (Conflicts and Consents), 4.26 (Company Brokers and Finders), 5.1 (Seller Organization and Good Standing), 5.2 (Seller Authority), 5.3 (Seller Ownership) and 5.5 (Seller Brokers and Finders) (collectively, the “Fundamental Representations”) shall survive the Closing in perpetuity, (b) Section 4.17 (Intellectual Property) shall survive the Closing and continue in effect until the date that is eighteen (18) months after the Closing Date and (c) Section 4.10 (Taxes) shall survive the Closing and continue in effect until ninety (90) days after the expiration of the applicable statute of limitations, taking into account any extensions or waivers thereof.

10.2 Covenants and Obligations. All covenants and obligations contained herein or in any document or certificate delivered hereunder in connection with the transactions contemplated hereby shall survive the Closing and continue in full force until performed in accordance with their terms.

SECTION 11

[RESERVED]

SECTION 12

FEES AND EXPENSES

Except as otherwise provided in this Agreement, (a) all fees, costs and expenses of Buyer incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by Buyer and (b) all fees, costs and expenses of the Seller Representative and all Seller Parties Transaction Expenses, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be borne by the Seller Parties in accordance with the provisions of this Agreement.

SECTION 13

INDEMNIFICATION

13.1 Indemnification of Buyer Indemnified Parties.

(a) From and after the Closing, and subject to the terms and conditions of this Agreement, each Company Indemnifying Party shall indemnify, defend and hold harmless Buyer, Parent and their respective Affiliates (including, following the Closing, the Company and each Company Subsidiary) and each of their respective successors, permitted assigns, officers, directors, employees, agents and representatives (collectively, the “Buyer Indemnified Parties”) against, and reimburse any Buyer Indemnified Party for, all Damages that such Buyer Indemnified Party may suffer or incur, or become subject to, relating to or arising out of or in connection with any of the following (each a “Buyer Claim”):

(i) any misrepresentation or breach or failure of any representation or warranty (other than the representations and warranties in Section 4.10) made by the Company or an applicable Company Indemnifying Party in this Agreement or in any certificate delivered by the Company or the applicable Company Indemnifying Party to be true, complete and correct in all respects as of the Closing Date (it being understood and agreed that for purposes of determining the amount of Damages to which any indemnification applies, each representation and warranty shall be read without regard and without giving effect to the terms “material” and “Material Adverse Effect” or words of similar import);

(ii) any breach or non-fulfillment of any covenant or agreement made or to be performed by the Company or an applicable Company Indemnifying Party in this Agreement or in any agreement or document entered into by the Company or the applicable Company Indemnifying Party in connection with this Agreement, except for a breach or non-fulfillment resulting from any action or failure to act by Buyer or any of its Affiliates;

(iii) any fraud on the part of the Company or the applicable Company Indemnifying Party in connection with this Agreement or any certificate delivered by the Company or such Company Indemnifying Party in connection therewith;

(iv) any (A) Taxes (or the non-payment thereof) of the Company or any Company Subsidiary with respect to all Tax periods ending on or prior to the Closing Date and for the portion of any Straddle Period ending on the Closing Date (determined as provided in Section 14.1) or (B), any Taxes resulting from any misrepresentation or breach or failure of any representation or warranty made by the Company under Section 4.10 (it being understood and agreed that for purposes of determining the amount of Damages related thereto, each such representation and warranty shall be read without regard and without giving effect to the terms “material” and “Material Adverse Effect” or words of similar import);

(v) any Action filed against the Company or any Company Subsidiary for events or actions occurring or arising prior to the Closing, including the matters identified in Section 4.22 of the Disclosure Schedule;

(vi) any OCS Indemnity Amount or any amount of the Magneton Transfer Amount borne by a Buyer Indemnified Party;

(vii) any amount of Seller Parties Transaction Expenses (excluding any VAT amounts recovered by the Company following the Closing) or Company Debt (A) not deducted in the calculation of the Estimated Closing Cash Balance set forth in the statement delivered to Buyer pursuant to Section 3.2(b) or (B) not fully discharged at or prior to the Closing; and

(viii) any Unfunded Pension and Severance Reduction not otherwise borne by the Sellers hereunder or any Liability incurred by a Buyer Indemnified Party arising from any actions taken in compliance with Section 7.15.

(b) Notwithstanding any other provision of this Agreement to the contrary, but subject to the limitations set forth in Section 13.1(c), (i) the Company Indemnifying Parties shall not be required to indemnify, defend or hold harmless any Buyer Indemnified Party against, or reimburse any Buyer Indemnified Party for, any Damages pursuant to Section 13.1(a)(i) until the aggregate amount of the Buyer Indemnified Parties’ Damages exceeds $2,252,316 (the “Deductible”), after which the Company Indemnifying Parties shall be obligated only for such aggregate Damages of the Buyer Indemnified Parties in excess of the Deductible and (ii) the cumulative indemnification obligations of the Company Indemnifying Parties shall in no case exceed $22,523,162, except for (A) the indemnification obligations under Sections 13.1(a)(ii) through (vii) and (B) indemnification obligations with respect to breaches of any of the Fundamental Representations, which shall in no case exceed $225,231,621.

(c) The liability of each Company Indemnifying Party for indemnification hereunder shall be joint and several; provided, however, that if and to the extent that, subject to Section 13.1(b), amounts necessary to satisfy Buyer Claims under this Section 13.1 exceed the General Set-Off Amount, then the liability of the Company Indemnifying Parties under this Section 13.1 for any indemnifiable Damages in excess of the General Set-Off Amount shall be several and not joint and will be limited to each Company Indemnifying Party’s Pro Rata Share of such Damages. Notwithstanding the foregoing, (i) with respect to any Buyer Claim related to a breach by a Company Indemnifying Party of the representations made by such party under Section 5, only the Company Indemnifying Party that is in breach thereof shall be liable for indemnification hereunder and (ii) with respect to Sections 7.12(a), only the Company Indemnifying Party in breach thereof shall be liable for indemnification hereunder. Further, the recourse of the Buyer Indemnified Parties against the General Set-Off Amount with respect to any Buyer Claim against any Company Indemnifying Party relating to the foregoing clause (i) or (ii), shall be limited to such Company Indemnifying Party’s Pro Rata Share of the General Set-Off Amount. For the avoidance of doubt, in no event shall any Company Indemnifying Party be liable for indemnification obligations that, individually or in the aggregate, exceed the value of the aggregate consideration allocated to such Company Indemnified Party pursuant to the terms of this Agreement.

For the purposes hereof the term “Pro Rata Share” means, with respect to each Company Indemnifying Party, the quotient of (i) the value of the consideration paid (or payable, with respect to the Seller Note, the Deferred Cash Purchase Price or any Employee Holdback Agreement) to such Company Indemnifying Party, divided by (ii) the aggregate sum of the Closing Cash Payment, plus the amount of the Seller Note, plus the amount of the Stock Consideration, plus, the amount of the Deferred Cash Purchase Price, plus the Employee Holdback Amount paid to all Company Indemnifying Parties (collectively, the “Aggregate Consideration”). Notwithstanding the foregoing, until such time as all holders of Options have executed an Optionholder Letter of Transmittal, the Aggregate Consideration paid to all Company Indemnifying Parties for purposes of clause (ii) above shall be deemed to exclude the amounts payable to the holders of Options who have not exercised an Optionholder Letter of Transmittal.

13.2 Indemnification of Seller Indemnified Parties. From and after the Closing, and subject to the terms and conditions of this Agreement, Parent shall indemnify, defend and hold harmless each Company Indemnifying Party, its respective Affiliates (excluding, following the

Closing, the Company) and each of their respective successors, permitted assigns, officers, directors, employees, agents and representatives (collectively, the “Seller Indemnified Parties”) against, and reimburse any Seller Indemnified Party for, all Damages that such Seller Indemnified Party may suffer or incur, or become subject to, relating to or arising out of or in connection with any of the following:

(a) any misrepresentation or breach or failure of any representation or warranty made by Buyer in this Agreement or in any document or certificate delivered by Buyer under this Agreement to be true, complete and correct in all respects as of the Closing Date; or

(b) any breach or non-fulfillment of any covenant or agreement made or to be performed by Buyer in this Agreement or in any agreement or document entered into by Buyer in connection with this Agreement, except for a breach or non-fulfillment resulting from any action or failure to act by the Sellers or any of their respective Affiliates.

13.3 Notification of Claims. A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”), shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any pending claim, threatened claim (to the extent in writing), demand or circumstance that the Indemnified Party has determined in good faith has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending claim, threatened claim (to the extent in writing), claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third-Party Claim”)), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim, demand or circumstance; provided, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 13 except to the extent the Indemnifying Party is materially prejudiced by such failure, it being understood that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 10 for such representation, warranty, covenant or agreement.

13.4 Third-Party Claims. Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 13.3, with respect to any Third-Party Claim, the Indemnifying Party may, upon agreeing in writing that it is obligated to indemnify the Indemnified Party with respect to such Third-Party Claim hereunder, assume the defense and control of any Third-Party Claim and, in the event that the Indemnifying Party shall assume the defense of such claim, it shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at its own expense (except in those instances in which a conflict of interest exists between the Indemnifying Party and the Indemnified Party, then the Indemnifying Party shall pay the reasonable expenses of one separate counsel selected by the Indemnified Party); provided, that in no event shall the Indemnifying Party be permitted to assume the defense of a Third-Party Claim if the Indemnified Party determines in good faith that such Third-Party Claim is reasonably likely to materially and adversely impact the reputation of such Indemnified Party or one of its Affiliates. If the Indemnifying Party does not notify the Indemnified Party in writing within ten (10) Business Days after the receipt of the Indemnified Party’s written notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the Third-Party Claim without admitting any liability on the part of the Indemnifying Party, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Person that shall control the defense of any such Third-Party Claim (the “Controlling Party”) shall select counsel, contractors and consultants of recognized standing and competence after consultation with the other party and shall diligently take all steps reasonably necessary in the defense or settlement of such Third-Party Claim. The Buyer Indemnified Parties and the Company Indemnifying Parties, as the case may be, shall, and shall cause each of their Affiliates and Representatives to, cooperate fully with the Controlling Party in the defense of any Third-Party Claim. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third-Party Claim, so long as the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement (subject to the limitations set forth in Section 13.1, if applicable), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business, (iii) obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third-Party Claim and (iv) obtain the prior written consent of the Indemnified Party with respect to such settlement or judgment (such consent not to be unreasonably withheld).

13.5 Exclusive Remedies.

(a) After the Closing, subject to the Closing Cash Balance adjustment provisions set forth in Section 3.2, the indemnification provisions in this Section 13 shall be the exclusive remedy of the Buyer Indemnified Parties and the Company Indemnifying Parties with respect to the transactions contemplated by this Agreement and each document delivered at the Closing. The first source of recovery and recourse for indemnification or other claims of the Buyer Indemnified Parties related to this Agreement or any other document delivered at the Closing shall be from the General Set-Off Amount, the Magneton Set-Off Amount or the Closing Cash Balance Set-Off Amount, as applicable, subject to the terms of this Agreement. The parties may not avoid the limitations on Liability set forth in this Section 13 by seeking damages for breach of contract, tort or pursuant to any other theory of Liability.

(b) In the event the Buyer Indemnified Parties are entitled to recover the same Damages under more than one provision of this Agreement, the Buyer Indemnified Parties shall only be permitted to recover such Damages one time, and without duplication.

(c) The amount of any Damages payable under this Section 13 shall be net of amounts actually recovered by the Company, Buyer or any Affiliate thereof under applicable insurance policies, indemnification provisions or otherwise. If the Company, Buyer or any Affiliate thereof receives any amounts under applicable insurance policies, indemnification provisions or otherwise subsequent to an indemnification payment by the Company Indemnifying Parties, then the amount of Damages to be recovered by Buyer shall be recalculated, taking into account the limitations of this Section 13, as if such insurance proceeds, indemnification or other amounts had been received prior to the collection of any Damages under this Agreement and any excess Damages previously collected after such recalculation shall increase the General Set-Off Amount, or after the release of the Deferred Cash Purchase Price, such amount shall be distributed to the Company Indemnifying Parties, based on their respective Pro Rata Share as set forth in the Allocation Statement.

(d) The exercise of any right of set-off in good faith in accordance with Section 2.5(b), whether or not ultimately determined to be justified, will not constitute a breach under this Agreement or another other documents contemplated hereby. Neither the exercise nor the failure to exercise such right of set-off will constitute an election of remedies.

13.6 Treatment of Indemnification Payments. The Company Indemnifying Parties, the Seller Representative, Parent and Buyer agree to treat (and to cause their Affiliates to treat) any payments received pursuant to this Section 13 as adjustments to the Purchase Price for all Tax purposes, to the maximum extent permitted by Legal Requirements.

13.7 Investigation; No Recourse Against Company. No Indemnifying Party shall have any right of contribution or other recourse against the Company, any Company Subsidiary, or any of their respective Representatives, assigns or successors, for any indemnification claims asserted by any Indemnified Party, it being acknowledged and agreed that the representations, warranties, covenants and agreements of the Company are solely for the benefit of the Buyer Indemnified Parties.

13.8 Definition of Damages. For purposes of this Agreement, the term “Damages” shall mean:

(a) with respect to Buyer Indemnified Parties, 95.75% of the amount of any loss, damage, liability, judgment, fine, penalty, cost or expense (including reasonable costs of investigation and reasonable attorneys’, consultants’ and experts’ fees and expenses) incurred, paid, accrued or sustained by the Buyer Indemnified Parties, whether or not arising out of a Third-Party Claim, including any reasonable costs of defending or enforcing the Buyer Indemnified Party’s rights under this Agreement, excluding all punitive damages (except to the extent that any such punitive damages are payable in connection with a Third-Party Claim); and

(b) with respect to Seller Indemnified Parties, the amount of any loss, damage, liability, judgment, fine, penalty, cost or expense (including reasonable costs of investigation and reasonable attorneys’, consultants’ and experts’ fees and expenses) incurred, paid, accrued or sustained by the Seller Indemnified Parties, whether or not arising out of a Third-Party Claim, including any reasonable costs of defending or enforcing the Buyer Indemnified Party’s rights under this Agreement, excluding all punitive damages (except to the extent that any such punitive damages are payable in connection with a Third-Party Claim).

SECTION 14

TAXES

14.1 Straddle Period. All Tax Returns of the Company and any Company Subsidiary for any Tax period ending on or before the Closing Date (the “Pre-Closing Tax Period”) and any Straddle Period, to the extent filed or required to be filed after the Closing Date, shall be prepared and filed (or caused to be filed) by Buyer. With respect to any such Tax Return relating to income Taxes (or franchise taxes based on income), (a) Buyer will prepare (or cause to be prepared) such returns consistent with past practice, except as required by applicable law and (b) Buyer shall provide Seller Representative with a copy of such return prior to the filing thereof, and Seller Representative shall have a reasonable opportunity (for a period of not less than twenty (20) days) to review and comment on such return prior to filing. In any case of a taxable period which includes the Closing Date (but does not end on that day) (a “Straddle Period”), the Taxes, if any, attributable to a Straddle Period shall be allocated (a) to the Sellers for the period up to and including the close of business on the Closing Date and (b) to Buyer for the period subsequent to the Closing Date (the “Post-Closing Tax Period”). For purposes of such allocation, the amount of (i) any Taxes based on or measured by income, receipts or payroll (other than payroll that is accrued but unpaid as of the Closing Date) and (ii) any withholding Taxes (including Taxes required to be deducted and withheld under Chapter 3 of Subtitle A of the Code) to the extent not withheld from amounts paid, shall in each case be allocated based on an interim closing of the books of the Company and each Company Subsidiary as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company or any Company Subsidiary holds a beneficial interest shall be deemed to terminate at such time) provided that any transaction (other than the transactions contemplated by this Agreement) that occurs on the Closing Date and after the Closing that is not in the ordinary course of business and is undertaken at the direction of Buyer shall be included in the Post-Closing Tax Period. The amount of other Taxes of the Company and each Company Subsidiary shall be apportioned to the Sellers based on the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the taxable period up to and including the Closing Date, and the denominator of which is the number of days in such Straddle Period.

14.2 Transfer Taxes. Any sales, use, transfer, documentary, gains, stamp, duties, recording and similar Taxes incurred as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne fifty percent (50%) by the Sellers and fifty percent (50%) by Buyer. The person required under applicable law to file all necessary Tax Returns and other documentation with respect to Transfer Taxes (the “Transfer Tax Returns”) shall timely and accurately prepare such Transfer Tax Returns and timely pay all such Transfer Taxes; provided, for the avoidance of doubt, that Buyer, the Company or any Company Subsidiary may seek indemnification with respect to the Transfer Taxes for which the Sellers are liable pursuant to the preceding sentence. If required by applicable Tax Law, the Sellers or the Seller Representative will join in the execution of any Transfer Tax Return.

14.3 Section 338 Election. Buyer may not, in connection with the transactions contemplated by this Agreement, make an election under Section 338 of the Code or similar section under state, local or foreign law without the consent of the Seller Representative in its sole discretion and only if, upon such election, Buyer indemnifies Sellers for all Taxes incurred by them, or for which Sellers would be liable under this Agreement or by law, as a result of such election.

14.4 Cooperation on Tax Matters. Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with any Tax matters with respect to Buyer, the Sellers, the Company and/or the Company Subsidiaries, including any such matters relating to the preparation and filing of any Tax Return, amended Tax Return or claim for refund, determining a Tax Liability or participating in or conducting any Tax Proceeding. All refunds for Taxes for all Pre-Closing Tax Periods and any portion of the Straddle Period ending on the Closing Date shall be paid to Sellers net of costs and expenses of obtaining such refund (and only to the extent such amount (a) was not included in the Closing Cash Balance as set forth in the Final Closing Cash Balance Statement and (b) is not attributable to a tax attribute arising after the Closing Date) after receipt from the Sellers of an undertaking reasonably satisfactory to Buyer that the Sellers shall return such amounts (together with interest and penalties imposed by the applicable Tax Authority) that may be subsequently claimed by the Tax Authority paying such refund. Except in connection with a Tax matter described in Section 14.6, Buyer, the Company or any Company Subsidiary shall not file any amended Tax Return that will increase the Sellers’ liability for Taxes or for indemnification under this Agreement, without the written consent of the Seller Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

14.5 Dispute Resolution. Any dispute, controversy, or claim between Buyer, on the one hand, and the Sellers, on the other hand, arising out of or relating to the provisions of this Agreement that relates to the computation of the amount of any Taxes for purposes of applying the provisions of this Agreement which cannot be resolved by negotiations between Buyer and the Seller Representative, on behalf of the Sellers, shall be submitted to the Accounting Firm for resolution. The Accounting Firm shall control the proceedings related to the dispute resolution and may request such evidence and information as it deems necessary. The Accounting Firm shall determine (it being understood that in making such determination, the Accounting Firm shall be functioning as an expert and not as an arbitrator), based solely on written submissions by Buyer and the Seller Representative, and not by independent review, only those issues in dispute and shall render a written report as to the resolution of the dispute and the resulting computation of any Tax, fee, deduction or other amount in dispute which, absent manifest error, shall be conclusive and binding on Buyer, the Seller Representative, the Sellers and their respective Affiliates. In resolving any disputed item, the Accounting Firm may not assign a value to any item greater than the greatest value for such items claimed by either party or less than the smallest value for such items claimed by either party. The fees, costs and expenses of the Accounting Firm shall be allocated to and borne by Buyer and the Seller Representative, on behalf of the Sellers, based on the inverse of the percentage that the Accounting Firm’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Accounting Firm. For example, should the items in dispute total an amount equal to $1,000 and the Accounting Firm awards $600 in favor of the Seller Representative’s position, sixty percent (60%) of the costs of its review would be borne by Buyer and forty percent (40%) of such costs would be borne by the Seller Representative, on behalf of the Sellers.

14.6 Tax Claims. This Section 14.6 (and not Section 13.4) shall control any inquiry, assessment, proceeding or other similar event relating to Taxes of the Company or any Company Subsidiary. The Seller Representative, on behalf of the Sellers, shall have the right (but not the obligation) to represent the interests of the Company or any Company Subsidiary before the relevant Governmental Authority with respect to any inquiry, assessment, proceeding or other similar event (a “Tax Matter”) relating solely to Taxes of any Pre-Closing Tax Period, and has the right to control the defense, compromise or other resolution of any such Tax Matter, including responding to inquiries, preparing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter; provided, however, (a) Buyer has the right (but not the obligation) to participate in the defense of such Tax Matter and to employ counsel, at its own expense, separate from counsel employed by the Seller Representative, on behalf of the Sellers, and (b) the Seller Representative shall not enter into any settlement of or otherwise compromise any such Tax Matter that could result in a present or future increase in Tax Liability for Buyer, the Company, any Company Subsidiary or any Affiliate of the foregoing for any taxable period ending after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably conditioned, withheld or delayed. Buyer has the right to represent the interests of the Company or any Company Subsidiary before the relevant Governmental Authority with respect to any Tax Matter that does not relate solely to Taxes of any Pre-Closing Tax Period and has the right to control the defense, compromise or other resolution of any such Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter; provided, however, that with respect to a Tax Matter that could affect the liability of any Seller pursuant to Section 13.1 or otherwise under this Agreement, (i) the Seller Representative has the right (but not the obligation) to participate in the defense of such Tax Matter and to employ counsel, at its own expense, separate from counsel employed by Buyer, and (ii) Buyer shall not enter into any settlement of or otherwise compromise any such Tax Matter that affects the liability of any Seller for Taxes or pursuant to Section 13.1 or otherwise under this Agreement without the prior written consent of the Seller Representative, which consent shall not be unreasonably conditioned, withheld or delayed.

SECTION 15

SELLER REPRESENTATIVE

15.1 Appointment of Seller Representative; Agreements Binding on the Seller Parties. Each of the Company Indemnifying Parties, by virtue of executing or joining this Agreement, hereby (a) irrevocably constitutes and appoints, effective as of the Closing, Shareholder Representative Services LLC (together with its permitted successors, the “Seller Representative”), as his, her or its true and lawful agent, proxy and attorney-in-fact, for all purposes under this Agreement, and to exercise all or any of the powers, authority and discretion conferred on each of him, her or it under this Agreement following the Closing (including Section 13 and this Section 15) or any other agreement or document entered into or delivered in connection with the transactions contemplated hereby, and (b) agrees to be bound by and comply with, all of the obligations of the Company Indemnifying Parties set forth herein (including Section 13 and this Section 15). The Seller Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest, is made for the benefit of third parties and is irrevocable and shall survive the dissolution, death or incapacity of each of the Company Indemnifying Parties.

15.2 Powers of the Seller Representative.

(a) The Seller Representative shall have and may exercise all of the powers specifically conferred upon it pursuant to this Agreement, which shall include:

(i) The power to execute as Seller Representative any agreement or instrument entered into or delivered in connection with the transactions contemplated hereby;

(ii) The power to give or receive any notice or instruction permitted or required under this Agreement, or any other agreement or document entered into or executed in connection herewith, to be given or received by the Seller Representative or any Company Indemnifying Party, and each of them (other than notice for service of process relating to any Action before a court or other tribunal of competent jurisdiction, which notice must be given to each Company Indemnifying Party individually, as applicable), and to take any and all action for and on behalf of the Company Indemnifying Parties, and each of them, under this Agreement or any other such agreement or document;

(iii) The power (subject to the provisions of Section 15.2 hereof) to (A) contest, negotiate, defend, compromise or settle any Actions for which a Buyer Indemnified Party may be entitled to indemnification through counsel selected by the Seller Representative and solely at the cost, risk and expense of the Company Indemnifying Parties, (B) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Buyer Claims, (C) resolve any Buyer Claims, (D) take any actions in connection with the resolution of any dispute relating hereto or to the transactions contemplated hereby by arbitration, settlement or otherwise, and (E) take or forego any or all actions permitted or required of any Company Indemnifying Party or necessary in the judgment of the Seller Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement;

(iv) The power to consult with legal counsel, independent public accountants and other experts selected by it, solely at the cost and expense of the Company Indemnifying Parties;

(v) The power to waive any terms and conditions of this Agreement providing rights or benefits to any Company Indemnifying Party in accordance with the terms hereof and in the manner provided herein; and

(vi) The power to take any actions on behalf of any Company Indemnifying Party in regard to such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby or as the Seller Representative reasonably believes are in the best interests of the Company Indemnifying Parties.

(b) The Seller Representative represents and warrants to Buyer that:

(i) The Seller Representative has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and thereunder; and

(ii) This Agreement has been duly executed and delivered by the Seller Representative and, assuming the due authorization, execution and delivery of this Agreement by Buyer and the Seller Parties, constitutes the valid and legally binding obligation of the Seller Representative, enforceable against the Seller Representative in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles.

15.3 Closing Cash Balance Disputes; Claims by Buyer.

(a) Upon the Seller Representative’s delivery of an Objection Notice pursuant to Section 3.2 or the Seller Representative’s receipt or notice of any Buyer Claim pursuant to Section 13.3 or 13.4, the Seller Representative shall give prompt written notice of the amount and details thereof (to the extent of the information in its possession) to each of the Company Indemnifying Parties.

(b) The Seller Representative shall have the discretion to take such action as it shall determine to be in the best interests of all of the Company Indemnifying Parties, taken as a whole, including authorizing the set-off of any portion of the General Set-Off Amount in accordance with the terms, conditions and restrictions set forth in Section 2.5(b) of this Agreement; provided, however, that, in any event, all Company Indemnifying Parties shall be treated in substantially the same manner.

15.4 Notices. Any notice given to the Seller Representative will constitute notice to each and all of the Company Indemnifying Parties at the time notice is given to the Seller Representative. Any action taken by, or notice or instruction received from, the Seller Representative will be deemed to be action by, or notice or instruction from, each and all of the Company Indemnifying Parties. Buyer and the Company will disregard any notice or instruction received from any one or more individual Company Indemnifying Parties.

15.5 Agreement of the Seller Representative. The Seller Representative hereby agrees to do such acts, and to execute further documents, as shall be necessary to carry out the provisions of this Agreement.

15.6 Reimbursement and Liability of Seller Representative.

(a) At the Closing, Buyer, on behalf of the Sellers, shall deposit an amount equal to the Seller Representative Expense Amount with the Seller Representative; provided, however, that such Seller Representative Expense Amount shall be held in a separate account solely for the use of the Seller Representative to pay the out-of-pocket expenses incurred by the Seller Representative in the performance of its duties hereunder, including all expenses arising in connection with claims for indemnification under Section 15.6(b) (“Representative Expenses”).

Neither Buyer nor any Buyer Indemnified Party shall have any right, title or interest to the Seller Representative Expense Amount and shall not make any claims against the Seller Representative Expense Amount under this Agreement or otherwise. The Seller Representative may be reimbursed or reimburse any third party for any Representative Expenses from the Seller Representative Expense Amount. The Sellers will not receive any interest or earnings on the Seller Representative Expense Amount and irrevocably transfer and assign to the Seller Representative any ownership right that they may otherwise have had in any such interest or earnings. The Seller Representative will not be liable for any loss of principal of the Seller Representative Expense Amount other than as a result of its gross negligence or willful misconduct. As soon as practicable following the release in full of the Deferred Cash Purchase Price, the Seller Representative will deliver the balance of the Seller Representative Expense Amount to the Paying Agent for further distribution to the Sellers. For tax purposes, the Seller Representative Expense Amount will be treated as having been received and voluntarily set aside by the Sellers at the time of Closing.

(b) The Seller Representative shall not be liable to any Company Indemnifying Party for any act done or omitted hereunder as Seller Representative while acting in good faith and without gross negligence or willful misconduct. The Company Indemnifying Parties shall indemnify the Seller Representative and hold the Seller Representative and its successors and assigns harmless against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) (collectively, “Representative Losses”) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the Seller Representative pursuant to the terms of this Agreement, in each case as such Representative Loss is incurred or suffered; provided that in the event it is finally adjudicated that a Representative Loss or any portion thereof was primarily caused by the gross negligence or willful misconduct of the Seller Representative, the Seller Representative will reimburse the Company Indemnifying Parties the amount of such indemnified Representative Loss attributable to such gross negligence or willful misconduct. If not paid directly to the Seller Representative by the Company Indemnifying Parties, any such Representative Losses may be recovered by the Seller Representative from (i) the Seller Representative Expense Amount and (ii) the amounts of the Deferred Cash Purchase Price actually distributed to the Company Indemnifying Parties at such time as such remaining amounts would otherwise be distributable to the Company Indemnifying Parties; provided however, that while this section allows the Seller Representative to be paid from the Seller Representative Expense Amount and the Deferred Cash Purchase Price, this does not relieve the Company Indemnifying Parties from their obligation to promptly pay such Representative Losses as such Representative Losses are suffered or incurred, nor does it prevent the Seller Representative from seeking any remedies available to it at law or otherwise.

15.7 Reliance on Seller Representative. Buyer and its Affiliates (including, after the Closing, the Company) shall be entitled to rely on the appointment of the Seller Representative herein and to treat such Seller Representative as the duly appointed attorney-in-fact of each Seller and as having the duties, power and authority provided for in this Agreement. None of Buyer nor its Affiliates (including, after the Closing, the Company) shall be liable to any Company Indemnifying Party for any actions taken or omitted by them in reliance upon any instructions, notice or other instruments delivered by the Seller Representative. No resignation of the Seller Representative shall become effective unless at least thirty (30) days’ prior written notice of the replacement or resignation of such Seller Representative shall be provided to Buyer. Buyer and its Affiliates (including, after the Closing, the Company) shall be entitled to rely at any time after receipt of any such notice on the most recent notice so received. If the Seller Representative shall be unable or unwilling to serve in such capacity, its successor who shall serve and exercise the powers of the Seller Representative hereunder shall be appointed by a written instrument signed by Company Indemnifying Parties holding a majority interest in the Deferred Cash Purchase Price.

SECTION 16

RELEASE

16.1 Release. The Sellers, in their capacity as shareholders of the Company and in their capacity as directors, officers or employees of or consultants to the Company or any Company Subsidiary, as applicable, effective as of the Closing Date and subject to the Closing, shall be deemed to have, and hereby do, unconditionally release and forever discharge the Company, each Company Subsidiary, Buyer and any Affiliate of Buyer including their respective officers, directors and employees (the “Released Parties”), from (i) any and all obligations or duties the Company or any Company Subsidiary might have to each of the Sellers and (ii) any and all claims of liability, whether legal or equitable, of every kind and nature, which each of the Sellers ever had, now has or may claim against the Released Parties, in each case arising out of facts or circumstances occurring at any time on or prior to the date hereof (the “Released Claims”). Notwithstanding the foregoing, the Released Claims shall exclude any right of any Seller to enforce this Agreement and with respect to wages or employee benefits accrued as of the Closing arising from or in connection with such Seller’s employment by the Company or any Company Subsidiary prior to the Closing. It is the intention of the Sellers in executing this Agreement and in giving and receiving the consideration called for herein that the release contained in this Section 16.1 shall be effective as a full and final accord and satisfaction and general release of claims and from all Released Claims and the final resolution by such Seller and the Released Parties of all Released Claims. Each Seller hereby represents to Buyer, the Company and each Company Subsidiary that such Seller has not voluntarily or involuntarily assigned or transferred or purported to assign or transfer to any Person any Released Claims and that no Person other than such Seller has any interest in any Released Claim by Legal Requirement or contract by virtue of any action or inaction by such Seller. The invalidity or unenforceability of any part of this Section 16.1 shall not affect the validity or enforceability of the remainder of this Section 16.1, which shall remain in full force and effect. Apart from the claims above expressly excepted from this general release, the Released Claims include all other claims even if the claims and their existence are unknown or not suspected, and even if knowledge of those claims would have affected the acceptance of this general release.

16.2 Specific Term of Agreement. The terms and conditions of this Section 16 constitute essential terms and conditions of this Agreement, and the execution of this Agreement by the Sellers shall constitute the express agreement of each such party to be bound by such terms and provisions.

SECTION 17

MISCELLANEOUS

17.1 Notices. All notices, requests, demands, consents and communications necessary or required under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, by overnight prepaid courier or by facsimile or e-mail (receipt confirmed) to:

if to Buyer or Parent:

Allscripts Healthcare International Holdings, LLC

c/o Allscripts Healthcare Solutions, Inc.

222 W Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Attention: Richard J. Poulton, Chief Financial Officer

                 Todd Seiffer, Senior Vice President of Finance and Treasurer

Telephone: (312) 506-1216

                   (312) 447-2459

E-mail:       rick.poulton@allscripts.com

                    todd.seiffer@allscripts.com

with a copy to:

Vedder Price P.C.

222 North LaSalle Street, Suite 2400

Chicago, Illinois 60601

Attention: Michael A. Nemeroff, Esq.

Telephone: (312) 609-7500

Facsimile: (312) 609-5005

Email: mnemeroff@vedderprice.com

-and-

Yigal Arnon & Co.

22 Rivlin Street

Jerusalem 94263 Israel

Attention: Barry Levenfeld, Adv.

Telephone: 972-2-623-9220

Facsimile: 972-2-623-9236

Email: barry@arnon.co.il

if to the Seller Representative:

Shareholder Representative Services LLC

1614 15th Street, Suite 200

Denver, Colorado 80202

Attention: Managing Director

Telephone: (303) 648-4085

Facsimile: (303) 623-0294

Email: deals@shareholderrep.com

with a copy to:

Naschitz, Brandes & Co., Advocates

5 Tuval Street

Tel Aviv 67897 Israel

Attention: Sharon A. Amir; Noga Devecseri Spira

Telephone: 972-3-6235000

Facsimile: 972-3-6235005

Email: samir@nblaw.com; nspira@nblaw.com

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent three (3) days following the date on which mailed, or one (1) day following the date mailed if sent by overnight courier, or on the date on which delivered by hand or by facsimile or e-mail transmission (electronic receipt confirmed), as the case may be, and addressed as aforesaid. Any notice to be given to any Sellers hereunder following the Closing shall be given to the Seller Representative or, if for any reason there ceases to be a Seller Representative, to each Seller; provided, that prior to there ceasing to be a Seller Representative, the Seller Representative or the Sellers shall provide Buyer with contact information for each Seller for purposes of notices delivered hereunder.

17.2 Successors and Assigns. All covenants and agreements and other provisions set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and permitted assigns of such party, whether or not so expressed. None of the parties may assign, transfer or delegate any of their respective rights or obligations under this Agreement, by operation of law or otherwise, without the consent in writing of Buyer and the Seller Representative; provided, that Buyer may, without obtaining the prior written consent of any Person, assign any of its rights or delegate any of its obligations under this Agreement to (a) any Affiliate of Buyer or (b) any successor of such party by merger, by purchase of all or substantially all of the assets or stock of Buyer or otherwise, provided, however, that Buyer shall remain responsible for compliance with the provisions of this Agreement and any breach by any Buyer assignee, including with respect to the payment of the Closing Cash Payment, the delivery of the Stock Consideration, payment obligations under the Seller Note and payment of the Deferred Cash Purchase Price. The Seller Representative shall execute such acknowledgments of such assignments in such forms reasonably satisfactory to the Seller Representative as Buyer may from time to time reasonably request. Any purported assignment or delegation of rights or obligations in violation of this Section 17.2 is void and of no force or effect.

17.3 Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party), it being intended that each of the parties’ rights and privileges shall be enforceable to the fullest extent permitted by applicable Legal Requirements, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party). If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable, such court has the power to fashion and enforce another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the intentions of the parties hereto under this Agreement and, in the event that such court does not exercise such power, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

17.4 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith, nor be relied upon other than by the parties hereto and their permitted successors or assigns. The Buyer Indemnified Parties and the Seller Indemnified Parties not party hereto are entitled to the rights and remedies of third party beneficiaries with respect to Section 13.

17.5 Governing Law; Submission to Jurisdiction. This Agreement, and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby or in connection with any matter which is the subject of this Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to the conflicts-of-laws provisions thereof). The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any court of competent civil jurisdiction sitting in the State of Delaware over any Action arising out of or in connection with this Agreement or any of the transactions contemplated hereby or related to any matter which is the subject of this Agreement and each party hereto hereby irrevocably agrees that all claims in respect of such Action may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of such Action brought in such court or any claim that such Action brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such Action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any applicable Legal Requirement. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any Action by delivery of a copy thereof in accordance with the provisions of Section 17.1 and consents to the exercise of jurisdiction of the courts of the State of Delaware over it and its properties with respect to any Action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or the enforcement of any rights under this Agreement.

17.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

17.7 Entire Agreement; Not Binding Until Executed. This Agreement, including the Disclosure Schedule, Exhibits and the other agreements referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in such Disclosure Schedule, Schedules, Exhibits or such other agreements and this Agreement, including such Disclosure Schedule, Schedules, Exhibits and such other agreements attached hereto, supersede any prior understandings, negotiations, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof. Neither this Agreement nor any of the terms or provisions hereof is binding upon or enforceable against any party hereto unless and until the same is executed and delivered by all of the parties hereto.

17.8 Amendments; No Waiver. This Agreement may be amended at any time by execution of an instrument in writing signed by Buyer and the Seller Representative. No course of dealing and no failure or delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

17.9 Disclosure Schedules. Certain information is contained in the Disclosure Schedule solely for informational purposes, may not be required to be disclosed pursuant hereto and will not imply that such information or any other information is required to be disclosed. Inclusion of such information will not establish any level of materiality or similar threshold or be an admission that any of such information is material to the business, assets, Liabilities, financial position, operations or results of operations of any Person or otherwise material regarding such Person. Each matter disclosed in any section of the Disclosure Schedule or set forth herein as an exception to a representation or warranty in a manner that makes its relevance to one or more other sections of the Disclosure Schedule, representations or warranties reasonably apparent on the face of such disclosure or exception will be deemed to have been appropriately disclosed against or qualified for in each such other section of the Disclosure Schedule, representation and warranty notwithstanding the presence or absence of any cross-reference in or to any section of the Disclosure Schedule, representation or warranty.

17.10 Specific Performance. Each of the parties to this Agreement acknowledges and agrees that the other parties to this Agreement would be irreparably harmed in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each of the parties to this Agreement hereby agrees that the other parties to this Agreement shall be entitled to seek an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to seek to enforce specifically the performance by such first party under this Agreement, and each party to this Agreement hereby agrees to waive the defense in any such suit that the other parties to this Agreement have an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 17.10 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties to this Agreement may elect to pursue.

17.11 Mutual Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and have been (or had and voluntarily waived the opportunity to be) represented by their own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to their legal rights from such counsel. In the event any ambiguity or question of intent or interpretation arises, this Agreement is to be construed as jointly drafted by the parties hereto and no presumption or burden of proof is to arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

17.12 Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

17.13 Electronic Transmission. The exchange of signature pages to this Agreement (in counterparts or otherwise) by facsimile transmission or other electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

17.14 Parent Guarantee. Parent hereby unconditionally and absolutely guarantees to the Sellers the prompt and full payment and performance of all covenants, agreements and other obligations of the Buyer or its assignees hereunder, under the Paying Agent Agreement and other agreements or instruments contemplated hereby to which Buyer is a party (the “Other Agreements”). The foregoing guarantee shall be direct, absolute, irrevocable and unconditional and shall not be impaired irrespective of any assignment, modification, waiver, release, supplement, extension or other change in the terms of all or any of the obligations of the Buyer hereunder or under any of the Other Agreements for any other reason whatsoever. Parent and the Buyer hereby waive any requirement of promptness, diligence or notice with respect to the foregoing guaranty and any requirement that the Sellers exhaust any right or take any action against Parent or the Buyer in respect of any of their obligations hereunder or under any of the Other Agreements or otherwise. The parties hereto agree that any third party beneficiaries to this Agreement and any other parties to the Other Agreements shall be a third party beneficiary of this Agreement and shall be entitled to rely on, and shall be entitled to enforce the provisions of, this Section 17.14.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first written above.

BUYER:

ALLSCRIPTS HEALTHCARE INTERNATIONAL HOLDINGS, LLC

By:	/s/ Richard J. Poulton
Name:	Richard J. Poulton
Title:	Chief Financial Officer

PARENT:

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Richard J. Poulton
Name:	Richard J. Poulton
Title:	Chief Financial Officer

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Aaron Mankovski	/s/ Zeev Binman
Pitango Venture Capital Fund IV, L.P.
By:
Title:

/s/ Aaron Mankovski	/s/ Zeev Binman
Pitango Venture Capital Principals Fund IV, L.P.
By:
Title:

SELLERS:

Vertex Israel II (C.I) Fund L.P.

By:	/s/ Yoram Oron	/s/ Ran Gartenberg
Name:	Yoram Oron	Ran Gartenberg
Its:	Founder & Managing Partner	Managing Partner, CFO

Vertex Israel II (A) Fund L.P.

By:	/s/ Yoram Oron	/s/ Ran Gartenberg
Name:	Yoram Oron	Ran Gartenberg
Its:	Founder & Managing Partner	Managing Partner, CFO

Vertex Israel II (B) Fund L.P.

By:	/s/ Yoram Oron	/s/ Ran Gartenberg
Name:	Yoram Oron	Ran Gartenberg
Its:	Founder & Managing Partner	Managing Partner, CFO

Vertex Israel II Discount Fund L.P.

By:	/s/ Yoram Oron	/s/ Ran Gartenberg
Name:	Yoram Oron	Ran Gartenberg
Its:	Founder & Managing Partner	Managing Partner, CFO

Vertex Israel II (C.I) Executive Fund L.P.

By:	/s/ Yoram Oron	/s/ Ran Gartenberg
Name:	Yoram Oron	Ran Gartenberg
Its:	Founder & Managing Partner	Managing Partner, CFO

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Menashe Ezra		/s/ Yossi Sela
Gemini Israel IV LP
By:	Menashe Ezra	Yossi Sela
Title:	Managing Partner	Managing Partner

/s/ Menashe Ezra		/s/ Yossi Sela
Gemini Partners Investors IV LP
By:	Menashe Ezra	Yossi Sela
Title:	Managing Partner	Managing Partner

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Robert A. DeMichiei
UPMC
By:	Robert A. DeMichiei
Title:	Senior Vice President & Chief Financial Officer

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

VINTAGE VENTURE PARTNERS III(CAYMAN) LP

	/s/ Alan Feld	/s/ Hagai Goldhirsh

By:	its general partner Vintage Ventures III LP

By:	its general partner Vintage Ventures Fund 3 Ltd.
Name:	Alan Feld	Hagai Goldhirsh
Title:	President & CEO	Partner & CFO

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

VINTAGE VENTURE PARTNERS III (ISRAEL) LP

	/s/ Alan Feld	/s/ Hagai Goldhirsh

By:	its general partner Vintage Ventures III LP

By:	its general partner Vintage Ventures Fund 3 Ltd.
Name:	Alan Feld	Hagai Goldhirsh
Title:	President & CEO	Partner & CFO

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Zlochover Ayelet
Name:	Zlochover Ayelet

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Brian Weiss
Name:	Brian Weiss

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Dan Carmel
Name:

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Dana Kapulsky
Name:	Dana Kapulsky

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Duane Falk
Name:

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Belinda Eliyahu
Name:	Belinda Eliyahu

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Ilan Freedman
Name:	Ilan Freedman

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Michael Scheinbach
Name:	Michael Scheinbach

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Nadab Hoze
Name:	Nadab Hoze

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Ofer Ohayon
Name:

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Orna Tamir
Name:	Orna Tamir

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Rei Shapira
Name:

COMPANY:

DBMOTION, LTD.

By:	/s/ Yuval Ofek
Name:	Yuval Ofek
Title:	Chairman and Chief Executive Officer

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Seller Representative

By:	/s/ Mark B. Vogel
Name:	Mark B. Vogel
Title:	Managing Director

SELLERS:

/s/ Ehud Sivan
Name:	Ehud Sivan